Execution Version AGREEMENT AND PLAN OF MERGER among CALPINE CORPORATION, CPN CS HOLDCO CORP., CPN CKS CORP., CONSTELLATION ENERGY CORPORATION, CASCADE TRANSCO, INC., CASCADE TRANSCO – 1, LLC, and VOLT ENERGY HOLDINGS GP, LLC, AS THE STOCKHOLDERS’ REPRESENTATIVE Dated as of January 10, 2025

i TABLE OF CONTENTS ARTICLE I DEFINITIONS .........................................................................................................3 Section 1.1 Definitions....................................................................................................3 ARTICLE II THE MERGERS; CLOSING; EFFECTIVE TIME .........................................19 Section 2.1 The Mergers ...............................................................................................19 Section 2.2 Closing .......................................................................................................20 Section 2.3 Effective Times ..........................................................................................21 ARTICLE III SURVIVING CORPORATION AND SURVIVING ENTITY ......................21 Section 3.1 The Surviving Corporation ........................................................................21 Section 3.2 The Surviving Entity ..................................................................................22 ARTICLE IV EFFECT OF THE MERGERS; EXCHANGE OF CERTIFICATES ...........22 Section 4.1 Effect on Stock in the First Merger............................................................22 Section 4.2 Effect on Limited Liability Company Interests in the Second Merger ........................................................................................................23 Section 4.3 Exchange of Common Shares for Merger Consideration ..........................24 Section 4.4 Treatment of Restricted Stock Units ..........................................................27 Section 4.5 Appraisal Rights.........................................................................................28 Section 4.6 Adjustments to Prevent Dilution ................................................................28 Section 4.7 Further Assurances.....................................................................................28 Section 4.8 Funds Flow.................................................................................................28 Section 4.9 Contingent Merger Consideration..............................................................29 ARTICLE V REPRESENTATIONS AND WARRANTIES OF NEW COMPANY AND THE COMPANY....................................................................................................29 Section 5.1 Corporate Status .........................................................................................30 Section 5.2 Company Subsidiaries ...............................................................................30 Section 5.3 Capitalization .............................................................................................31 Section 5.4 Authority for Agreements ..........................................................................32 Section 5.5 Consents and Approvals; No Violations ....................................................33 Section 5.6 Compliance with Laws; Permits ................................................................34 Section 5.7 Company Financial Statements; Company Reports ..................................35 Section 5.8 Absence of Certain Changes ......................................................................36 Section 5.9 Absence of Undisclosed Liabilities ...........................................................36 Section 5.10 Litigation ....................................................................................................36 Section 5.11 Taxes ..........................................................................................................37 Section 5.12 Properties ...................................................................................................38 Section 5.13 Environmental Matters...............................................................................39 Section 5.14 Contracts ....................................................................................................40 Section 5.15 Company Benefit Plans; ERISA ................................................................43

| | | |
|---|---|---|
| Section 5.16 | Labor Matters | 45 |
| Section 5.17 | Intellectual Property Rights | 45 |
| Section 5.18 | Insurance | 46 |
| Section 5.19 | Trading | 46 |
| Section 5.20 | Regulation as a Utility | 47 |
| Section 5.21 | Brokers | 48 |
| Section 5.22 | Affiliate Transactions | 48 |
| Section 5.23 | Government Contracts | 49 |
| Section 5.24 | No Other Representations or Warranties | 49 |
| Section 5.25 | Acknowledgement of Disclaimer of Other Representations and Warranties | 50 |

**ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS** ..... 50

| | | |
|---|---|---|
| Section 6.1 | Corporate Status | 51 |
| Section 6.2 | Capitalization | 51 |
| Section 6.3 | Authority for Agreements | 52 |
| Section 6.4 | Consents and Approvals; No Violations | 52 |
| Section 6.5 | Compliance with Laws; Permits | 53 |
| Section 6.6 | Financing | 53 |
| Section 6.7 | Operations of Merger Subs | 53 |
| Section 6.8 | Vote/Approval Required | 54 |
| Section 6.9 | Financial Statements; Parent Reports | 54 |
| Section 6.10 | Absence of Certain Changes | 55 |
| Section 6.11 | Absence of Undisclosed Liabilities | 55 |
| Section 6.12 | Litigation | 55 |
| Section 6.13 | Reorganization | 56 |
| Section 6.14 | Taxes | 56 |
| Section 6.15 | No Foreign Person | 57 |
| Section 6.16 | No Other Representations or Warranties | 58 |
| Section 6.17 | Acknowledgement of Disclaimer of Other Representations and Warranties | 58 |

**ARTICLE VII COVENANTS RELATING TO CONDUCT OF BUSINESS** ..... 59

| | | |
|---|---|---|
| Section 7.1 | Conduct of Business by New Company and the Company Pending the Mergers | 59 |
| Section 7.2 | Conduct of Business by Parent and the Merger Subs Pending the Mergers | 66 |

**ARTICLE VIII ADDITIONAL AGREEMENTS** ..... 67

| | | |
|---|---|---|
| Section 8.1 | Access and Information | 67 |
| Section 8.2 | Appropriate Action; Consents; Filings | 68 |
| Section 8.3 | Public Announcements; Public Disclosures | 72 |
| Section 8.4 | Employee Matters | 73 |

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| | | |
|---|---|---|
| Section 8.5 | Company Indemnification Provisions | 77 |
| Section 8.6 | Merger Subs | 79 |
| Section 8.7 | No Control of the Company's Business | 79 |
| Section 8.8 | Additional Matters | 79 |
| Section 8.9 | Transfer Taxes | 79 |
| Section 8.10 | Tax Matters | 79 |
| Section 8.11 | Notice of Certain Matters | 81 |
| Section 8.12 | Stockholder Consents and Notices | 81 |
| Section 8.13 | F-Reorganization | 82 |
| Section 8.14 | Financing Cooperation. | 82 |
| Section 8.15 | Upstairs Restructuring | 84 |
| Section 8.16 | DIK Transaction | 86 |
| Section 8.17 | Section 16 Matters | 86 |
| Section 8.18 | Shelf Registration | 86 |

**ARTICLE IX CONDITIONS TO CONSUMMATION OF THE MERGERS** ....................87

| | | |
|---|---|---|
| Section 9.1 | Conditions to Each Party's Obligation to Effect the Mergers | 87 |
| Section 9.2 | Conditions to Obligations of New Company, the Company and Company Merger Sub to Effect the Mergers | 88 |
| Section 9.3 | Conditions to Obligations of Parent and the Merger Subs to Effect the Mergers | 89 |
| Section 9.4 | Frustration of Closing Conditions | 89 |

**ARTICLE X TERMINATION** ....................90

| | | |
|---|---|---|
| Section 10.1 | Termination | 90 |
| Section 10.2 | Effect of Termination | 91 |
| Section 10.3 | Fees and Expenses | 92 |

**ARTICLE XI MISCELLANEOUS** ....................93

| | | |
|---|---|---|
| Section 11.1 | Survival of Representations, Warranties and Agreements | 93 |
| Section 11.2 | Notices | 93 |
| Section 11.3 | Interpretation | 96 |
| Section 11.4 | Entire Agreement; Assignment | 96 |
| Section 11.5 | Governing Law and Venue; Waiver of Jury Trial | 97 |
| Section 11.6 | Expenses | 97 |
| Section 11.7 | Amendment | 98 |
| Section 11.8 | Waiver | 98 |
| Section 11.9 | Counterparts; Effectiveness | 98 |
| Section 11.10 | Severability; Validity; Parties in Interest | 98 |
| Section 11.11 | Enforcement of Agreement | 99 |
| Section 11.12 | Stockholders' Representative | 99 |
| Section 11.13 | Release | 101 |
| Section 11.14 | Acknowledgement and Waiver | 102 |

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iv Exhibit A Form of Surviving Corporation Certificate of Incorporation Exhibit B Form of Surviving Entity Certificate of Formation Exhibit C Class A Shares Letter of Transmittal Exhibit D Management Letter of Transmittal Exhibit E Form of Registration Rights Agreement Exhibit F Reserved Exhibit G Parent and the Merger Subs Tax Representation Letter Exhibit H Company and New Company Tax Representation Letter Exhibit I Registration Rights Annex

AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of this 10th day of January 2025, by and among Calpine Corporation, a Delaware corporation (the “Company”), CPN CS Holdco Corp., a Delaware corporation and direct wholly- owned subsidiary of the Company (“New Company”), CPN CKS Corp., a Delaware corporation and wholly-owned subsidiary of New Company (“Company Merger Sub”), Constellation Energy Corporation, a Pennsylvania corporation (“Parent”), Cascade Transco, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Parent (“First Merger Sub”), Cascade Transco - 1, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Parent (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), and Volt Energy Holdings GP, LLC, a Delaware limited liability company, solely in its capacity as the representative of the stockholders of the Company (the “Stockholders’ Representative”). RECITALS WHEREAS, at least three (3) days immediately prior to the Closing, the Company, New Company, and Company Merger Sub and the stockholders of the Company will begin an internal reorganization pursuant to which (i) in accordance with the DGCL, Company Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of New Company, (ii) the holders of Company Common Shares and Company Restricted Stock Units will become holders of Common Shares and Restricted Stock Units, respectively, in the same quantities and classes of equity interests that they held in the Company immediately prior to the merger contemplated in the foregoing clause (i), and (iii) at least one (1) day following the completion of the steps contemplated in the foregoing clauses (i) and (ii) (and at least two (2) days prior to the Closing), as part of a single integrated transaction and in accordance with the DGCL and the DLLCA, the Company will convert from a corporation into a limited liability company all in accordance with the F-Reorganization Steps Plan and the terms of this Agreement (the foregoing, collectively, the “F-Reorganization”); WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the parties intend that, at the Closing, First Merger Sub will be merged with and into New Company (the “First Merger”), with New Company surviving the First Merger as an indirect wholly-owned subsidiary of Parent (the “Surviving Corporation”); WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and the DGCL, immediately following the consummation of the First Merger and as part of the same overall transaction, the Surviving Corporation will be merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as an indirect wholly-owned subsidiary of Parent (the “Surviving Entity”); WHEREAS, the board of directors of New Company (the “New Company Board”), the board of directors of the Company (the “Company Board”) and the board of directors of Company Merger Sub have (i) determined that this Agreement and the applicable Transactions are advisable

2 and fair to, and in the best interests of, the Company or New Company, as applicable, and their stockholders, (ii) approved this Agreement and the applicable Transactions, (iii) directed that this Agreement be submitted to the stockholders of the Company and New Company, as applicable, for their adoption and (iv) resolved to recommend that the stockholders of the Company and New Company, as applicable, adopt this Agreement; WHEREAS, the board of directors of First Merger Sub has determined that this Agreement and the transactions contemplated hereby, including the First Merger, are advisable and fair to, and in the best interests of, First Merger Sub and its sole stockholder and unanimously approved this Agreement; WHEREAS, the board of directors of Parent (the “Parent Board”) has (i) approved and adopted, respectively, this Agreement and the transactions contemplated hereby, including the Mergers and (ii) determined that this Agreement and the applicable Transactions are advisable and fair to, and in the best interests of Parent and its stockholders; WHEREAS, the sole member of Second Merger Sub has determined that this Agreement and the transactions contemplated hereby, including the Second Merger, are advisable and fair to, and in the best interests of, Second Merger Sub and its sole member and approved this Agreement (the “Second Merger Sub Member Consent”); WHEREAS the parties to this Agreement intend that, for U.S. federal income tax purposes, (i) the F-Reorganization will be treated as a reorganization of the Company within the meaning of Section 368(a)(1)(F) of the Code and New Company will be treated as a continuation of the Company, (ii) the First Merger and the Second Merger, taken together, constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321 (the “Integrated Transaction”), (iii) the Integrated Transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder and each of Parent and New Company will be a “party to a reorganization” within the meaning of Section 368(b) of the Code and the Treasury Regulations promulgated under it, (iv) this Agreement will constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g), and (v) any cash in lieu of fractional Parent Shares to be paid in accordance with Section 4.3(f) will be treated consistent with the principles set forth in Rev. Rul. 66-365, 1966-2 C.B. 116 (the treatment described in clauses (i) through (vi) being, collectively, the “Intended Tax Treatment”); WHEREAS, the Persons set forth on Section 1.1(a)(i) of the Company Disclosure Letter have entered into certain Support Agreements contemporaneously with the execution of this Agreement; WHEREAS, certain members of senior management of the Company have entered or may enter into Class B Treatment Agreements; WHEREAS, New Company, the Company, Company Merger Sub, Parent and the Merger Subs desire to make certain representations, warranties, covenants and agreements in connection with, and to prescribe certain conditions to, the Mergers, in each case, as set forth herein; and WHEREAS, following the execution and delivery of this Agreement, (i) Parent will deliver (or cause to be delivered) to New Company and the Company a written consent of Constellation

3 Energy Generation, LLC, as the sole stockholder of First Merger Sub, approving and adopting, respectively, this Agreement and the transactions contemplated hereby, including the First Merger (the “First Merger Sub Stockholder Consent”), (ii) the Company will deliver to Parent (x) a written consent of CPN Management, LP, a Delaware limited partnership and the sole voting stockholder of the Company (“CPN Management”), approving and adopting, respectively, this Agreement and the Transactions (the “Company Stockholder Consent”), (y) a written consent of the limited partners of Volt Parent, LP, a Delaware limited partnership and the sole limited partner of CPN Management (“Volt Parent”), constituting at least 66 2/3% of the outstanding equity interests of Volt Parent approving and adopting, respectively, this Agreement and the Transactions (the “Partnership Consent”), and (z) a written consent of the Company, as the sole stockholder of New Company, approving and adopting, respectively, this Agreement and the Transactions (the “New Company Stockholder Consent”), and (iii) New Company will deliver to Parent a written consent of New Company as the sole stockholder of Company Merger Sub, approving and adopting, respectively, this Agreement and the Transactions (the “Company Merger Sub Stockholder Consent”). NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows: ARTICLE I DEFINITIONS Section 1.1 Definitions. (a) Certain Terms. Whenever used in this Agreement (including in the Company Disclosure Letter and the Parent Disclosure Letter), the following terms shall have the respective meanings given to them below: “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such first Person; provided that, with respect to New Company, the Company, any of the Company Subsidiaries and Company Merger Sub, “Affiliate” shall not include any of the Identified Sponsor Investors. “Affiliated Fund” means (i) any fund controlled directly or indirectly by any of the ECP GPs or ECP ControlCo, (ii) any investment fund, continuation fund or other vehicle or account managed by ECP Management LP, or otherwise sponsored or controlled, directly or indirectly, by ECP ControlCo or its Affiliates and (iii) any investment vehicle or other arrangement investing on a parallel basis with or in lieu of any entity described in clause (ii). “Aggregate Cash Consideration” means Four Billion Five Hundred Million Dollars ($4,500,000,000), minus the amount of any 2025 Distribution and minus the amount, if any, of Company Expenses. “Aggregate Stock Consideration” means Fifty Million (50,000,000) Parent Shares.

4 “Air Emission Allowance” means any air emission allowance or air emission reduction credit required to comply with applicable Environmental Laws in relation to the operation of the Company’s or any Company Subsidiary’s facilities. “Antitrust Law” means the HSR Act, the Sherman Antitrust Act, the Clayton Antitrust Act of 1914, the Federal Trade Commission Act and any other U.S. federal, state or local or foreign Applicable Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, lessening of competition or abuse of a dominant position, including all antitrust, competition and merger control Applicable Laws. “Applicable Law” means any applicable order, injunction, decree, ruling, decision, law (including common law), regulation, rule, ordinance, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity, including Market Rules and Procedures or Pipeline Obligations. “beneficial owner” or “beneficial ownership,” with respect to any Common Shares, has the meaning ascribed to such term under Rule 13d-3(a) promulgated under the Exchange Act. “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, are authorized or required by law to be closed for regular banking business. “Class A Shares” means the shares of Class A Common Stock, par value $0.001 per share, of New Company. “Class B Shares” means the shares of Class B Common Stock, par value $0.001 per share, of New Company. “Class B Treatment Agreements” means those certain amendments to the terms of the Class B Interests (as defined in the CPN Management LPA) of CPN Management, to be executed by those individual members of senior management of the Company set forth on the “Key Management Member Schedule” of the Company Disclosure Letter. “Common Shares” means, collectively, the Class A Shares, the Class B Shares and the Class C Shares. “Company Benefit Plan” means each U.S. or non-U.S. employee benefit or compensation plan, program, policy, Contract or arrangement (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, incentive, deferred compensation, stock bonus, stock purchase, restricted stock, performance stock unit, stock option, other equity or equity-based and severance, employment, change in control, retention, termination plan, program, policy, Contract or arrangement) for the benefit of any current or former officer, employee, director or individual independent contractor of the Company or any of the Company Subsidiaries, in each case, that is maintained, sponsored contributed to, or required to be contributed to, by the Company or any of the Company Subsidiaries or to which the Company or any of the Company Subsidiaries has any current or contingent liability or obligation.

5 “Company Class A Shares” means the shares of Class A Common Stock, par value $0.001 per share, of the Company. “Company Class B Shares” means the shares of Class B Common Stock, par value $0.001 per share, of the Company. “Company Common Shares” means, collectively, the Company Class A Shares and the Company Class B Shares. “Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement. “Company Equity Plan” means the Calpine Corporation 2024 Equity Incentive Plan. “Company Financial Statements” means (a) the audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2023 and December 31, 2022, and the related audited consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows of the Company and the Company Subsidiaries for the fiscal years ended December 31, 2023 and December 31, 2022 and (b) the unaudited consolidated condensed balance sheets of the Company and the Company Subsidiaries as of September 30, 2024, and the related unaudited consolidated condensed statements of operations, comprehensive income, stockholders’ equity, and cash flows of the Company and the Company Subsidiaries for the nine (9)-month period ended September 30, 2024. “Company Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) would or would reasonably be expected to (i) prevent, impair or materially delay consummation by the Company or New Company of any of the Transactions or (ii) otherwise materially adversely affect the ability of the Company or New Company to perform their respective obligations hereunder or (b) was, is or would reasonably be expected to be materially adverse to the businesses, assets, properties, liabilities, results of operations or condition (financial or otherwise) of New Company, the Company and the Company Subsidiaries, taken as a whole, except, in the case of clause (b), to the extent that such Effect results from (i) general economic, political or regulatory conditions or changes therein, (ii) financial, credit or stock market fluctuations or conditions, (iii) any changes in or events generally affecting the industries or markets in which New Company, the Company or any Company Subsidiaries operate, (iv) any changes in the rates that New Company, the Company or any Company Subsidiary may charge for electricity, energy, capacity and/or ancillary services or any other product or service subject to regulation by FERC, (v) any change or development in national, regional, state or local wholesale or retail markets or prices for electric power, capacity, emissions allowances, natural gas, fuel oil, coal, steel, concrete, water, steam or fuel or the transportation of any of the foregoing, including those due to changes in commodities prices or hedging markets therefor, (vi) any change or development in national, regional, state or local electric generating, transmission or distribution systems or natural gas transmission or distribution systems, (vii) any change in customer usage patterns or customer selection of third-party suppliers for electricity, (viii) any change in U.S. GAAP or Applicable Law (or changes in interpretation or enforcement of U.S. GAAP or Applicable Law) after the date hereof, (ix) any failure by the Company to meet any internal, analysts’ or other earnings estimates, budgets, plans, forecasts or projections of financial

6 performance or results of operations or changes in credit ratings (provided that clause (ix) shall not prevent a determination that any Effect underlying such changes or failure has resulted in a Company Material Adverse Effect, unless such Effect is otherwise excepted by this definition), (x) any epidemic, pandemic (including COVID-19), hurricane, earthquake, flood, calamity or other natural disasters, acts of God, change resulting from weather conditions or any other force majeure event (or any worsening of any of the foregoing), (xi) any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack or any escalation or worsening thereof, (xii) the negotiation, execution, announcement, pendency, or consummation of this Agreement and the Transactions, including the impact thereof on relationships, contractual or otherwise, with agents, customers, suppliers, vendors, licensors, licensees, lenders, partners, employees or regulators (provided that this clause (xii) will not apply with respect to any representations and warranties to the extent related to the execution of this Agreement and the consents required to consummate the Closing, including as contemplated by Section 5.5 or Section 5.15(f)), (xiii) (A) any action taken by Parent or any of its Affiliates or (B) the omission of an action that was required to be taken by Parent or any of its Affiliates, in each case of (A) and (B) of this clause (xiii), in breach of this Agreement, (xiv) compliance by New Company or the Company with its obligations, agreements and covenants under ARTICLE VII and ARTICLE VIII of this Agreement or the taking of any specific action at the written direction or with the written consent of Parent or the Merger Subs, (xv) labor conditions in the industries or markets in which New Company, the Company or any of the Company Subsidiaries operate or (xvii) the identity of Parent or the Merger Subs or Parent’s ability to obtain any required consents or approvals in connection with the transactions contemplated by this Agreement, except, in the case of clauses (i), (ii), (iii), (v), (vi), (vii), (viii), (x) and (xi) of this subsection (b), to the extent New Company, the Company and the Company Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries and geographic markets in which New Company, the Company and the Company Subsidiaries operate. “Company Real Property” means the real property owned, leased or operated by the Company or any of the Company Subsidiaries or in which the Company or any of the Company Subsidiaries possesses any use or occupancy rights, including the Owned Real Property and the Leased Real Property. “Company Reports” means (i) the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, (ii) each of the Company’s quarterly reports on Form 10-Q since December 31, 2023, (iii) each of the Company’s reports on Form 8-K since December 31, 2023 as required by the reporting covenants for the indentures governing the Company’s senior notes and senior secured notes, and (iv) all material reports, schedules, forms, statements and other documents attached to or furnished in any of the foregoing, in each case of clauses (i) through (iv) that was made available to Parent in the Electronic Data Room. “Company Restricted Stock Unit” means a restricted stock unit issued by the Company pursuant to the Company Equity Plan. “Company Stockholders” means the Persons set forth on Section 1.1(a)(ii) of the Company Disclosure Letter.

7 “Company Stockholders Agreement” means that certain First Amended and Restated Stockholders Agreement of the Company, dated as of June 13, 2022 and amended on January 13, 2023. “Company Subsidiary” means each Subsidiary of the Company. Following the consummation of the F-Reorganization, “Company Subsidiary” shall also include the Company. “Company Tax Opinion” means a written opinion from New Company Tax Counsel, delivered to New Company in connection with the consummation of the Mergers pursuant to Section 8.10(c), dated as of the Closing Date, in form and substance reasonably satisfactory to New Company, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, for U.S. federal income tax purposes, the Mergers, taken together as a single integrated transaction, will be treated as a reorganization qualifying under Section 368(a) of the Code. In rendering such opinion, New Company Tax Counsel shall be entitled to rely upon customary assumptions, representations, warranties and covenants reasonably satisfactory to it, including representations and any covenants set forth in the Tax representation letters obtained from New Company, Parent and the Merger Subs pursuant to Section 8.10(c). “Constituent Documents” means, as applicable, (a) the articles of association, certificate of formation or incorporation and the bylaws of a corporation, company or other corporate entity, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership, (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company, and (e) any charter or similar formation document adopted or filed in connection with the creation, formation or organization of any other Person. “Contract” means any contract, lease, license, indenture, note, bond, agreement, arrangement, concession, franchise or other binding instrument or arrangement. “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise. “CPN Management LPA” means that certain Third Amended and Restated Limited Partnership Agreement of CPN Management, dated as of June 13, 2023. “Debt Instruments” means, with respect to any Person, any agreement or instrument evidencing (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (e) capital lease obligations; (f) obligations under or in respect of acceptances, letters of credit, surety bonds or similar arrangements; (g) guarantees other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner; (h) obligations in respect of Derivative Products; (i) obligations in respect of accounts receivables securitization, factoring,

8 monetization or similar off-balance sheet arrangements and (j) any obligation incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance obligations of the kind referred to in clauses (a) through (h) above. “DLPA” means the Delaware Revised Uniform Limited Partnership Act. “DOE” means the United States Department of Energy or any successor thereto. “Derivative Products” means any swap, cap, floor, collar, futures Contract, forward Contract, option or any other derivative financial instrument or Contract, based on any commodity, security, instrument, interest rate, foreign currency exchange rate, or index of any kind or nature whatsoever, whether tangible or intangible. “DPA” means Section 721 of the Defense Production Act of 1950, including all implementing regulations thereof. “ECP III GP” means Energy Capital Partners III, LLC, a Delaware limited liability company. “ECP IV GP” means Energy Capital Partners IV, LLC, a Delaware limited liability company. “ECP Calpine GP” means ECP Calpine GP, LLC, a Delaware limited liability company. “ECP ControlCo” means ECP ControlCo, LLC, a Delaware limited liability company. “ECP GPs” means, collectively, ECP III GP, ECP IV GP and ECP Calpine GP. “Effect” means an event, occurrence, fact, condition, change, development or effect. “Encumbrance” means any mortgage, claim, security interest, encumbrance, lease, lien, charge, restriction on transfer, right of first refusal, right of first offer, preferential right or other similar restriction or limitation. “Energy Regulatory Laws” means all federal, state and local laws related to the regulation of electric energy and natural gas assets and sales, including the FPA, PUHCA, the Public Utility Regulatory Policies Act of 1978 and state laws respecting retail sales of electric energy, natural gas or similar. “Environmental Law” means any Applicable Law relating to pollution, the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life, or any other environmental media or natural resource), water rights, wetlands, threatened or endangered species, cultural, biological or archeological resources, the safety or health of human beings (as such relate to exposure to Hazardous Substances), or exposure to, or the possession, presence, storage, generation, manufacture, management, transportation, use, disposal, or Release of Hazardous Substances.

9 “Environmental Products” means any and all energy conservation credits/certificates, offsets and allowances, emissions reduction credits, renewable energy credits, green tags or words of similar import or regulatory effect (including Air Emission Allowances or other emissions reduction credits or allowances under all applicable emission trading, compliance or budget programs, any other federal, state or regional emission, renewable energy or energy conservation trading or budget program, renewable portfolio standards or any contractual or voluntary renewable energy or emission reduction programs). “Equity Interest” means (a) any common, preferred, or other capital stock, limited liability company interest, or membership interest, partnership interest, or similar security or equity interests; (b) any warrants, options, or other rights to, directly or indirectly, acquire any security described in clause (a); (c) any other security containing equity features (including any stock- appreciation rights, stock-based performance units, “phantom” stock rights, profits interests or similar rights); (d) any security or instrument convertible or exchangeable, directly or indirectly, with or without consideration, into or for any security described in clauses (a) through (c) above or another similar security (including convertible notes); and (e) any security carrying any warrant or right to subscribe for or purchase any security described in clauses (a) through (d) above or any similar security. “ERCOT” means Electric Reliability Council of Texas, Inc. or any successor. “ERISA” means the Employee Retirement Income Security Act of 1974. “Exchange Act” means the Securities Exchange Act of 1934. “FERC” means the United States Federal Energy Regulatory Commission or any successor agency. “FERC Approval” means the approval of FERC under Section 203 of the FPA. “FPA” means the Federal Power Act. “Fraud” means, with respect to any party hereto, any knowing breach or inaccuracy of any representation or warranty set forth in ARTICLE V or ARTICLE VI, as applicable, when made in this Agreement or in any certificate delivered pursuant hereto by such party, and not with respect to any other actual or alleged representation or warranty made orally or in writing, that constitutes actual and intentional common law fraud under the laws of the State of Delaware (and does not include any fraud claim based on constructive knowledge, negligent misrepresentation, recklessness, or a similar theory). “Fully Diluted Shares” means the sum of (i) the aggregate number of issued and outstanding Class A Shares, (ii) the aggregate number of issued and outstanding Class B Shares (iii) the aggregate number of issued and outstanding Class C Shares and (iv) the aggregate number of Restricted Stock Units, in each case, as of immediately prior to the First Effective Time. “F-Reorganization Steps Plan” means the steps plan set forth in Section 1.1(a)(iii) of the Company Disclosure Letter.

10 “Good Industry Practice” means any of the practices, methods, standards, procedures and acts that, at the time the decision was made, are, with respect to a similarly situated generating facility using similar generating technology (e.g., combined cycle gas turbine, geothermal), generally engaged in or approved by a significant portion of Persons who are independent power generators performing similar tasks or services in the United States, and which, in each case, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, would reasonably have been expected to accomplish the desired result at a reasonable cost in a manner consistent with Applicable Law, safety and good business practices. “Good Industry Practice” is not intended to be limited to the optimum practice, method, standard, procedures or act to the exclusion of all others, but rather includes a spectrum of acceptable practices, methods, standards, procedures or acts generally accepted in the region during the relevant period in light of the circumstances. “Government Official” means any (i) official, officer, employee or other Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party or party official or candidate for political office or (iii) company, business, enterprise or other entity owned, in whole or in part, or controlled by any Person described in the foregoing clause (i) or (ii). “Governmental Entity” means any court or tribunal or administrative, governmental, quasi- governmental, arbitral or regulatory body or arbitrator (whether public or private), agency, commission, board, legislature, executive, instrumentality, division, department, public body, self- regulatory body or other authority of any nation or government or any political subdivision thereof, whether foreign or domestic and whether national, supranational, tribal, state, provincial or local (including NERC and any regional transmission organization or independent system operator). “Hazardous Substances” means (i) any material, waste or substance that is defined, listed, classified or regulated under applicable Environmental Laws, including as a “pollutant,” “contaminant,” “hazardous material,” “hazardous substance,” “hazardous waste,” or “toxic substance,” or as “hazardous” or “toxic,” or for which liability or standards of conduct may be imposed pursuant to any Environmental Law, and (ii) any petroleum, petroleum product or byproduct, per- and polyfluoroalkyl substances, polychlorinated biphenyls, asbestos and asbestos- containing materials, lead-based paint, toxic mold, or radioactive materials. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “Identified Sponsor Investor” means (a) any of ECP ControlCo, ECP Management LP, and the current and former direct or indirect equityholders of Volt Parent, (b) any direct or indirect portfolio companies owned, managed or controlled by investment funds managed or advised by any such Persons or any of their Affiliates, and any investment fund or other entity controlled, managed or advised by any such Persons or any of its Affiliates, and (c) any Affiliates of the foregoing. “Intellectual Property” means any of the following: (i) patents and patent applications; (ii) registered and unregistered trademarks, trade names, and service marks and applications for registration of the foregoing; (iii) registered and unregistered copyrights; (iv) Internet domain names; and (v) trade secrets.

11 “IRS” means the United States Internal Revenue Service or any successor thereto. “Knowledge of the Company” means the actual knowledge of the individuals listed in Section 1.1(a)(v) of the Company Disclosure Letter after reasonable inquiry of their respective direct reports. “Knowledge of Parent” means the actual knowledge of the individuals listed in Section 1.1(a)(i) of the Parent Disclosure Letter after reasonable inquiry of their respective direct reports. “Letter of Transmittal” means (i) the letter of transmittal for holders of Class A Shares and Class C Shares in the form attached hereto as Exhibit C or (ii) with respect to Specified Stockholders, the letter of transmittal in the form attached hereto as Exhibit D, as applicable; provided that for the avoidance of doubt, the terms of the letter of transmittal for holders of Class A Shares and Class C Shares in the form attached hereto as Exhibit C shall not apply to Specified Stockholders. “Losses” means any claims, liabilities, losses, fines, costs, royalties, proceedings, deficiencies or damages of any kind (whether absolute, accrued, contingent or otherwise), whether or not resulting from third-party claims, including reasonable out-of-pocket expenses and reasonable attorneys’ and accountants’ fees incurred in the investigation or defense of any of the same. “Market Rules and Procedures” means all rules, tariff provisions, standards, procedures, manuals, business practices or similar documentation and all associated obligations, as such may be amended or modified from time to time, that are applied by any System Operator or Administrator. “NASDAQ” means the Nasdaq Stock Market LLC. “NERC” means the North American Electric Reliability Corporation and any “Regional Entity” delegated with authority pursuant to 18 C.F.R. § 39.8 or any successor thereto. “New Company Tax Counsel” means L&W or, if L&W is unwilling or unable to issue the Company Tax Opinion, Kirkland & Ellis LLP or another nationally-recognized law firm acceptable to New Company and Parent. “Parent Disclosure Letter” means the disclosure letter delivered by Parent and the Merger Subs to New Company, the Company and Company Merger Sub concurrently with the execution of this Agreement. “Parent Equity Plan” means Parent’s Long-Term Incentive Plan. “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) would or would reasonably be expected to (i) prevent, impair or materially delay consummation by Parent or any of the Merger Subs of any of the Transactions or (ii) otherwise materially adversely affect the ability of Parent or any of the Merger Subs to perform their respective obligations hereunder or (b) was, is or would reasonably be expected to be materially adverse to the businesses, assets, properties, liabilities, results of operations or condition (financial or

12 otherwise) of the Parent and its Subsidiaries, taken as a whole, except, in the case of clause (b), to the extent that such Effect results from (i) general economic, political or regulatory conditions or changes therein, (ii) financial, credit or stock market fluctuations or conditions, (iii) any changes in or events generally affecting the industries or markets in which Parent or any of its Subsidiaries operate, (iv) any changes in the rates that Parent or any of its Subsidiaries may charge for electricity, energy, capacity and/or ancillary services or any other product or service subject to regulation by FERC, (v) any change or development in national, regional, state or local wholesale or retail markets or prices for electric power, capacity, emissions allowances, natural gas, fuel oil, coal, steel, concrete, water, steam or fuel or the transportation of any of the foregoing, including those due to changes in commodities prices or hedging markets therefor, (vi) any change or development in national, regional, state or local electric generating, transmission or distribution systems or natural gas transmission or distribution systems, (vii) any change in customer usage patterns or customer selection of third-party suppliers for electricity, (viii) any change in U.S. GAAP or Applicable Law (or changes in interpretation or enforcement of U.S. GAAP or Applicable Law) after the date hereof, (ix) changes in the market price or trading volume of Parent Shares, in and of itself, (x) any failure by Parent to meet any internal, analysts’ or other earnings estimates, budgets, plans, forecasts or projections of financial performance or results of operations or changes in credit ratings (provided that clauses (ix) and (x) shall not prevent a determination that any Effect underlying such changes or failure has resulted in a Parent Material Adverse Effect, unless such Effect is otherwise excepted by this definition), (xi) any epidemic, pandemic (including COVID-19), hurricane, earthquake, flood, calamity or other natural disasters, acts of God, change resulting from weather conditions or any other force majeure event (or any worsening of any of the foregoing), (xii) any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack or any escalation or worsening thereof, (xiii) the negotiation, execution, announcement, pendency, or consummation of this Agreement and the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with agents, customers, suppliers, vendors, licensors, licensees, lenders, partners, employees or regulators, (provided that this clause (xiii) will not apply with respect to any representations and warranties to the extent related to the execution of this Agreement and the consents required to consummate the Closing, including as contemplated by Section 6.4), (xiv) (A) any action taken by New Company, the Company or any of its Affiliates or (B) the omission of an action that was required to be taken by New Company, the Company or any of its Affiliates, in each case of (A) and (B) of this clause (xiv), in breach of this Agreement, (xv) compliance by Parent or any of the Merger Subs with its obligations, agreements and covenants under ARTICLE VII and ARTICLE VIII of this Agreement or the taking of any specific action at the written direction or with the written consent of the Company, (xvi) labor conditions in the industries or markets in which Parent or any of its Subsidiaries operate or (xvii) the identity of the Company or the Company’s ability to obtain any required consents or approvals in connection with the transactions contemplated by this Agreement, except, in the case of clauses (i), (ii), (iii), (v), (vi), (vii), (viii), (xi) and (xii) of this subsection (b), to the extent Parent and its Subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries and geographic markets in which Parent and its Subsidiaries operate. “Parent Shares” means the common stock of Parent, no par value.

13 “Per Share Cash Consideration” means an amount in cash equal to the quotient of (i) the Aggregate Cash Consideration, divided by (ii) the Fully Diluted Shares. “Per Share Stock Consideration” means the number of Parent Shares equal to the quotient of (i) the Aggregate Stock Consideration, divided by (ii) the Fully Diluted Shares. “Permits” means registrations, applications, licenses, exemptions, permits, certifications, approvals, consents, registrations, waivers, and other authorizations filed with or issued or granted by a Governmental Entity. “Permitted Encumbrances” means (i) Encumbrances for Taxes and other governmental charges and assessments not yet due and payable or that are being contested in good faith and for which adequate reserves have been established in accordance with U.S. GAAP in the Company’s financial statements (or notes thereto), (ii) (A) Encumbrances securing indebtedness or liabilities that are reflected in the Company Financial Statements or incurred in the ordinary course of business since September 30, 2024 by the Company and (B) Encumbrances on equity that are permitted or required under the Debt Instruments, as such Debt Instruments are in effect on the date hereof or as any Debt Instrument may be amended, modified or replaced or entered into in accordance with Section 7.1, (iii) inchoate construction, mechanics’, materialmen’s, workmen’s, repairmen’s, employees’, warehousemen’s, carriers’ and other similar Encumbrances arising in the ordinary course of business for amounts that are not due and payable or are being contested in good faith and for which adequate reserves have been established in accordance with U.S. GAAP in the Company’s financial statements (or notes thereto), (iv) zoning restrictions, building codes, environmental activity or use restrictions and other land use regulations, survey exceptions, utility easements, rights of way and similar Encumbrances that are imposed by any Governmental Entity having jurisdiction thereon, (v) interests of any lessor, lessee, licensor, licensee, grantor or grantee in any real properties and interests in real properties leased or used by the Company or any Company Subsidiary and any Encumbrances on such interests, (vi) interests of any licensor in any Intellectual Property, (vii) such imperfections of title, easements, or other similar Encumbrances (including servitudes, conservation easements, licenses, rights-of-way, road use agreements and public trust agreements) of record to which the Company Real Property is subject that would be disclosed on current title reports or that would be disclosed on surveys, (viii) transfer restrictions of general applicability on any securities of the Company imposed by Applicable Law, (ix) purchase money liens for personal property and other Encumbrances securing rental payments for personal property under capital lease arrangements or sale/leasebacks, in each case, incurred in the ordinary course of business, (x) interests of any joint owner or tenant in common owner with the Company or any Company Subsidiary, (xi) Encumbrances, deposits or pledges to secure statutory obligations or performance of bids, tenders or leases or for similar purposes, (xii) Encumbrances disclosed in Section 1.1(a)(vi) of the Company Disclosure Letter, (xiii) any Encumbrances in favor of or imposed by the DOE in the ordinary course of business other than for a breach by the Company of any Contract with the DOE; (xiv) any other Encumbrances or imperfections in title which, individually or in the aggregate, would not reasonably be expected to materially impair or interfere with the use of the property encumbered thereby as currently used or would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; or (xv) Encumbrances securing indemnity and other obligations in respect thereof incurred in the ordinary course of business; provided, however, that the matters described in clauses (iv), (v), (vii), (x) and (xv) above shall only constitute “Permitted Encumbrances” to the

14 extent that they would not, individually or in the aggregate, materially impair or interfere with the use of the property encumbered thereby by the Company or any Company Subsidiary in the conduct of its business as now conducted. “Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature. “PGC” means a “power generation company,” as such term is defined in 16 Tex. Admin. Code § 25.5(82). “Pipeline Obligations” means those obligations, including those imposed by any Governmental Entity associated with the storage, transportation and delivery of natural gas products (including nominating and balancing). “PUHCA” means the Public Utility Holding Company Act of 2005, enacted as part of the Energy Policy Act of 2005, Pub. L. No. 109-58, as codified at § 1261 et seq. “Registration Rights Agreement” means the Registration Rights Agreement, to be entered in by and among certain Company Stockholders and Parent, in the form attached hereto as Exhibit E. “Related Party Transactions Procedure” means the Company’s Related Party Transactions Procedure, approved and effective as of March 30, 2021. “Release” means any pumping, pouring, placing, emptying, depositing, injecting, migrating from, escaping, leaching, dumping, spilling, leaking, disposing, discharging, releasing or emitting into, on, under or through the environment. “Restricted Stock Unit” means a restricted stock unit issued by New Company in respect of a Company Restricted Stock Unit. “SEC” means the United States Securities and Exchange Commission or any successor thereto. “Section 16 Information” shall mean information regarding holders of Company Common Shares and the number of shares of Company Common Shares or other Equity Interests of the Company deemed to be beneficially owned by each such holder and expected to be exchanged for Parent Shares in connection with the Mergers, which shall be provided by the Company to Parent within thirty (30) Business Days after the date of this Agreement. “Securities Act” means the Securities Act of 1933. “Specified Stockholders” means the Persons who receive Parent Shares at or following the Closing because of their ownership immediately before the implementation of the Upstairs Restructuring or DIK Transaction of (i) Class B Shares, (ii) Restricted Stock Units and/or (iii) their profits interests in CPN Management, and their successors and assigns.

15 “Subsidiary” of any Person means another Person, in which such first Person (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, equity securities, profits interest or capital interest or (ii) is entitled to elect at least a majority of the board of directors, board of managers or similar governing body. “Support Agreements” means those certain support agreements, dated as of the date hereof, duly executed by those Persons set forth on Section 1.1(a)(i) of the Company Disclosure Letter. “System Operator or Administrator” means the operator of a transmission system for electric power and related products and services and the administrator of regional market settlement systems for electric power and related products and services, in each case including any electric power pool, independent system operator, regional transmission organization or other similar entity. “Taxes” means any and all federal, state, local, foreign, provincial, territorial or other taxes, or any levies, assessments and other governmental charges in the nature of a tax, whether imposed directly or through withholding by any Taxing Authority (together with any and all interest, penalties, additions to tax and additional amounts applicable with respect thereto), including income, franchise, premium, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, net worth, excise, withholding, ad valorem and value added taxes. “Taxing Authority” means, with respect to any Tax, the Governmental Entity responsible for the administration and collection of such Tax. “Transactions” means, collectively, the transactions contemplated by this Agreement, including the F-Reorganization, the Upstairs Restructuring, the DIK Transaction and the Mergers. “U.S. GAAP” means United States generally accepted accounting principles. “Willful Breach” means a material breach that is caused by an action or omission undertaken by a breaching party hereto with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. (b) Terms Generally. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, Exhibits to and Schedules delivered with this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “or” shall not be exclusive but shall mean “and/or” except where the context shall otherwise require. The definitions given for terms in this Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “Dollars” or “$” shall be deemed references to the lawful money of the United States of America. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Any

16 reference to a number of days shall refer to calendar days unless Business Days are specified. Any reference to “ordinary course of business” or any similar concept refers to the ordinary course of business of the Company and the Company Subsidiaries, consistent with past practices. All references herein to “parties” or a “party” shall be to the parties hereto unless the context shall otherwise require. References to any Person include references to such Person’s successors and permitted assigns, and in the case of any Governmental Entity, to any Person(s) succeeding to its functions and capacities, in each case unless the context shall otherwise require. References to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section; provided that, for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation, as amended (and, in the case of statutes, any rules and regulations promulgated under said statutes), in each case, as of such date. References to any Contract are to the Contract as amended, modified, supplemented, restated or replaced from time to time. When used in reference to the Company or the Company Subsidiaries, the term “material” shall be measured against the Company and the Company Subsidiaries, taken as a whole. References to “made available” shall mean that such documents or information referenced shall have been provided in hard copy format, via e-mail for review by Parent and/or Parent’s outside counsel or uploaded to the Electronic Data Room, in each case, prior to the date that is one (1) Business Day prior to the date hereof. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The disclosure of any fact, information or item in any Section of the Company Disclosure Letter or the Parent Disclosure Letter shall, should the existence of such fact, information or item be relevant to any other Section of the Company Disclosure Letter or the Parent Disclosure Letter, as applicable, be deemed to be disclosed with respect to such other Section so long as the relevance of such disclosure to such other Section is reasonably apparent from the nature of such disclosure. The Company Disclosure Letter or Parent Disclosure Letter may include items and information the disclosure of which is not required either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in ARTICLE V or ARTICLE VI or to one or more covenants contained in ARTICLE VII. Inclusion of any items or information in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non- disclosed item or information of comparable or greater significance) is “material” or, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect or deemed to affect the interpretation of such term for purposes of this Agreement. Nothing in the Company Disclosure Letter or the Parent Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company, Parent or the Merger Subs, as applicable, made herein. (c) Additional Terms. The following terms are defined in the corresponding Sections of this Agreement: Term Section

17 2025 Budget ............................................................................................... Section 7.1 2025 Cash Amount .................................................................................... Section 8.10(f) 2025 Distribution ....................................................................................... Section 8.10(f) 2026 Budget ............................................................................................... Section 7.1 Agreement .................................................................................................. Preamble Burdensome Condition .............................................................................. Section 8.2(b) Buyer 401(k) Plan ...................................................................................... Section 8.4(f) By-Laws ..................................................................................................... Section 3.1(a) Certificate ................................................................................................... Section 4.1(b)(i) Certificated Share....................................................................................... Section 4.1(b)(i) Class B Majority ........................................................................................ Section 8.18(c) Class C Shares............................................................................................ Section 8.13(c) Closing Date............................................................................................... Section 2.2(a) Closing Form 8-K ...................................................................................... Section 8.18(c) Code ........................................................................................................... Section 4.3(d) Commodity Contract .................................................................................. Section 5.14(a)(xii) Company .................................................................................................... Preamble Company 401(k) Plan ................................................................................ Section 8.4(f) Company Board ......................................................................................... Recitals Company Contract ..................................................................................... Section 5.14(a) Company Consents .................................................................................... Section 9.3(f) Company Employee ................................................................................... Section 8.4(a) Company Expenses .................................................................................... Section 11.6(a) Company Expenses Statement ................................................................... Section 11.6(c) Company IP ............................................................................................... Section 5.17(a) Company Leases ........................................................................................ Section 5.12(a) Company Merger Sub ................................................................................ Preamble Company Merger Sub Stockholder Consent.............................................. Recitals Company Phase Is ...................................................................................... Section 5.13 Company Related Parties ........................................................................... Section 10.3(a) Company Released Person ......................................................................... Section 11.13 Company Stockholder Approval ................................................................ Section 5.4(a) Company Stockholder Consent.................................................................. Recitals Company Trading Guidelines .................................................................... Section 5.19 Confidentiality Agreement......................................................................... Section 8.1 Contingent Merger Consideration.............................................................. Section 4.9(a) Cooperative Agreement ............................................................................. Section 5.23 CPN Management ...................................................................................... Recitals Delaware Courts......................................................................................... Section 11.5(b) DGCL ......................................................................................................... Recitals DIK Transaction......................................................................................... Section 8.16

18 Director ...................................................................................................... Section 7.1(l) DLLCA ...................................................................................................... Recitals Dissenting Shares ....................................................................................... Section 4.1(a) Electronic Data Room ................................................................................ Section 5.24 Excluded Shares ......................................................................................... Section 4.1(a) Expense Limit ............................................................................................ Section 11.6(a) Expenses .................................................................................................... Section 11.6(b) F-Reorganization ....................................................................................... Recitals FCPA.......................................................................................................... Section 5.6(b) FIRPTA Certificate .................................................................................... Section 2.2(b)(iii) First Certificate of Merger ......................................................................... Section 2.3(a) First Effective Time ................................................................................... Section 2.3 First Merger ............................................................................................... Recitals First Merger Sub ........................................................................................ Preamble First Merger Sub Stockholder Consent ...................................................... Recitals Foreign Interest .......................................................................................... Section 6.15(b) Governmental Requirements ..................................................................... Section 5.5(a) Indemnification Claim ............................................................................... Section 8.5(a) Indemnified Parties .................................................................................... Section 8.5(a) Integrated Transaction ............................................................................... Recitals Intended Tax Treatment ............................................................................. Recitals Labor Agreement ....................................................................................... Section 5.14(a)(vii) Leased Real Property ................................................................................. Section 5.12(a) L&W .......................................................................................................... Section 11.14 Merger Consideration ................................................................................ Section 4.1(a) Merger Subs ............................................................................................... Preamble New Company ........................................................................................... Preamble New Company Board ................................................................................. Recitals New Company Stockholder Approval ....................................................... Section 5.4(a) New Company Stockholder Consent ......................................................... Recitals New Plans .................................................................................................. Section 8.4(b) Old Plans .................................................................................................... Section 8.4(b) Other Anticorruption Laws ........................................................................ Section 5.6(b) Outside Date............................................................................................... Section 10.1(b) Owned Real Property ................................................................................. Section 5.12(a) Parent ......................................................................................................... Preamble Parent Arrangements .................................................................................. Section 8.4(h) Parent Board .............................................................................................. Recitals Parent Related Parties ................................................................................ Section 10.3(a) Parent Releasing Person ............................................................................. Section 11.13 Parent Released Claims.............................................................................. Section 11.13

19 Parent Reports ............................................................................................ Section 6.9(b) Parent Termination Fee ............................................................................. Section 10.3(a) Partnership Consent ................................................................................... Recitals Post-Closing Period ................................................................................... Section 8.4(a) Proceeding.................................................................................................. Section 5.10 Reference Date ........................................................................................... Section 5.6(a) Remedial Actions ....................................................................................... Section 5.12(a) Representatives .......................................................................................... Section 8.1 Reorg Merger Documents .......................................................................... Section 8.13 Required Approvals ................................................................................... Section 9.1(a) Required Financial Statements .................................................................. Section 818(a) Restraints.................................................................................................... Section 9.1(b) Risk Management Policy ........................................................................... Section 5.19 Sarbanes-Oxley Act ................................................................................... Section 6.9(b) Second Certificate of Merger ..................................................................... Section 2.3(b) Second Effective Time ............................................................................... Section 2.3(b) Second Merger ........................................................................................... Recitals Second Merger Sub .................................................................................... Preamble Second Merger Sub Member Consent ....................................................... Recitals Specified Assets ......................................................................................... Section 8.2(b) Sponsor Management Agreement .............................................................. Section 5.22 Stockholders’ Representative ..................................................................... Preamble Surviving Certificate .................................................................................. Section 3.2(a) Surviving Charter ....................................................................................... Section 3.1(a) Surviving Corporation ............................................................................... Recitals Surviving Corporation Share ..................................................................... Section 4.1(c) Surviving Entity ......................................................................................... Recitals Tax Return ................................................................................................. Section 5.11(a) Uncertificated Share................................................................................... Section 4.1(b)(i) Volt Parent ................................................................................................. Recitals Voting Company Debt ............................................................................... Section 5.3(b) W&C .......................................................................................................... Section 11.14(a) ARTICLE II THE MERGERS; CLOSING; EFFECTIVE TIME Section 2.1 The Mergers. (a) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the First Effective Time, First Merger Sub shall be merged with and into New Company and the separate corporate existence of First Merger Sub shall thereupon cease. New Company shall be the Surviving Corporation, and the separate corporate existence of

20 New Company with all its properties, rights, privileges, immunities, powers and franchises shall continue unaffected by the First Merger. At the First Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the properties, rights, privileges, immunities, powers and franchises of New Company and First Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of New Company and First Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. (b) Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the DLLCA, at the Second Effective Time, the Surviving Corporation shall be merged with and into Second Merger Sub and the separate corporate existence of the Surviving Corporation shall thereupon cease. Second Merger Sub shall be the Surviving Entity, and the separate existence of Second Merger Sub with all its properties, rights, privileges, immunities, powers and franchises shall continue unaffected by the Second Merger. At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Surviving Corporation and Second Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Surviving Corporation and Second Merger Sub shall become the debts, liabilities and duties of the Surviving Entity. Section 2.2 Closing. (a) Subject to the terms and conditions of this Agreement, the closing of the First Merger (the “Closing”) shall take place (a) at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, at 10:00 a.m. (New York City time) on the third (3rd) Business Day after the date on which all of the conditions set forth in ARTICLE IX have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) in accordance with this Agreement, or (b) at such other place and time and/or on such other date as the Stockholders’ Representative and Parent may agree in writing (the “Closing Date”). (b) At or prior to the Closing, New Company or the Company shall deliver, or cause to be delivered, to Parent: (i) the Registration Rights Agreement duly executed by the Company Stockholders who elect to be a party thereto and the applicable Company Stockholders (or their applicable Affiliates) that are party to a Support Agreement; and (ii) a certificate, in the form and substance required under Treasury Regulation §1.1445-2(c) and §1.897-2(h), certifying that the equity securities of New Company are not U.S. real property interests within the meaning of Section 897 of the Code and the Treasury regulations promulgated thereunder, together with a notice prepared in accordance with Treasury regulations Section 1.897-2(h) to be mailed by Parent to the IRS (“FIRPTA Certificate”); provided, that if New Company or the Company are unable to

21 deliver such FIRPTA Certificate, New Company or the Company, shall notify Parent in writing of such inability at least 10 Business Days prior to Closing; provided, further, that, in the event New Company or the Company fails to deliver such FIRPTA Certificate, Parent’s only remedy shall be to withhold Taxes from any Company Stockholder or stockholder of New Company that does not timely deliver a properly executed and completed IRS Form W-9. (c) At or prior to the Closing, Parent shall deliver, or cause to be delivered, to New Company, the Company and the Stockholders’ Representative the Registration Rights Agreement duly executed by Parent. Section 2.3 Effective Times. (a) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger as contemplated by the DGCL (the “First Certificate of Merger”), together with any required certificates, filings and recordings, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The First Merger shall become effective upon the filing of the First Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Stockholders’ Representative and Parent may agree upon and specified in such First Certificate of Merger (such time, the “First Effective Time”). (b) Subject to the provisions of this Agreement, immediately following the First Effective Time, the parties shall file a certificate of merger as contemplated by the DGCL and the DLLCA (the “Second Certificate of Merger”), together with any required certificates, filings and recordings, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and the DLLCA. The Second Merger shall become effective upon the filing of the Second Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Stockholders’ Representative and Parent may agree upon and specified in such Second Certificate of Merger (the “Second Effective Time”). ARTICLE III SURVIVING CORPORATION AND SURVIVING ENTITY Section 3.1 The Surviving Corporation. (a) Certificate of Incorporation. The certificate of incorporation of New Company shall be amended and restated in its entirety at the First Effective Time to be in the form of Exhibit A, and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation (the “Surviving Charter”) until, subject to Section 8.5, thereafter amended as provided therein or by Applicable Law. (b) By-Laws. The by-laws of First Merger Sub in effect immediately prior to the First Effective Time shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by Applicable Law (the “By-Laws”).

22 (c) Directors and Officers. Subject to Applicable Law, from and after the First Effective Time, (a) the directors of First Merger Sub immediately prior to the First Effective Time shall be the directors of the Surviving Corporation and (b) the officers of New Company immediately prior to the First Effective Time shall be the officers of the Surviving Corporation, in each case, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter and the By-Laws. Section 3.2 The Surviving Entity. (a) Certificate of Formation. The certificate of formation of Second Merger Sub shall be amended and restated in its entirety at the Second Effective Time to be in the form of Exhibit B, and, as so amended and restated, such certificate of formation shall be the certificate of formation of the Surviving Entity (the “Surviving Certificate”) until, subject to Section 8.5, thereafter amended as provided therein or by Applicable Law. (b) Operating Agreement. The operating agreement of Second Merger Sub in effect immediately prior to the Second Effective Time shall be amended to change the name of the Surviving Entity to “CEG CPN, LLC”, and the operating agreement as amended by such amendment shall be the operating agreement of the Surviving Entity until, subject to Section 8.5, thereafter amended as provided therein or by Applicable Law (the “Surviving Entity Operating Agreement”). (c) Officers. Subject to Applicable Law, from and after the Second Effective Time, the officers of the Surviving Corporation immediately prior to the Second Effective Time shall be the officers of the Surviving Entity, in each case, until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity Operating Agreement. ARTICLE IV EFFECT OF THE MERGERS; EXCHANGE OF CERTIFICATES Section 4.1 Effect on Stock in the First Merger. At the First Effective Time, as a result of the First Merger and without any action on the part of New Company, the Company, Parent, First Merger Sub or the holder of any securities of New Company or First Merger Sub: (a) Merger Consideration. Each Common Share issued and outstanding immediately prior to the First Effective Time (other than (i) Common Shares held directly by Parent or any of the Merger Subs or held by New Company as treasury stock (collectively, the “Excluded Shares”) and (ii) Common Shares with respect to which the holder thereof shall have properly complied with the provisions of Section 262 of the DGCL as to appraisal rights as contemplated by Section 4.5 (“Dissenting Shares”)) shall be converted into the right to receive, in accordance with this ARTICLE IV, (A) the Per Share Cash Consideration, without interest, (B) the Per Share Stock Consideration in accordance with Section 4.3(g) and (C) any cash in lieu of fractional Parent Shares to be paid in accordance with Section 4.3(f) (the per share consideration described in clauses (A) through (C) to be paid to the holders of such Common Shares or the consideration paid

23 in respect of Restricted Stock Units in accordance with this ARTICLE IV, the “Merger Consideration”). (b) Cancellation of Common Shares. (i) Each Common Share converted into the right to receive Merger Consideration pursuant to Section 4.1(a) shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and (A) each certificate (each, a “Certificate”) that immediately prior to the First Effective Time represented any Common Shares (or former Company Common Shares) (each, a “Certificated Share”), if any, and (B) each uncertificated Common Share registered to a holder in New Company’s stock ledger immediately prior to the First Effective Time (each, an “Uncertificated Share”), other than Certificated Shares or Uncertificated Shares, in each case, representing Excluded Shares or Dissenting Shares, shall thereafter represent only the right to receive the Merger Consideration upon the holder thereof satisfying the procedures set forth in this ARTICLE IV, including the surrender of any Certificate (or affidavits of loss in lieu thereof as provided in Section 4.3(c)) relating to any such Certificated Shares or transfer of any such Uncertificated Shares in accordance with this ARTICLE IV. Any Merger Consideration paid upon the surrender of any Certificate (or affidavits of loss in lieu thereof as provided in Section 4.3(c)) or the transfer of any Uncertificated Share shall be deemed to have been paid in full satisfaction of all rights pertaining to such Certificated Share or Uncertificated Share. (ii) Each Excluded Share issued and outstanding immediately prior to the First Effective Time, by virtue of the First Merger, shall no longer be outstanding and shall automatically be canceled and retired without payment of any consideration in exchange therefor or in respect thereof and shall cease to exist. (c) First Merger Sub. Each share of common stock, par value $0.001 per share, of First Merger Sub issued and outstanding immediately prior to the First Effective Time shall be converted into one (1) newly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation (the “Surviving Corporation Share”). Section 4.2 Effect on Limited Liability Company Interests in the Second Merger. At the Second Effective Time, as a result of the Second Merger and without any action on the part of the Surviving Corporation, Parent, Second Merger Sub, the holder of any stock of the Surviving Corporation or the holder of any limited liability company interests of Second Merger Sub: (a) Limited Liability Company Interests Remain Outstanding. The limited liability company interests of Second Merger Sub outstanding immediately prior to the Second Effective Time shall remain outstanding and shall be unaffected by the Second Merger and such limited liability company interests shall constitute one hundred percent (100%) of the outstanding equity of the Surviving Entity. (b) Cancellation of Surviving Corporation Share. The Surviving Corporation Share outstanding immediately prior to the Second Effective Time shall no longer be outstanding, shall

24 automatically be canceled and retired and shall cease to exist without payment of any consideration in exchange therefor or in respect thereof. Section 4.3 Exchange of Common Shares for Merger Consideration. (a) Procedures (i) As promptly as practicable after the date hereof, but in any event no less than ten (10) Business Days prior to the Closing, New Company or the Company shall deliver to each Person who will hold Common Shares after the F-Reorganization and, if applicable, the DIK Transaction (other than in respect of Excluded Shares) (A) a Letter of Transmittal (which, for the avoidance of doubt, shall include, among other things, the obligation of such Person to (x) agree to the provisions of Section 11.12 hereof and such other provisions of this Agreement, if any, that are applicable to such Person, (y) agree to waive appraisal and quasi-appraisal or dissenters’ right pursuant thereto and the other applicable documents entered into in connection with the Transactions and (z) in the case of the Letters of Transmittal for Class A Shares or Class C Shares (other than the Specified Stockholders), agree to the applicable restrictions on the transfer of the Parent Shares (or a portion thereof) to be received by such Person pursuant hereto and thereto) and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 4.3(c)), if any, in exchange for the Merger Consideration. (ii) Upon physical surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 4.3(c)) to Parent, together with a duly completed and validly executed Letter of Transmittal and other required documents, in accordance with the terms of the Letter of Transmittal and instructions thereto, the holder of the Certificated Shares relating to such Certificate (or affidavits of loss in lieu thereof as provided in Section 4.3(c)) shall be entitled to receive, and Parent shall pay or cause to be paid, in exchange therefor, (A) cash in an amount equal to the aggregate Per Share Cash Consideration which such holder has the right to receive in respect of such Certificated Shares, either by wire transfer of immediately available funds or in the form of a check to be mailed, as provided in the instructions delivered by or on behalf of the holder of such Certificated Shares, (B) the Per Share Stock Consideration in accordance with Section 4.3(g) and (C) any cash in lieu of fractional Parent Shares to be paid in accordance with Section 4.3(f), in each case on the Closing Date or, if later, within three (3) Business Days of receipt by Parent of such Certificates (or affidavits of loss in lieu thereof as provided in Section 4.3(c)), together with such duly completed and validly executed Letter of Transmittal and such other required documents, and the Certificates so surrendered shall forthwith be canceled. No interest will be paid or accrue on any amount payable upon the surrender of any Certificates (or affidavit of loss in lieu thereof as provided in Section 4.3(c)). For the avoidance of doubt, a holder of Certificated Shares that, at least three (3) Business Days prior the Closing Date, surrenders a Certificate relating to such the Certificated Shares (or affidavit of loss in lieu thereof as provided in Section 4.3(c)) to Parent, together with a duly completed and validly executed Letter of Transmittal and other required documents, in accordance with the terms of the Letter of Transmittal and instructions thereto, shall receive from Parent, on the Closing Date, (x) cash in an amount equal to the aggregate Per Share Cash

25 Consideration which such holder has the right to receive in respect of such Certificated Shares, (y) the Per Share Stock Consideration in accordance with Section 4.3(g) and (z) any cash in lieu of fractional Parent Shares to be paid in accordance with Section 4.3(f). (iii) Upon receipt by Parent of a duly completed and validly executed Letter of Transmittal and other required documents, in accordance with the terms of the Letter of Transmittal and instructions thereto, the holder of the Uncertificated Shares shall be entitled to receive, and Parent shall pay or cause to be paid, in exchange therefor, (A) cash in an amount equal to the aggregate Per Share Cash Consideration which such holder has the right to receive in respect of such Uncertificated Shares, either by wire transfer of immediately available funds or in the form of a check to be mailed, as provided in the instructions delivered by or on behalf of the holder of such Uncertificated Shares, (B) the Per Share Stock Consideration in accordance with Section 4.3(g) and (C) any cash in lieu of fractional Parent Shares to be paid in accordance with Section 4.3(f), in each case on the Closing Date or, if later, within three (3) Business Days of receipt by Parent of such duly completed and validly executed Letter of Transmittal and such other required documents, and the Uncertificated Shares so surrendered shall forthwith be canceled. No interest will be paid or accrue on any amount payable upon the transfer of any Uncertificated Shares. For the avoidance of doubt, a holder of Uncertificated Shares that, at least three (3) Business Days prior the Closing Date, delivers to Parent a duly completed and validly executed Letter of Transmittal and other required documents, in accordance with the terms of the Letter of Transmittal and instructions thereto, shall receive from Parent, on the Closing Date, (x) cash in an amount equal to the aggregate Per Share Cash Consideration which such holder has the right to receive in respect of such Uncertificated Shares, (y) the Per Share Stock Consideration in accordance with Section 4.3(g) and (z) any cash in lieu of fractional Parent Shares to be paid in accordance with Section 4.3(f). (iv) In the event of a transfer of ownership of Certificated Shares that is not registered in the transfer records of New Company, upon due surrender of the Certificate(s) relating to such Common Shares (or former Company Common Shares), payment of the Merger Consideration in respect of the applicable Common Shares may be made to a Person other than the Person in whose name the Certificate(s) so surrendered is or are registered if such Certificate(s) formerly representing such Common Shares shall be presented to Parent, accompanied by all documents required to evidence and effect such transfer, and shall be properly endorsed or otherwise be in proper form for transfer, and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration in respect thereof or establish to the reasonable satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. (b) Closing of Transfer Books. At the First Effective Time, the stock transfer books of New Company shall be closed, and there shall be no further registration of transfers of Common Shares outstanding immediately prior to the First Effective Time thereafter on the records of New Company. If, after the First Effective Time, any Certificates are presented to the Surviving Corporation, the Surviving Entity or Parent for any reason, they shall be marked canceled and exchanged as provided in this ARTICLE IV.

26 (c) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the delivery to Parent (together with any other documents required pursuant to Section 4.3(a)) of an affidavit in form and substance reasonably satisfactory to Parent of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond in customary and reasonable amount as indemnity against any claim that may be made against it with respect to such Certificate, Parent will issue the Merger Consideration to be paid in respect of the Certificated Shares formerly represented by such lost, stolen or destroyed Certificate in accordance with this ARTICLE IV. Delivery of such affidavit and the posting of such bond shall be deemed delivery of a Certificate with respect to the relevant Common Shares for purposes of this ARTICLE IV. (d) Withholding Taxes. Parent, the Merger Subs, the Surviving Entity or its Subsidiaries shall be entitled to deduct and withhold from the Merger Consideration or other amounts otherwise payable pursuant to this Agreement to any former holder of Common Shares or Restricted Stock Units such amounts as Parent, the Merger Subs, the Surviving Entity or its Subsidiaries, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”), or any provision of state, local or foreign Tax law; provided that to the extent reasonably practicable, such deduction or withholding shall be sourced first from the cash portion of the Merger Consideration (and, for the avoidance of doubt, to the extent any deduction or withholding is required in respect of the delivery of any Parent Shares pursuant to this Agreement, a portion of the Parent Shares otherwise deliverable hereunder may be withheld); provided, further, that, other than with respect to withholding attributable to (x) the failure of the Company to deliver, or cause to be delivered the FIRPTA Certificate pursuant to Section 2.2(b)(ii) or (y) the Restricted Stock Units, Parent, the Merger Subs, the Surviving Entity or its Subsidiaries shall use reasonable best efforts to (i) provide the applicable payee with written notice of such party’s intention to deduct or withhold at least five (5) Business Days prior to any such deduction or withholding and (ii) cooperate with the applicable payee to reduce or eliminate any such deduction or withholding to the extent permitted by Applicable Law. To the extent that amounts are so withheld by Parent, the Merger Subs, the Surviving Entity or its Subsidiaries and then remitted to the relevant Taxing Authority on behalf of the former holder of Common Shares or Restricted Stock Units, such withheld and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Common Shares or Restricted Stock Units in respect of which such deduction, withholding and remittance to the relevant Taxing Authority was made by Parent, the Merger Subs, the Surviving Corporation or its Subsidiaries, as the case may be. Parent, the Merger Subs, the Surviving Entity or its Subsidiaries shall, to the extent reasonably requested, use their reasonable best efforts to cooperate with each other and with the former holders of Common Shares or Restricted Stock Units in the collection, preparation and filing of any forms or other documentation relating to any claim of exemption or relief from any requirement to withhold so as to eliminate or minimize to the greatest extent possible any such requirement. (e) No Liability. None of Parent, the Merger Subs, the Company, New Company, the Surviving Corporation or the Surviving Entity shall be liable to any Person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

27 (f) Fractional Shares. No fraction of a Parent Share shall be issued in connection with the First Merger, and no certificates for any such fractional share shall be issued. Any holder of Common Shares immediately prior to the First Effective Time who would otherwise be entitled to receive a fraction of a Parent Share (after aggregating all Parent Shares issuable to such holder hereunder) shall, in lieu of such fraction of a share, upon surrender of such holder’s Certificated Shares or the transfer of Uncertificated Shares, be paid in cash the dollar amount (rounded up to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a Parent Share on the NASDAQ on the trading day immediately preceding the First Effective Time. (g) Issuance of Parent Shares. The Parent Shares issued as part of the Merger Consideration shall be duly authorized, validly issued, fully paid and non-assessable and not subject to any option, call, preemptive, subscription or other similar rights and free and clear of all Encumbrances (other than restrictions on transfer imposed by federal and state securities Applicable Laws or under the Constituent Documents of Parent or the Registration Rights Agreement). Parent shall deliver to the holders of Common Shares evidence of the issuance of the Parent Shares in book-entry form. Parent shall cause its transfer agent to take such actions as are necessary to give effect to the issuance of the Parent Shares upon the Closing. Parent shall provide such cooperation as may reasonably be requested by CPN Management or Volt Parent in connection with the distribution, transfer or other disposition of all or any portion of the Parent Shares constituting the Aggregate Stock Consideration to the direct and indirect equityholders of Volt Parent (or to any person identified on Section 4.3(g) of the Company Disclosure Letter) at or as promptly as practicable following the Closing. Parent shall direct its transfer agent to take such actions as are necessary in connection with the foregoing sentence. Section 4.4 Treatment of Restricted Stock Units. At the First Effective Time, by virtue of the First Merger and without any further action on the part of Parent, the Merger Subs, New Company, the Company or any holder of any Common Shares or Restricted Stock Units, each Restricted Stock Unit outstanding immediately prior to the First Effective Time (whether vested or unvested) shall be fully vested, shall be canceled and shall, in exchange therefor, be converted into the right to receive, in respect of each such Restricted Stock Unit: (i) the Per Share Cash Consideration, without interest, (ii) the Per Share Stock Consideration in accordance with Section 4.3(g), (iii) any cash in lieu of fractional Parent Shares to be paid in accordance with Section 4.3(f) and (iv) an amount in cash (without interest and less any applicable Taxes required to be withheld in accordance with Section 4.3(d) with respect to such payment) equal to any dividend equivalents with respect to such Restricted Stock Unit that have been unpaid as of the First Effective Time (which amounts in respect of such dividend equivalents shall first be satisfied from any escrow account related thereto); provided, that the Per Share Stock Consideration payable with respect to each Restricted Stock Unit shall not be subject to lock-up or any similar trading restriction and shall be freely tradeable subject to compliance with federal and state securities laws. From and after the First Effective Time, any such canceled Restricted Stock Units shall entitle such holder only to the payment of the amounts set forth in this Section 4.4. The amounts payable under this Section 4.4 shall be paid by the Surviving Entity or one of its Subsidiaries on or within ten (10) Business Days following the First Effective Time. All payments in respect of Restricted Stock Units and any dividends or dividend equivalent rights on such awards shall be subject to all applicable withholding in accordance with Section 4.3(d). Prior to the First Effective Time, the New Company Board (or, if appropriate, any committee thereof) shall adopt appropriate

28 resolutions and take all other actions the New Company Board deems necessary and appropriate to effect the provisions of this Section 4.4. Section 4.5 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into the right to receive the Merger Consideration as provided in Section 4.1(a), but rather, the holders of Dissenting Shares shall be entitled only to payment of the appraisal value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL less any applicable Taxes required to be withheld in accordance with Section 4.3(d) with respect to such payment (and, at the First Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and such holders shall cease to have any right with respect thereto, except the right to receive the appraisal value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL); provided that, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares in accordance with Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been converted as of the First Effective Time into, and to have become exchangeable solely for, the right (upon the satisfaction of the procedures set forth in this ARTICLE IV with respect to such Dissenting Shares) to receive the Merger Consideration (without interest thereon) as provided in Section 4.1(a). Section 4.6 Adjustments to Prevent Dilution. In the event that, at any time during the period from the date hereof to the First Effective Time, (i) other than in connection with the F- Reorganization, the Upstairs Restructuring or the DIK Transaction, New Company or the Company, notwithstanding Section 7.1(b), Section 7.1(c), Section 7.1(e) and Section 7.1(f), changes the number of Common Shares or Company Common Shares, as applicable, issued and outstanding prior to the First Effective Time as a result of a stock split, stock dividend, recapitalization, reorganization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Common Shares or (ii) Parent changes the number of Parent Shares issued and outstanding prior to the First Effective Time as a result of a stock split, stock dividend, recapitalization, reorganization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Shares, then, in each case, the Merger Consideration and Contingent Merger Consideration, if any, shall be appropriately adjusted to reflect such change(s). Section 4.7 Further Assurances. If at any time before or after the First Effective Time, Parent or the Stockholders’ Representative reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Mergers or to carry out the purposes and intent of this Agreement at or after the First Effective Time, then Parent, the Merger Subs, New Company, the Company, the Surviving Corporation and the Surviving Entity and their respective officers and directors or managers shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Mergers and to carry out the purposes and intent of this Agreement. Section 4.8 Funds Flow. Except as set forth in Section 4.8 of the Company Disclosure Letter, Parent shall be permitted to use (or cause to be used) any available cash on hand of the

29 Company and the Company Subsidiaries as of the Closing as a source of funding of the Aggregate Cash Consideration, which for the avoidance of doubt will not be a condition to Closing or otherwise have any impact on the aggregate amount of the Aggregate Cash Consideration (nor the Aggregate Stock Consideration) required to be delivered pursuant to this Agreement. For the avoidance of doubt, all of the Merger Consideration will be paid to holders of Equity Interests in New Company at the Closing. Section 4.9 Contingent Merger Consideration. (a) Following the consummation of the DIK Transaction pursuant to Section 8.16, to the extent that a former holder of a “Class B-3 Interest” in CPN Management or “Class B-4 Interest” in CPN Management, for any reason, forfeits to Parent any portion of the Aggregate Stock Consideration that it received, or would have been entitled to receive, with respect to its Class B-3 Interests or Class B-4 Interests, respectively (including any Common Shares, Company Common Shares or other securities received in respect of such Class B-3 Interests or Class B-4 Interests in connection with the DIK Transaction), then Parent shall issue such portion of the Aggregate Stock Consideration that such holder received or would have been entitled to receive pursuant to (and assuming such holder’s compliance with) Section 4.3 in respect of the Class A Shares received by such holder in respect of such Class B-3 Interests or Class B-4 Interests in connection with the DIK Transaction (any such Merger Consideration, “Contingent Merger Consideration”), to the former direct or indirect holders of “Class A Interests” in CPN Management as of immediately prior to the consummation of the DIK Transaction, in each case as directed in writing by the Stockholders’ Representative, which payment shall be made promptly and in any event within three (3) Business following such written direction from the Stockholders’ Representative. (b) Any Contingent Merger Consideration payment hereunder shall be treated, for U.S. federal income tax purposes, as merger consideration comprised of two components, respectively a principal component and an interest component, as determined pursuant to the principles of Section 483 of the Code and the Treasury regulations promulgated thereunder. To the extent that any Contingent Merger Consideration is comprised of both cash and stock, the interest component shall be treated as having been paid in cash to the maximum extent possible. As to each such contingent stock payment to each former holder of “Class A Interests” in CPN Management, shares representing the principal component (with a value equal to the principal component) and shares representing the interest component (with a value equal to the interest component) shall be represented by separate shares (whether in certificated form, book-entry form or otherwise). ARTICLE V REPRESENTATIONS AND WARRANTIES OF NEW COMPANY AND THE COMPANY Except as otherwise disclosed (a) to Parent in the Company Disclosure Letter or (b) in any Company Report (including all amendments thereto prior to the date hereof), or incorporated by reference into any such document (excluding any disclosure under the headings “Risk Factors,” “Forward-Looking Information” or any disclosures that are forward-looking, predictive or cautionary in nature (provided, however, that this clause (b) shall not apply to the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.21 and

30 Section 5.24)), in each case of this clause (b), prior to the date hereof, the Company and New Company jointly and severally represent and warrant to Parent, First Merger Sub and Second Merger Sub, on the date hereof and as of the Closing, as follows: Section 5.1 Corporate Status. Each of New Company and the Company (a) is a corporation duly organized and validly existing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except, in the case of clause (c), where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each of New Company and the Company has delivered or made available to Parent or the Merger Subs complete and correct copies of its Constituent Documents, as amended and in effect on the date hereof. Section 5.2 Company Subsidiaries. (a) Section 5.2(a) of the Company Disclosure Letter sets forth the name of each Company Subsidiary and the state or jurisdiction of its organization. Each Company Subsidiary (i) is a corporation, limited liability company, partnership or other entity duly incorporated or organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) has all requisite corporate, limited liability company, partnership or similar power and authority to own, lease and operate its properties and to carry on its business as now conducted and (iii) is duly qualified or licensed to do business as a foreign corporation, limited liability company, partnership or other organization and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. (b) The Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock or other Equity Interests of each of the Company Subsidiaries. All of such shares and other Equity Interests so owned by the Company are validly issued, fully paid and nonassessable and free and clear of preemptive rights and are owned by it free and clear of any Encumbrances, other than (i) Permitted Encumbrances described in clause (ii) of the definition thereof, (ii) Encumbrances under the Company’s, the New Company’s or any Company Subsidiary’s Constituent Documents, and (iii) transfer restrictions of general applicability on such shares and other Equity Interests imposed by federal and state securities laws. (c) Except as set forth in Section 5.2(c) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or other equity or voting securities or equity or voting interests, or has any interest convertible into or exercisable or exchangeable therefor, in any Person other than the Company Subsidiaries.

31 Section 5.3 Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 1,200,000 Company Class A Shares and 200,000 Company Class B Shares. At the close of business on January 9, 2025, (i) 952,153 Company Class A Shares and 47,847 Company Class B Shares were issued and outstanding (all of which are vested Class B Shares), (ii) 0 Company Class A Shares and 0 Company Class B Shares were held in treasury by the Company, (iii) 0 Company Class A Shares and 829 Company Class B Shares were reserved for issuance pursuant to outstanding unsettled Company Restricted Stock Units, and (iv) 0 Company Class A Shares and 3,000 Company Class B Shares were reserved for issuance under the Company Equity Plan. Except as set forth above, at the close of business on January 9, 2025, there are no shares of capital stock, or other equity or voting securities or equity or voting interests of the Company issued, reserved for issuance or outstanding. From the close of business on January 9, 2025 to the date of this Agreement, there have been no issuances by the Company of any shares of capital stock, or other equity or equity-based or voting securities or equity or voting interests, other than the issuance of Company Common Shares upon the vesting or settlement of any Company Restricted Stock Units outstanding as of January 9, 2025 and in accordance with the terms thereof as of such date, and from the close of business on January 9, 2025 to the date of this Agreement, the Company has not granted, entered into a Contract to grant, or otherwise committed to grant any such awards or other equity or equity-based awards that may be settled in or are otherwise based on the value of Company Common Shares. Except in connection with the F-Reorganization, no Company Subsidiary owns any shares of capital stock of the Company. All issued and outstanding Company Common Shares have been, and all Company Common Shares reserved for issuance as set forth above will be when issued, duly authorized and validly issued and are or will be fully paid, free of Encumbrances (other than restrictions on transfer arising pursuant to or imposed by federal and state securities laws or under the Constituent Documents of the Company, the New Company or any Company Subsidiary or applicable vesting requirements and as set forth on Section 5.3(a)(i) of the Company Disclosure Letter), preemptive rights and nonassessable. Section 5.3(a)(ii) of the Company Disclosure Letter contains a true, correct and complete list, as of the date hereof, of all holders of the Equity Interests of each of the Company and New Company and the number and class of, such Equity Interests held thereby as of immediately prior to the F-Reorganization (without giving effect to the DIK Transaction and Upstairs Restructuring). Parent has been provided prior to the execution of this Agreement on an outside counsel basis a list, as of the date hereof, of the holders of the Equity interests in CPN Management and Volt Parent. After giving effect to the DIK Transaction and the Upstairs Restructuring, the only Persons holding any Equity Interests in Volt Parent, CPN Management, the Company or New Company are those holding Equity Interests as of the date hereof and their respective Permitted Transferees. (b) There are no Encumbrances (other than (i) restrictions on transfer arising pursuant to or imposed by federal and state securities laws (ii) under the Constituent Documents of the Company, the New Company or any Company Subsidiary, (iii) except with respect to the Company Common Shares, Permitted Encumbrances described in clause (ii) of the definition thereof and (iv) except with respect to the Company Common Shares, as set forth on Section 5.3(a)(i) of the Company Disclosure Letter), preemptive or similar rights granted by the Company or any Company Subsidiary on the part of any holders of any class of securities of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has outstanding any bonds, debentures, notes or other indebtedness, securities or obligations the holders of which

32 have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the equityholders of the Company or any Company Subsidiary on any matter (“Voting Company Debt”). As of the date hereof, there are no (i) options, warrants, rights, convertible, exercisable or exchangeable securities, “phantom” equity rights, equity appreciation rights, profit participation rights, equity-based performance units, or (ii) commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound (A) obligating the Company or any of the Company Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of, or other Equity Interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other Equity Interest in, the Company or any Voting Company Debt, or any interests based on the value of Equity Interests in the Company or (B) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, right, security, unit, commitment, Contract, arrangement or undertaking. (c) Except as set forth on Section 5.3(c) of the Company Disclosure Letter or in the Constituent Documents of the Company or New Company or this Agreement, there are not any outstanding contractual obligations of the Company, New Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any Equity Interests of the Company, New Company or any of the Company Subsidiaries. Except as set forth on Section 5.3(c) of the Company Disclosure Letter or this Agreement, there are no proxies, voting trusts or other agreements or understandings to which the Company, New Company or any of the Company Subsidiaries is a party or is bound with respect to the voting or registration of the capital stock of, or other Equity Interests in, the Company, New Company or any of the Company Subsidiaries. Except as set forth in Section 5.3(c) of the Company Disclosure Letter, the Company, New Company and the Company Subsidiaries do not have any liability for, or obligation with respect to, the payment of dividends, distributions or similar participation interests, whether or not declared or accumulated. (d) As of the date hereof, the authorized capital stock of New Company consists of 1,200,000 Class A Shares and 200,000 Class B Shares. At the close of business on January 9, 2025, 1,000 Class A Shares and 1,000 Class B Shares were issued and outstanding. (e) Except as set forth on Section 5.3(e) of the Company Disclosure Letter, no former direct or indirect holder of any Equity Interests of the Company or any Company Subsidiary has any material claim or rights against the Company or any Company Subsidiary that remains unresolved or to which the Company or any Company Subsidiary has or may have any material liability and to the Knowledge of the Company, no such claim is threatened. Section 5.4 Authority for Agreements. (a) Each of New Company, the Company and Company Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption of this Agreement and the applicable Transactions by the holders of at least a majority of the outstanding Company Class A Shares entitled to vote in accordance with the DGCL (the “Company Stockholder Approval”), at least a majority of the outstanding Class A Shares entitled to vote in accordance with the DGCL (the “New Company Stockholder Approval”) and the Company Merger Sub Stockholder Consent, and the matters set

33 forth on Section 5.4(a) of the Company Disclosure Letter (the “Partnership Approval”), to consummate the Transactions. Except for the approvals described in the following sentence, the execution, delivery and performance by each of New Company, the Company and Company Merger Sub of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action on behalf of New Company, the Company and Company Merger Sub. No other corporate proceedings on the part of New Company, the Company or Company Merger Sub are necessary to authorize this Agreement or to consummate the Transactions, other than the Company Stockholder Approval, the New Company Stockholder Approval, the Company Merger Sub Stockholder Consent, the filings required by the F- Reorganization, the Upstairs Restructuring and the DIK Transaction pursuant to the DGCL, the DLLCA and the DLPA, the filing of the First Certificate of Merger pursuant to the DGCL and the filing of the Second Certificate of Merger pursuant to the DLLCA. This Agreement has been duly and validly executed and delivered by each of New Company, the Company and Company Merger Sub and, assuming the due authorization, execution and delivery by each of Parent and the Merger Subs, constitutes a legal, valid and binding obligation of each of New Company, the Company and Company Merger Sub, enforceable against each of New Company, the Company and Company Merger Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles. (b) Each of the New Company Board and the Company Board has duly adopted resolutions (i) determining that this Agreement and the applicable Transactions are advisable and fair to, and in the best interests of, new Company or the Company, as applicable, and their stockholders, (ii) approving this Agreement and the applicable Transactions, (iii) directing that this Agreement be submitted to the stockholders of New Company or the Company, as applicable, for their adoption and (iv) recommending that the stockholders of New Company or the Company, as applicable, vote in favor of adoption of this Agreement and that each of the New Company Stockholder Approval and the Company Stockholder Approval, be given, which, as of the date hereof, have not been rescinded, modified or withdrawn. (c) The Company Stockholder Approval (together with the Partnership Approval) is the only vote or approval of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement. The Company Stockholder Consent will, upon delivery pursuant to Section 8.12, constitute the Company Stockholder Approval. (d) The New Company Stockholder Approval (together with the Partnership Approval) is the only vote or approval of the holders of any class or series of capital stock of New Company necessary to adopt this Agreement, and approve and consummate the First Merger under Applicable Law. The New Company Stockholder Consent will, upon delivery pursuant to Section 8.12, constitute the New Company Stockholder Approval. Section 5.5 Consents and Approvals; No Violations. (a) The execution and delivery by New Company, the Company and Company Merger Sub of this Agreement do not, and the performance of its obligations hereunder will not, require any consent, clearance, expiration or termination of waiting periods, waiver, notice, approval, authorization or permit of, or filing with or notification to, or registration with, any Governmental

34 Entity except for (i) compliance with applicable requirements of the HSR Act, (ii) the filings required by the F-Reorganization, the Upstairs Restructuring and the DIK Transaction pursuant to the DGCL, DLLCA and the DLPA, (iii) the filing of the First Certificate of Merger pursuant to the DGCL, (iv) the filing of the Second Certificate of Merger pursuant to the DLLCA, (v) any registration, filing or notification required pursuant to state securities or blue sky laws, (vi) the filings, notices, clearances, waivers, approvals and authorizations set forth in Section 5.5(a) of the Company Disclosure Letter (the requirements in clauses (i) through (v) and the requirements in clause (vi) that are designated in Section 5.5(a) of the Company Disclosure Letter as pre-closing consents, clearances, expirations or terminations of waiting periods, waivers, notices, approvals, authorizations, permits, filings, notifications or registrations, collectively, the “Governmental Requirements”) and (vi) any other such consent, clearance, expiration or termination of waiting periods, waiver, notice, approval, authorization, permit, filing, notification or registration, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. (b) The execution and delivery by New Company, the Company and Company Merger Sub of this Agreement do not, and the performance of its obligations hereunder and the consummation of the Transactions will not, (i) subject to the New Company Stockholder Approval, the Company Stockholder Approval and the Company Merger Sub Stockholder Consent, violate any provision of the Constituent Documents of New Company, the Company or any Company Subsidiary, (ii) result in a violation or breach of any provision of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, payment, acceleration or revocation under, any Company Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective assets or properties may be bound, (iii) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) upon any property or asset of New Company, the Company or any Company Subsidiary or (iv) assuming the New Company Stockholder Approval, the Company Stockholder Approval, the Company Merger Sub Stockholder Consent and all consents, clearances, expirations or terminations of waiting periods, waivers, notices, approvals, authorizations and permits contemplated in Section 5.5(a) have been obtained, and all filings, notifications or registrations contemplated in Section 5.5(a) have been made, violate or conflict with any Applicable Law, except, in the case of clauses (ii), (iii) and (iv) of this Section 5.5(b), for violations, breaches, defaults, terminations, cancellations, payments, accelerations, revocations, creations, impositions or conflicts which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Section 5.6 Compliance with Laws; Permits. (a) Neither the Company nor any Company Subsidiary is, or since January 1, 2023 (the “Reference Date”) has been, in violation of and no written notice has been given of any violation of, any Applicable Law, except for any violation that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. (b) None of the Company or any Company Subsidiary, or, to the Knowledge of the Company, any of their Representatives, consultants, suppliers or distributors acting for or on behalf of the Company or the Company Subsidiaries has, in the course of his, her or its actions for, or on

35 behalf of, any of them violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any other Applicable Laws or any conventions to which the Company or any Company Subsidiary is subject relating to corruption (governmental or commercial), bribery, money laundering, political contributions or gifts, entertainment and gratuities, involving or to any Governmental Entity or any Government Official or commercial entity, including all national and international laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions (collectively, “Other Anticorruption Laws”). Since the Reference Date, neither the Company nor any Company Subsidiary has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under or relating to any material noncompliance with the FCPA or any Other Anticorruption Law. Neither the Company nor any Company Subsidiary has received any written notice, request or citation for any actual or potential noncompliance with any of the foregoing in this Section 5.6(b). (c) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries (A) have all Permits required to conduct their respective businesses as now conducted, (B) are, and since the Reference Date have been, in compliance with all such Permits, (ii) all Permits required to conduct the respective businesses of the Company and the Company Subsidiaries as now conducted are valid and in full force and effect, (iii) no default (with or without notice or lapse of time or both) has occurred under any such Permit, and (iv) no suspension, withdrawal or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened in writing. Section 5.7 Company Financial Statements; Company Reports. (a) The Company Financial Statements (including any notes thereto) have been prepared from the books and records of the Company and the Company Subsidiaries and in all material respects in accordance with U.S. GAAP applied on a consistent basis throughout the periods presented, except, in each case, as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end adjustments. The Company Financial Statements present fairly in all material respects the consolidated financial position, the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries as of the dates or for the respective periods specified therein, in conformity with U.S. GAAP, except as otherwise noted therein and subject, in the case of interim unaudited financial statements, to normal, recurring year-end adjustments. (b) The Company’s system of internal control over financial reporting is reasonable and sufficient for a business of its size to record transactions as necessary in order to permit preparation of financial statements in accordance with GAAP in all material respects. Since the Reference Date, the Company’s auditors and the Company Board have not been advised of any significant deficiencies or material weaknesses which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. There have been no instances of any fraud or corporate misappropriation, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, or to the Knowledge of the Company, any other employee or

36 member of management. Since the Reference Date, there have been no material written complaints (and, to the Knowledge of the Company, no other material complaints) from a Governmental Entity regarding accounting, internal accounting controls or auditing matters of the Company or any Company Subsidiary. (c) As of its respective date, or if amended, as of the date of the last such amendment prior to the date hereof, each Company Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. (d) The aggregate principal amount of Specified Debt Instruments and cash on hand (including restricted cash, but excluding marketable securities) of the Company and the Company Subsidiaries as of 11:59 p.m. Eastern Time on December 31, 2024 is set forth on Section 5.7(d) of the Company Disclosure Letter. “Specified Debt Instruments” means the indebtedness of the type described in clause (a) and (i) of the definition of “Debt Instruments”. Section 5.8 Absence of Certain Changes. Since December 31, 2023 (and with respect to New Company, from its date of incorporation) through the date hereof, (a) there has been no Effect which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect and (b) New Company, the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course of business. Since September 30, 2024 (and with respect to New Company, from its date of incorporation), except as set forth on Section 5.8 of the Company Disclosure Letter, New Company, the Company and the Company Subsidiaries and have not taken any action (or failed to take any action) that would be a breach of clauses Section 7.1(b), Section 7.1(d) and Section 7.1(e) (in each case, with respect to acquisitions and divestitures), Section 7.1(g) (with respect to new Specified Debt Instruments or material modifications to Specified Debt Instruments and that would otherwise require the Company Board approval), Section 7.1(l), Section 7.1(m) or Section 7.1(n) if taken (or failed to be taken) after the date hereof. Section 5.9 Absence of Undisclosed Liabilities. The Company and the Company Subsidiaries do not have any liabilities, except for liabilities (a) reflected or accrued on or reserved against in the Company’s consolidated balance sheet as of September 30, 2024 (or the notes thereto) included in the Company Financial Statements, (b) incurred in the ordinary course of business since September 30, 2024 (and none of which is for a breach of Contract, tort, violation of law, infringement, Proceeding, warranty or environmental, health or safety matter except as otherwise disclosed in the Company Disclosure Schedule), or (c) which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. New Company does not have any liabilities other than those incident to its formation and pursuant to this Agreement, the F-Reorganization and the applicable Transactions, and does not have any assets other than the shares of Company Merger Sub. Company Merger Sub has no assets and has no liabilities other than those incident to its formation and pursuant to this Agreement and the F- Reorganization. Section 5.10 Litigation. Except as set forth on Section 5.10 of the Company Disclosure Letter, there is no, and since the Reference Date, (a) there has been no suit, action, proceeding, claim, litigation, charge, audit, or investigation, inquiries, or examinations or other proceeding

37 (each a “Proceeding”) (whether at law or in equity, before or by any Governmental Entity or before any arbitrator) pending or, to the Knowledge of the Company, threatened against or affecting New Company, the Company or any of the Company Subsidiaries, the outcome of which, individually or in the aggregate, would reasonably be expected to be material, (b) there has been no judgment, decree, ruling, injunction or order of any Governmental Entity or arbitrator outstanding against New Company, the Company or any of the Company Subsidiaries which, individually or in the aggregate, would reasonably be expected to be material, and (c) the Company and the Company Subsidiaries have not initiated any material Proceedings that are currently pending. Section 5.11 Taxes. (a) Tax Returns. The Company and each of the Company Subsidiaries has filed or caused to be filed all material returns, statements, forms and reports for Taxes (each, together with any attachments thereto and any amendments thereof, a “Tax Return”) that are required to be filed by, or with respect to, the Company and the Company Subsidiaries (taking into account any applicable extension of time within which to file), and all such Tax Returns were complete and accurate in all material respects. (b) Payment of Taxes. All material Taxes and Tax liabilities of the Company and the Company Subsidiaries that are due and payable have been timely paid, and all material Taxes and Tax liabilities of the Company and the Company Subsidiaries that have accrued under U.S. GAAP but that are not yet due and payable are accrued on the books and records of the Company and the Company Subsidiaries in accordance with U.S. GAAP. (c) Other Tax Matters. (i) Neither the Company nor any Company Subsidiary is currently the subject of an audit or other examination relating to a material amount of Taxes of the Company or the Company Subsidiaries by a Taxing Authority of any nation, state or locality nor has the Company nor any of the Company Subsidiaries received any written notices from any Taxing Authority that such an audit or examination is pending. (ii) Neither the Company nor any Company Subsidiary has granted any currently effective extension or waiver of the statute of limitations applicable to any material Taxes or Tax Returns of the Company or Company Subsidiaries. (iii) Neither the Company nor any Company Subsidiary is presently contesting any Tax liability of the Company or such Company Subsidiary before any court, tribunal or agency. (iv) There are no Encumbrances for material Taxes (other than Permitted Encumbrances) on any of the assets of the Company or any Company Subsidiary. (v) All material Taxes that the Company or any of the Company Subsidiaries is (or was) required by Applicable Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other third party have been duly withheld or collected, and have been paid over to the proper authorities to the extent due and payable.

38 (vi) Except as set forth in Section 5.11(c)(vi) of the Company Disclosure Letter, and before giving effect to the Mergers, the net operating loss carryforwards of the Company and the Company Subsidiaries are not subject to any limitations under Section 382 of the Code. (d) No Taxing Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns has asserted in writing that the Company or any Company Subsidiary may be subject to taxation by that jurisdiction in respect of material Taxes that would be covered by such Tax Return. (e) Neither the Company nor any Company Subsidiary has been a party within the past two (2) years to a transaction that was intended to be governed by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code). (f) None of the Company or any of the Company Subsidiaries (i) has been a member of any affiliated group within the meaning of Section 1504(a) of the Code or any affiliated, combined, unitary or consolidated group for tax purposes under state, local or foreign law (other than the group of which the Company is the common parent), (ii) has any liability for the Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign law, (iii) has any liability for the Taxes of any Person (other than the Company and the Company Subsidiaries) as a transferee, as a successor or pursuant to a Contract (other than ordinary course commercial Contracts with third parties that do not relate primarily to Taxes) in the case of each of clauses (i) – (iii) with respect to any tax period for which the applicable statute of limitations for the assessment or collection of Tax has not since expired, or (iv) has requested or is the subject of any private letter ruling or other similar ruling issued by a Taxing Authority. (g) Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b). (h) Neither the Company nor any of its Subsidiaries has taken, intends to take, or has agreed to take, any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. Section 5.12 Properties. (a) Except as set forth in Section 5.12(a) of the Company Disclosure Letter, or as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) New Company, the Company or a Company Subsidiary has good and valid fee simple title to the real property owned by New Company, the Company or a Company Subsidiary (the “Owned Real Property”), free and clear of all Encumbrances, except Permitted Encumbrances, (ii) New Company, the Company or a Company Subsidiary holds valid rights to lease or otherwise use and occupy all real property leased, licensed, used or otherwise occupied by New Company, the Company or a Company Subsidiary, including real property over which New Company, the Company or a Company Subsidiary has easement, right of way, subsurface, mining or drilling rights to any steam or other geothermal resources (the “Leased Real Property”), free and clear of

39 all Encumbrances, except Permitted Encumbrances, and each lease, sublease, license or other agreement pursuant to which New Company, the Company or a Company Subsidiary holds the Leased Real Property (the “Company Leases”) is legal, valid, binding, enforceable, and in full force and effect as to New Company, the Company or a Company Subsidiary, and to the Knowledge of the Company, as to the counterparty thereto, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles, (iii) neither New Company, the Company nor any Company Subsidiary is in breach or default under any (1) material restrictive or affirmative covenant or agreement encumbering any Owned Real Property, or (2) Company Lease, and no event has occurred which, with or without notice or lapse of time or both, would constitute such a breach or default, (iv) there is no condemnation, expropriation or other proceeding in eminent domain pending, or to the Knowledge of the Company, threatened, affecting any Company Real Property, and (v) the Company holds all real property interests necessary for the operation of the business of New Company, the Company, and the Company Subsidiaries as now conducted. (b) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and except for Permitted Encumbrances, each of New Company, the Company and the Company Subsidiaries, in respect of all of its properties, assets and other rights that do not constitute the Company Real Property (other than Intellectual Property), (i) has good and valid title thereto free and clear of all Encumbrances (other than Permitted Encumbrances) and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of such properties, assets and other rights, tangible and intangible (other than Intellectual Property), used by its business. (c) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company and the Company Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs (except for ordinary, routine maintenance and repairs), (ii) the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company and its Subsidiaries, together with properties and assets (whether tangible or intangible, including any Intellectual Property) of the Company and the Company Subsidiaries, are sufficient for the continued conduct of the business of the Company and the Company Subsidiaries after the Closing in the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business the Company and the Company Subsidiaries as currently conducted and (iii) the Company and the Company Subsidiaries have all electric, natural gas and geothermal interconnection agreements, as applicable, necessary for the operation of their respective power plant assets. Section 5.13 Environmental Matters. Except as, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect, (a) there has been no Release, treatment, storage, transportation, handling, arrangement for or permitting the disposal of, exposure of any Person to, or contamination by any Hazardous Substance including

40 (i) by the Company or any Company Subsidiary or any other Person, at, on, under or from any Company Real Property, or (ii) during the period of ownership by the Company or any Company Subsidiary, at any other property or facility formerly owned, leased, operated or otherwise used by the Company or any Company Subsidiary, in each case, in violation of Applicable Law or valid Permits or that has resulted or would reasonably be expected to result in a liability of the Company or any Company Subsidiary under Environmental Laws, (b) the Company and each Company Subsidiary is, and has been since the Reference Date, in compliance with all applicable Environmental Laws, (c) the Company and each Company Subsidiary has all Permits required under applicable Environmental Laws to conduct their respective businesses, all such Permits are in full force and effect, and the Company and the Company Subsidiaries are, and have been since the Reference Date, in compliance with all such Permits, (d) there is no action, suit, written claim or proceeding pending or threatened in writing against the Company or any of the Company Subsidiaries, and since the Reference Date (or earlier if unresolved), the Company and the Company subsidiaries have not received any written notice, in each case, asserting any violation of or liability under Environmental Law, (e) there is no judgment, decree, injunction, written ruling or written order of any Governmental Entity or arbitrator asserting a violation of or liability under any Environmental Law outstanding against the Company or any of the Company Subsidiaries, and (f) to the extent required by Applicable Law, the Company and each Company Subsidiary has all Air Emission Allowances and Environmental Products and is and since the Reference Date has been in compliance with all Environmental Laws to the extent relating to Air Emission Allowances and Environmental Products. To the Knowledge of the Company, the Company has made available to Parent all Phase I environmental site assessments prepared relating to material Company Real Property, including for this purpose the properties that are insured under the Company or the Company Subsidiaries’ pollution legal liability insurance policies (collectively, the “Company Phase Is”). Section 5.14 Contracts. (a) Except as set forth in Section 5.14(a) of the Company Disclosure Letter, as of the date hereof, neither the Company nor any Company Subsidiary is a party to, and none of their respective properties or assets are bound by any of the following categories of Contracts (each such Contract required to be listed in Section 5.14(a) of the Company Disclosure Letter, a “Company Contract”): (i) each Contract to which the Company or any Company Subsidiary is a party that (a) restricts the ability of the Company or any Company Subsidiary to engage in or compete in any business in any manner that is material to the Company and the Company Subsidiaries, taken as a whole, (b) requires the Company or any Company Subsidiary to conduct any business on a “most favored nations” basis with any third party that restricts in any material respect the business of the Company and the Company Subsidiaries, taken as a whole, or (c) provides for “exclusivity,” rights of first refusal or offer or any similar requirement or right in favor of any third party that restricts in any material respect the business of the Company and the Company Subsidiaries, taken as a whole; (ii) each Contract to which the Company or any Company Subsidiary is a party that provides for unsatisfied payments to or from the Company or any its Subsidiaries in excess of Two Hundred Million Dollars ($200,000,000) in the aggregate after the date of

41 this Agreement (excluding Contracts required to be listed under a separate subsection of this Section 5.14(a)); (iii) each principal Contract creating, guaranteeing or securing indebtedness for borrowed money or otherwise constituting a Specified Debt Instrument or evidencing outstanding commitments therefor of the Company or any of the Company Subsidiaries in excess of One Hundred Million Dollars ($100,000,000) (other than in respect of indebtedness solely between the Company and any of its wholly-owned Company Subsidiaries or between the wholly-owned Company Subsidiaries); (iv) each Contract for which the Company or any of its Subsidiaries has provided credit support (including by provision of cash or cash equivalent collateral, or letters of credit, bank guarantees or similar instruments) to the counterparty thereunder as of the date hereof in an amount in excess of One Hundred and Fifty Million Dollars ($150,000,000); (v) each Affiliate Arrangement; (vi) each material Contract with respect to the creation, formation, governance or control of any material partnerships, joint ventures or joint ownership arrangements with third parties; (vii) each collective bargaining agreement or other material labor-related Contract with a union, works council, labor organization or other employee representative (each, a “Labor Agreement”); (viii) each Contract that (A) relates to the acquisition of assets (other than in the ordinary course of business) or capital stock or other securities (by merger, capital contribution or otherwise) of any Person with a total consideration of more than One Hundred Million Dollars ($100,000,000) in the aggregate payable after the date of this Agreement, (B) relates to the disposition (other than in the ordinary course of business) after the date of this Agreement, directly or indirectly, of assets of the Company or the Company Subsidiaries with a total consideration of more than One Hundred Million Dollars ($100,000,000) in the aggregate or any capital stock or other securities (by merger, capital contribution or otherwise) of the Company or the Company Subsidiaries or (C) contains a put, call, right of first refusal or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any of the foregoing; (ix) any Contract that requires the Company or any Company Subsidiary to make any advance, loan or commitment therefor, or provide any credit support for or any capital contribution to, or other investment in, any Person (other than the Company or any Company Subsidiary) in excess of One Hundred Million Dollars ($100,000,000); (x) any material Contract that limits or otherwise restricts (A) the payment of dividends or distributions in respect of the capital stock or Equity Interests of the Company or any of the Company Subsidiaries, (B) the granting of material Encumbrances on any property or asset of the Company or the Company Subsidiaries or (C) the issuance of

42 guarantees by the Company or any of the Company Subsidiaries, in each case, other than the Constituent Documents of the Company Subsidiaries that are directly or indirectly wholly-owned by the Company; (xi) any Contract entered into since the Reference Date that relates to the sale, transfer or other disposition of a business or assets by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has any continuing indemnification, guarantee, “earnout” or other similar contingent, deferred or fixed payment obligations that would reasonably be expected to result in aggregate payments in excess of One Hundred Million Dollars ($100,000,000); (xii) each physical commodity Contract or commodity hedge with a term exceeding one (1) year after the date of this Agreement for future thermal energy sales, purchases, exchange or sales of gas, oil or electric energy, transportation or storage of gas, transmission of electric energy, capacity or Environmental Products or ancillary services sales (each, a “Commodity Contract”) with a notional amount in excess of Two Hundred Million Dollars ($200,000,000) or with a marked-to-market value in excess of Two Hundred Million Dollars ($200,000,000) in the aggregate after the date of this Agreement (other than Contracts solely between the Company and any of its wholly-owned Subsidiaries or solely among its wholly owned Subsidiaries); (xiii) Reserved; (xiv) each Contract for any settlement, or conciliation with any Governmental Entity or Person involving payments in excess of One Hundred Million Dollars ($100,000,000) in the aggregate or for which there are material continuing obligations in connection with a dispute, or involving any injunctive or other equitable obligations or material liabilities which would be expected to have a Company Material Adverse Effect; and (xv) each Contract with a term exceeding one (1) year after the date of this Agreement which is a financial derivative interest rate hedge with a marked-to-market value in excess of Two Hundred Million Dollars ($200,000,000) (other than Contracts solely between the Company and any of its wholly-owned Subsidiaries or solely among its wholly owned Subsidiaries). (b) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is and, to the Knowledge of the Company, no other party is, in breach or violation of, or in default under, any Company Contract, (ii) no event has occurred which would result in a breach or violation of, or a default or cause the acceleration of any obligations or result in the creation of any Encumbrances, other than Permitted Encumbrances, under any Company Contract (in each case, with or without notice or lapse of time or both), (iii) each Company Contract is valid, binding and enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles (iv) each Company Contract is in full force and effect with respect to the Company or the Company

43 Subsidiaries, as applicable, and, to the Knowledge of the Company, with respect to the other parties thereto, (v) to the Knowledge of the Company, no third party is in default under any Company Contract and (vi) neither the Company nor any Company Subsidiary has received written, or to the Knowledge of the Company, verbal notice of termination or cancellation of any Company Contract other than the expiration of the term pursuant to the terms of such Company Contract. The Company has made available to Parent true and complete copies of each Company Contract (including, for the avoidance of doubt, all material amendments and modifications thereof), other than such Company Contracts that the Company is restricted by confidentiality obligations from disclosing. Section 5.15 Company Benefit Plans; ERISA. (a) Section 5.15(a) of the Company Disclosure Letter sets forth a complete and correct list of each material Company Benefit Plan (other than individual letter agreements or notices issued under Company Benefit Plans otherwise set forth on Section 5.15(a) of the Company Disclosure Letter). With respect to each such Company Benefit Plan, the Company has made available to Parent, to the extent applicable, true, correct and complete copies of (i) the current Company Benefit Plan document, including any amendments thereto, (ii) the most recently prepared actuarial report or financial statements, (iii) the most recent summary plan description, and all material modifications thereto, (iv) the most recent IRS determination or opinion letter, and (v) each current trust, insurance, annuity or other funding Contract related thereto. (b) Each Company Benefit Plan (and any related trust or other funding vehicle), other than “multiemployer plans” within the meaning of Section 3(37) of ERISA, has been established, operated, funded and administered in compliance with Applicable Laws, including, without limitation, ERISA and the Code, and with the terms of such Company Benefit Plan, except for failures to comply that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or is entitled to rely upon a favorable opinion or advisory letter issued by the IRS. To the Knowledge of the Company, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status for any such Company Benefit Plan. Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Company, there have been no nonexempt “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and no breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan, in either case, that have not been corrected. (c) There are no pending, or to the Knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any Company Benefit Plan or any trust related thereto which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, and no audit or other proceeding by a Governmental Entity is pending, or to the Knowledge of the Company, threatened with respect to any such plan. (d) Except as set forth in Section 5.15(d) of the Company Disclosure Letter, no Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code or is otherwise a “defined benefit plan” as defined in Section 3(35) of ERISA. No Company

44 Benefit Plan is, and neither the Company nor any of the Company Subsidiaries sponsor, maintain, contribute to, are required to contribute to, or have any current or contingent liability or obligation under or with respect to: (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); or (ii) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Neither the Company nor any of the Company Subsidiaries has incurred or would reasonably be expected to incur any liability under subtitles C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 400l(a)(15) of ERISA, currently or formerly maintained by any of them, or any other entity that, together with the Company or any of the Company Subsidiaries, is treated as a single employer under Section 414 of the Code or Section 4001 of ERISA. With respect to any such single-employer plan, (i) no failure to meet the minimum funding standard under Section 412 or 430 of the Code or Section 302 or 303 of ERISA has occurred and (ii) such plan has not applied for or received a waiver of the minimum funding standards or an extension of any amortization period within the meaning of Section 412 of the Code or Section 302 or 303 of ERISA. (e) Except as set forth in Section 5.15(e) of the Company Disclosure Letter, no Company Benefit Plan provides health, medical or other welfare benefits after service, ownership or other termination of employment (other than for continuation coverage required under Section 4980B(f) of the Code or for coverage that continues through the end of the month of termination of services). Neither the Company nor any of the Company Subsidiaries have incurred (whether or not assessed) any material Tax or material penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code that remains unsatisfied and no circumstances exist that are reasonably expected to result in the imposition of any such material Tax or penalty. (f) Except as set forth in Section 5.15(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in combination with another event (including any termination of employment on or following the Closing), (i) entitle any current or former employee, director, officer or individual independent contractor of the Company or any of the Company Subsidiaries to severance pay or any other compensation or benefit or any increase in severance pay (other than severance pay required by any Applicable Law), (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due to any such current or former employee, director, officer or individual independent contractor, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) result in any breach or violation of or default under or limit the right of the Company or any Company Subsidiary to amend, modify or terminate any Company Benefit Plan or (v) result in any payment of any amount or benefit by the Company or a Company Subsidiary that could, individually or in combination with any other such payment or benefit, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). (g) There are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any of the Company Benefit Plans, or otherwise involving any such Company Benefit Plan or the assets of any Company Benefit Plan, other than routine claims for benefits or claims that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

45 (h) Except as set forth in Section 5.15(h) of the Company Disclosure Letter, no current or former director, officer, employee or individual independent contractor of the Company or any Company Subsidiary is entitled to receive any gross-up or additional payment in connection with the Tax required by Section 409A or Section 4999 of the Code. (i) Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and all IRS guidance promulgated thereunder. Section 5.16 Labor Matters. (a) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or as set forth in Section 5.16(a) of the Company Disclosure Letter, (i) neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining Contract or other Contract with a labor union or like organization, (ii)the Company and the Company Subsidiaries are in compliance with each Labor Agreement, (iii) to the Knowledge of the Company, there are no activities or proceedings of any labor organization to organize any employees of the Company or any of the Company Subsidiaries and no demand for recognition as the exclusive bargaining representative of any employees has been made by or on behalf of any labor or like organization, (iv) there is no pending or, to the Knowledge of the Company, threatened strike, lockout, slowdown, work stoppage or other labor dispute affecting the Company or the Company Subsidiaries and there have been no such strikes, lockouts, slowdowns, work stoppages or labor disputes in the past three (3) years, and (v) there are no grievances or unfair labor practice complaints pending against the Company or any of the Company Subsidiaries before the National Labor Relations Board or any other Governmental Entity. Except as set forth in Section 5.16(a) of the Company Disclosure Letter, (i) neither the Company nor any of the Company Subsidiaries are a party to or bound by any Labor Agreement, nor is any such agreement presently being negotiated (other than renegotiations or renewals in the normal course of existing agreements) and (ii) with respect to the Transactions, there is no notice, consent, or consultation required or bargaining obligation under any Labor Agreement. (b) The Company and the Company Subsidiaries are and since the Reference Date have been in compliance with all Applicable Laws relating to employment or labor, except for any instances of noncompliance that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There is, and since the Reference Date there has been, no employment- or labor-related suit, action, proceeding, claim or investigation, inquiries, or examinations (whether at law or in equity, before or by any Governmental Entity or before any arbitrator) pending or, to the Knowledge of the Company, threatened against or affecting the Company or the Company Subsidiaries, the outcome of which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Section 5.17 Intellectual Property Rights. (a) The Company and the Company Subsidiaries own or have valid and enforceable a right to use all Intellectual Property used in or necessary to the conduct of the businesses of the

46 Company and the Company Subsidiaries taken as a whole as now being conducted (the “Company IP”), in each case free and clear of all Encumbrances other than Permitted Encumbrances, except where the failure to own or have the right to use such Intellectual Property, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. (b) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, there is no and since the Reference Date has been no, pending or, to the Knowledge of the Company, threatened suit, action, proceeding or written claim asserted by a third party challenging the ownership, validity or enforceability of any Company IP owned by the Company or a Company Subsidiary or alleging infringement or misappropriation by the Company or a Company Subsidiary of such third party’s Intellectual Property rights. To the Knowledge of the Company, no third party is misappropriating or infringing any material Intellectual Property owned by the Company or any of the Company Subsidiaries. (c) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (i) the Company and the Company Subsidiaries maintain policies and procedures regarding data collection, security, privacy, storage, transfer and use that are reasonably designed to ensure that the operation of the business is in compliance with all Applicable Laws and industry and self-regulatory standards to which the Company and the Company Subsidiaries are bound or otherwise hold themselves out as compliant with and (ii) there has been no alleged or actual unauthorized access to or use of, or breach of the security of, any personal information, payment card information, confidential or proprietary data or any other such information collected, maintained or stored by or on behalf of the Company or any of the Company Subsidiaries (or any loss, compromise or unauthorized destruction or disclosure thereof). Section 5.18 Insurance. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies of the Company and the Company Subsidiaries are in full force and effect, (b) neither the Company nor any Company Subsidiary is in breach of or default under, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach of or default under, or permit termination or modification under, any such policies, (c) all premiums due with respect to each such policy have been paid, and (d) since the most recent renewal date, the Company and the Company Subsidiaries have not received any written notice threatening termination of, premium increases with respect to, or material alteration of coverage under, any such policies. Section 5.19 Trading. The Company Board has adopted corporate risk policies that contain commodities risk policies and signature authorities (collectively, the “Risk Management Policy”) with respect to risk parameters, limits and guidelines concerning the management of the risk exposures related to commodity prices and volumes, interest rates, foreign currency exchange rates, liquidity and counterparty credit in connection with the business activities of the Company and the Company Subsidiaries (the “Company Trading Guidelines”). The Company has, prior to the date of this Agreement, made available to Parent a true and complete copy of the Risk Management Policy. Except for exceptions approved in accordance with the Risk Management Policy, (a) the Company and each Company Subsidiary is and since the Reference Date has been operating in compliance with the Risk Management Policy, (b) the Company and the Company Subsidiaries are not and since the Reference Date have not been engaging in any transactions

47 regarding Derivative Products other than transactions of the type explicitly permitted under the Risk Management Policy and (c) all Derivative Products of the Company or any of the Company Subsidiaries were entered into in accordance with the Risk Management Policy and Company Trading Guidelines. The summary of hedge positions identified and described in the files set forth in Section 5.19 of the Company Disclosure Letter, in each case, as of the applicable date identified therein, are true and correct in all material respects. Section 5.20 Regulation as a Utility. (a) Neither the Company nor any of its Subsidiaries or “affiliates” (under and as defined in the FPA) is subject to regulation as a public utility holding company, public utility or public service company (or similar designation) by any Governmental Entity (except for such Subsidiaries or “affiliates” of the Company that are regulated as public utilities, public-utility companies or holding companies under the FPA or PUHCA). (b) The Company and its Subsidiaries and “affiliates” (under and as defined in PUHCA) are not subject to, or are exempt from, FERC’s books, records and accounting requirements under PUHCA. The Company and any of its Subsidiaries and “affiliates” (under and as defined in PUHCA) that are “holding companies” (under and as defined under PUHCA) are holding companies solely with respect to exempt wholesale generators, qualifying facilities and/or foreign utility companies. (c) Each Subsidiary or “affiliate” (under and as defined in the FPA) of the Company (other than any such Company Subsidiary or affiliate that owns one or more facilities that constitute a “qualifying facility” as such term is defined under the Public Utility Regulatory Policies Act of 1978 and that are entitled to exemption from regulation under Section 205 of the FPA) selling electric energy, capacity and/or certain ancillary services at wholesale (a) has been authorized by FERC to make wholesale sales of electric energy, capacity and/or certain ancillary services at market-based rates pursuant to Section 205 of the FPA, (b) as of the date hereof, has been granted waivers and other blanket authority (including with respect to the issuance of securities and assumption of liabilities pursuant to Section 204 of the FPA) customarily granted to similarly situated market-based rate sellers, which, as of the date hereof, such blanket authority and waivers have not been limited (clauses (a) and (b) together, “MBR Authority”) and (c) except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, has rates which are not subject to refund other than through (i) rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, capacity, and certain ancillary services or other products or services at wholesale or at market-based rates in the geographic market where such Company Subsidiary conducts its business, and (ii) restrictions imposed through “reliability must run” Contracts and/or other Contracts with independent system operators or regional transmission organizations. (d) For each cogeneration facility owned or operated by the Company or its Subsidiaries, the Company has filed, or has caused its Subsidiaries to file, a self-certification with FERC as a QF, and such self-certification is valid and in full force and effect. (e) None of the Company and its Subsidiaries is subject to any actual, or, to the Knowledge of the Company, threatened or pending complaint or other proceeding seeking to

48 revoke the qualifying facility status of its cogeneration facilities, exempt wholesale generator status, MBR Authority, or any exemptions from or blanket authorizations under the FPA or PUHCA derived therefrom, or seeking to revoke, cancel, or unilaterally modify its generator facility interconnection agreements. (f) The Company Subsidiaries that are engaged in retail sales have all necessary and material certifications, licenses, and registrations, as applicable, which are in full force and effect. (g) Except as set forth on Section 5.20(g) of the Company Disclosure Letter, the Company’s Subsidiaries that own and operate projects in ERCOT are not separately registered as PGCs but are covered by the Company’s PGC Registration (PGC No. 20008). For the avoidance of doubt, the term “affiliate” as used in this Section 5.20 shall not be deemed to include any Identified Sponsor Investor. Section 5.21 Brokers. No Person, other than Evercore Group LLC, The Goldman Sachs Group, Inc., Morgan Stanley & Co LLC and Barclays Bank PLC, is entitled to any brokerage, financial advisory, finder’s or similar fee or commission in connection with the Transactions, an alternative sale of the Company or all or substantially all of its assets or the public offering of the Company’s capital stock, in each case, that would be payable by or on behalf of New Company, the Company or any Company Subsidiary. Section 5.22 Affiliate Transactions. Except as set forth on Section 5.22 of the Company Disclosure Letter, no officer, director or manager, equityholder, Affiliate of the Company or the Company Subsidiaries (described in clause (a) and (b) of the definition thereof), or the Affiliated Funds, Access Industries Inc. (or its Affiliates), or CPPIB Calpine Canada Inc. (or its Affiliates), or any Company Stockholder, but excluding the Company and each of the Company Subsidiaries (the “Related Persons”): (a) is a party to any Contract with the Company or any Company Subsidiary (other than Contracts (i) related to employment and employment benefits or (ii) entered into between the Company or a Company Subsidiary and any direct or indirect portfolio company owned or managed or controlled by investment funds managed or advised by an Identified Sponsor Investor or its Affiliates and, in each case, entered into on an arm’s length basis in connection with the commercial activities of the Company or the Company Subsidiaries, in the ordinary course and in accordance with the Related Party Transactions Procedure (the arrangements contemplated by prong (ii), “Portfolio Company Arrangements”)), (b) is a party to any management, monitoring, transaction success, expense reimbursement (other than reimbursement of expenses for directors in the ordinary course of business of the Company, the New Company or any Company Subsidiary) or similar agreement with the Company or any Company Subsidiary (a “Sponsor Management Agreement”) or (c) owes any material amounts to or is obligated for any liability to the Company or any Company Subsidiary (collectively, “Affiliate Arrangements”), and except with respect to the payment of employment wages and reimbursement of business expenses, each, in the ordinary course of business, neither the Company nor any Company Subsidiary owes any amounts to or is obligated for any liability to any of the Related Persons (as qualified by the Knowledge of the Company as set forth in the definition of Related Persons). The Company has made available to Parent a true and complete copy of the Related Party Transactions Procedure.

49 Section 5.23 Government Contracts. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or any Company Subsidiary has since the Reference Date: (a) breached or violated any Applicable Law pertaining to any Contract for the sale of supplies or services currently in performance or that has not been closed that is between the Company or any Company Subsidiary and a U.S. Governmental Entity or entered into by the Company or any Company Subsidiary as a subcontractor at any tier in connection with a Contract between another Person and a U.S. Governmental Entity, including cooperative agreements with the DOE (each, a “Government Contract”); (b) been suspended or debarred from bidding on government contracts by a U.S. Governmental Entity; (c) been subject to a material audit or investigation by any Governmental Entity with respect to any Government Contract other than in the ordinary course of business; (d) made any disclosure with respect to any alleged or potential material irregularity, misstatement or omission arising under or relating to a Government Contract; (e) received from any U.S. Governmental Entity any written notice of a breach, cure, show cause or default with respect to any Government Contract; (f) had any U.S. Government Contract terminated by any Governmental Entity or any other Person for a default or failure to perform; or (g) a requirement to maintain any federal security clearance in order to perform its obligations under any currently held Government Contract. The Company and the Company Subsidiaries have established and maintain adequate internal controls for compliance with its Government Contracts in all material respects. Section 5.24 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE V or any certificate delivered pursuant to this Agreement, none of New Company, the Company or any other Person on behalf of New Company, the Company or any Company Subsidiary makes any other express or implied representation or warranty with respect to New Company, the Company, any Company Subsidiary or the Stockholders’ Representative or with respect to any other information provided by or on behalf of New Company, the Company, any Company Subsidiary or the Stockholders’ Representative. Without limiting the foregoing, none of New Company, the Company, or the Stockholders’ Representative or any other Person will have or be subject to any liability or other obligation to Parent, any of the Merger Subs or any of their respective Representatives or Affiliates or any other Person resulting from Parent’s, any of the Merger Subs’ or any of their respective Representatives’ or Affiliates’ or such other Person’s use of any information, documents, projections, forecasts or other material made available to Parent, any of the Merger Subs or any of their respective Representatives or Affiliates or such other Person, including any information made available in the electronic data room for Project Checkerspot run by IntraLinks, Inc. and maintained by the Company for purposes of the Transactions (collectively, the “Electronic Data Room”), marketing material, confidential information memorandum, management presentations, functional “break- out” discussions, responses to questions submitted on behalf of Parent, any of the Merger Subs or any of their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is included in a representation or warranty contained in this ARTICLE V or any certificate delivered pursuant to this Agreement. None of New Company, the Company, the Stockholders’ Representative or any other Person on behalf of New Company, the Company, any Company Subsidiary or the Stockholders’ Representative makes any express or implied representation or warranty with respect to the accuracy of any financial projections or forecasts relating to New Company, the Company, any Company Subsidiary or the Stockholders’ Representative or the forward-looking assumptions on which such financial projections and forecasts are based.

50 Section 5.25 Acknowledgement of Disclaimer of Other Representations and Warranties. Each of New Company, the Company, the Company Subsidiaries and the Stockholders’ Representative acknowledges that, as of the date hereof, they and their Representatives (a) have received full access to such books and records, facilities, properties, premises, equipment, Contracts and other assets of Parent and the Merger Subs which they and their Representatives, as of the date hereof, have requested to review and (b) have had full opportunity to meet with the management of Parent and the Merger Subs and to discuss the business and assets of Parent and the Merger Subs. New Company, the Company, the Company Subsidiaries and the Stockholders’ Representative each acknowledge and agree that, except for the representations and warranties expressly set forth in ARTICLE VI or any certificate delivered pursuant to this Agreement, (x) none of Parent or the Merger Subs makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Mergers and New Company, the Company, the Company Subsidiaries and the Stockholders’ Representative have not relied and are not relying on any representation or warranty, (y) no Person has been authorized by Parent or the Merger Subs to make any representation or warranty relating to Parent or the Merger Subs or their respective businesses or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by New Company, the Company, the Company Subsidiaries and the Stockholders’ Representative as having been authorized by such entity and (z) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to New Company, the Company, the Company Subsidiaries and the Stockholders’ Representative or any of their Representatives, including any marketing material, confidential information memorandum, management presentation, functional break-out discussions, responses to questions submitted on behalf of New Company, the Company, the Company Subsidiaries and the Stockholders’ Representative or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, are not and shall not be deemed to be or include representations or warranties (and none of Parent or the Merger Subs or any other Person will have liability or other obligation to New Company, the Company, the Company Subsidiaries and the Stockholders’ Representative or their respective Affiliates or Representatives or any other Person resulting from such Person’s use of such material or information). Each of New Company, the Company, the Company Subsidiaries and the Stockholders’ Representative has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition, operations and prospects of Parent and the Merger Subs and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Mergers, each of New Company, the Company, the Company Subsidiaries and the Stockholders’ Representative has relied on the results of its own independent review and analysis. ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS Except as otherwise disclosed (a) to the Company in the Parent Disclosure Letter or (b) in any Parent Report (including all amendments thereto filed prior to the date hereof) filed with, or furnished to (and publicly available), the SEC by Parent, or incorporated by reference into any such document (excluding any disclosure under the headings “Risk Factors,” “Cautionary Statements Regarding,” “Forward-Looking Information” or any disclosures that are forward- looking, predictive or cautionary in nature (provided, however, that this clause (b) shall not apply to the representations and warranties set forth in Section 6.1, Section 6.2, Section 6.3, Section

51 6.14(f), Section 6.14(g), Section 6.15 and Section 6.16)), in each case of this clause (b), prior to the date hereof, Parent and the Merger Subs jointly and severally represent and warrant to New Company, the Company and Company Merger Sub, on the date hereof and as of the Closing, as follows: Section 6.1 Corporate Status. Each of Parent and each of the Merger Subs (a) is a corporation or limited liability company, as the case may be, duly organized and validly existing under the laws of the jurisdiction in which it is organized, (b) has all requisite corporate or limited liability company, as the case may be, power and authority to own, lease and operate its properties and carry on its business as now conducted and (c) is duly qualified or licensed to do business as a foreign corporation or limited liability company, as applicable, and is, to the extent applicable, in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except, in the case of clause (c), where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company complete and correct copies of the Constituent Documents of Parent and the Merger Subs, in each case as amended and in effect on the date hereof. Section 6.2 Capitalization. (a) As of the date hereof, the authorized capital stock of Parent consists of (i) 1,000,000,000 shares of common stock, without a par value, and (ii) 100,000,000 shares of preferred stock, without a par value. At the close of business on January 8, 2025, (i) 312,838,475 Parent Shares were issued and outstanding, (ii) 0 Parent Shares were held in treasury by Parent, (iii) 18,878,563 Parent Shares were reserved for issuance pursuant to outstanding awards under the Parent Equity Plan (assuming, in the case of performance based awards, maximum performance) and (iv) 16,867,562 Parent Shares were reserved and available for issuance pursuant to Parent’s Employee Stock Purchase Plan. Except as set forth above, at the close of business on January 8, 2025, there are no shares of capital stock, or other equity or voting securities or equity or voting interests of Parent issued, reserved for issuance or outstanding. From the close of business on January 8, 2025 to the date of this Agreement, there have been no issuances by Parent of any shares of capital stock, or other equity or equity-based or voting securities or equity or voting interests, other than the issuance of Parent Shares upon the vesting or settlement of equity awards under the Parent Equity Plan or upon the exercise or settlement of options under Parent’s Employee Stock Purchase Plan. No Subsidiary of Parent owns any Parent Shares. All issued and outstanding Parent Shares have been, and all Parent Shares reserved for issuance as set forth above will be when issued, duly authorized and validly issued and are or will be fully paid, free of preemptive rights and nonassessable. (b) At the Closing, Parent will have sufficient authorized but unissued Parent Shares for Parent to satisfy its obligation to deliver the Aggregate Stock Consideration pursuant to the terms of this Agreement. Upon consummation of the transactions contemplated hereby, the stockholders of New Company shall acquire good and valid title to the Parent Shares constituting the Aggregate Stock Consideration free and clear of all Encumbrances, other than Encumbrances under Parent’s Constituent Documents, transfer restrictions under federal and state securities Applicable Law and the restrictions set forth in the Registration Rights Agreement. As of the date

52 hereof, Parent is a “well-known seasoned issuer” (as defined in Rule 405 promulgated under the Securities Act) eligible to register the resale of the Parent Shares constituting the Aggregate Stock Consideration using a registration statement on Form S-3. (c) There are no any outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Equity Interests of Parent. There are no proxies, voting trusts or other agreements or understandings to which Parent is a party or is bound with respect to the voting or registration of the capital stock of, or other Equity Interests in, Parent. Section 6.3 Authority for Agreements. Each of Parent and the Merger Subs has all necessary corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and the Merger Subs of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or limited liability company, as applicable, action on behalf of Parent and the Merger Subs, and no other corporate or limited liability company proceedings on the part of Parent or any of the Merger Subs are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, including the Mergers, except for the delivery of First Merger Sub Stockholder Consent. This Agreement has been duly and validly executed and delivered by Parent and the Merger Subs and, assuming the due authorization, execution and delivery by New Company, the Company, Company Merger Sub and the Stockholders’ Representative, constitutes a legal, valid and binding obligation of each of Parent and the Merger Subs, enforceable against each of Parent and the Merger Subs in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles. (b) The Parent Board has duly adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable and fair to, and in the best interests of, Parent and its stockholders, and (ii) approving this Agreement and the transactions contemplated hereby, including the Mergers. Section 6.4 Consents and Approvals; No Violations. (a) The execution and delivery by Parent and the Merger Subs of this Agreement do not, and the performance of its obligations hereunder will not, require any consent, clearance, expiration or termination of waiting periods, waiver, notice, approval, authorization or permit of, or filing with or notification to, or registration with, any Governmental Entity except for (i) the Governmental Requirements and (ii) any other such consent, clearance, expiration or termination of waiting periods, waiver, notice, approval, authorization, permit, filing, notification or registration, the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. (b) The execution and delivery by Parent and the Merger Subs of this Agreement do not, and the performance of its obligations hereunder will not, (i) violate any provision of the Constituent Documents of Parent or any of the Merger Subs, (ii) result in a violation or breach of

53 any provision of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation, payment, acceleration or revocation under, any Contract, undertaking, commitment or obligation to which Parent or any of the Merger Subs is a party or by which any of them or any of their respective assets or properties may be bound, (iii) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) upon any property or asset of Parent or any of the Merger Subs or (iv) assuming all consents, clearances, expirations or terminations of waiting periods, waivers, notices, approvals, authorizations and permits contemplated in Section 6.4(a) have been obtained, and all filings, notifications or registrations in Section 6.4(a) have been made, violate or conflict with any Applicable Law, except, in the case of clauses (ii), (iii) and (iv) of this Section 6.4(b), for violations, breaches, defaults, terminations, cancellations, payments, accelerations, revocations, creations, impositions or conflicts which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Section 6.5 Compliance with Laws; Permits. (a) Neither Parent nor any of its Subsidiaries is, or since the Reference Date has been, in violation of and no written notice has been given of any violation of, any Applicable Law, except for any violation that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. (b) None of Parent or any of its Subsidiaries, or, to the Knowledge of Parent, any of their Representatives, consultants, suppliers or distributors acting for or on behalf of Parent or any of its Subsidiaries has, in the course of his, her or its actions for, or on behalf of, any of them violated in any material respect any provision of the FCPA or any other Applicable Laws or any conventions to which Parent or any its Subsidiaries is subject relating to Other Anticorruption Laws. Since the Reference Date, neither Parent nor any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under or relating to any material noncompliance with the FCPA or any Other Anticorruption Law. Neither Parent nor any of its Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any of the foregoing in this Section 6.5(b). Section 6.6 Financing. As of the date of this Agreement and at the Closing, Parent has, and will have at the Closing, sufficient funds available to it (including cash, available lines of credit or other sources of immediately available funds) to permit Parent and the Merger Subs to consummate the transactions contemplated by this Agreement, including the Mergers, upon the terms contemplated by this Agreement, including the payment of all amounts payable pursuant to ARTICLE IV in connection with or as a result of the Mergers. For the avoidance of doubt, the obligations of Parent hereunder are not subject to any condition with respect to Parent’s ability to obtain financing. Section 6.7 Operations of Merger Subs. The Merger Subs have been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the First Effective Time and Second Effective Time, as applicable, will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein. All of the issued and outstanding capital stock of First Merger Sub is, and immediately prior to the First

54 Effective Time will be, owned by Parent. All of the issued and outstanding membership interests of Second Merger Sub is, and immediately prior to the Second Effective Time will be, owned by Parent. Section 6.8 Vote/Approval Required. No vote or consent of the holders of any class, series of capital stock or membership interests of Parent or any of its Affiliates (other than the Merger Subs) is necessary to approve this Agreement or the transactions contemplated hereby, including the Mergers and the issuance and delivery of the Parent Shares that constitute the Aggregate Stock Consideration, that has not been obtained on or prior to the date hereof. The adoption of this Agreement by Parent as the sole stockholder of First Merger Sub and the sole member of Second Merger Sub, as applicable (which shall have occurred concurrently with the execution of this Agreement), is the only vote or consent of the holders of any class, series of capital stock or membership interests of the Merger Subs, necessary to approve this Agreement or the transactions contemplated hereby, including the Mergers. Section 6.9 Financial Statements; Parent Reports. (a) The consolidated financial statements (including any notes thereto) contained in the Parent Reports have been prepared in all material respects in accordance with U.S. GAAP applied on a consistent basis throughout the periods presented, except, in each case, as otherwise noted therein and subject, in the case of interim consolidated unaudited financial statements, to normal, recurring year-end adjustments. The consolidated financial statements present fairly in all material respects the consolidated financial position, the consolidated results of operations, changes in shareholders’ equity and cash flows of Parent and its Subsidiaries as of the dates or for the respective periods specified therein, in conformity with U.S. GAAP, except as otherwise noted therein and subject, in the case of interim unaudited consolidated financial statements, to normal, recurring year-end adjustments. (b) Parent and each of its Subsidiaries has filed or furnished, as applicable, all material reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC since January 1, 2023 (the “Parent Reports”). As of its respective date, or if amended, as of the date of the last such amendment filed prior to the date hereof, each Parent Report (i) complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Parent Report and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are not any material outstanding or unresolved comments in comment letters received from the SEC or its staff and none of the Parent Reports are the subject of ongoing SEC review. (c) Since December 31, 2022, each of the principal executive officer and the principal financial officer of Parent has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Parent Reports. (d) Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Parent has established and maintains “disclosure controls and procedures”

55 and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management, as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent maintains, and at all times has maintained since January 1, 2023, a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Except as specifically otherwise stated in the Parent Reports, from January 1, 2023, to the date of this Agreement, none of Parent nor, to the Knowledge of Parent, Parent’s auditors and the Parent Board have been advised of, and Parent’s principal executive officer and its principal financial officer have not disclosed, based on their most recent evaluation prior to the date of this Agreement, to Parent’s auditor and the Parent Board (i) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Since January 1, 2023, there have been no material written complaints (and, to the Knowledge of Parent, no other material complaints) from a Governmental Entity regarding accounting, internal accounting controls or auditing matters of Parent or any of its Subsidiaries. Section 6.10 Absence of Certain Changes. Except as contemplated hereunder, since September 30, 2024 through the date hereof, (a) there has been no Effect which, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect and (b) Parent and its Subsidiaries have in all material respects conducted their businesses in the ordinary course of business. Section 6.11 Absence of Undisclosed Liabilities. Parent and its Subsidiaries do not have any liabilities required by U.S. GAAP to be reflected or reserved against on Parent’s consolidated balance sheets prepared in accordance with U.S. GAAP (or the notes thereto), except for liabilities (a) reflected or accrued on or reserved against in Parent’s consolidated balance sheet as of December 31, 2023 or September 30, 2024 (or the notes thereto) filed by Parent with the SEC, (b) incurred in the ordinary course of business since December 31, 2023, (c) incurred pursuant to this Agreement or (d) which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Section 6.12 Litigation. There is no (a) suit, action, proceeding, claim or investigation, inquiries, or examinations (whether at law or in equity, before or by any Governmental Entity or before any arbitrator) pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, the outcome of which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect or (b) judgment, decree, ruling, injunction, or order of any Governmental Entity or arbitrator outstanding against Parent or any of

56 its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. Section 6.13 Reorganization. None of Parent, the Merger Subs and any other Affiliate of Parent has taken or agreed to take any action that is not expressly contemplated by this Agreement and that would reasonably be expected to prevent the F-Reorganization or the Mergers from qualifying for the Intended Tax Treatment, nor is Parent, the Merger Subs or any of their Affiliates aware of any of the following: (a) any action that would result in Parent losing “control” of New Company within the meaning of Section 368(c) of the Code, such as selling or otherwise disposing of any stock of the Surviving Entity or issuing new stock of the Surviving Entity to an unrelated third-party, (b) any action that would cause New Company to cease its separate legal existence for U.S. federal income tax purposes or merge with or into another entity (other than pursuant to the Second Merger) or (c) any action that will prevent the Surviving Entity from continuing New Company’s historic business or using a significant portion of its historic business assets in a business (in each case within the meaning of the Treasury Regulations under Section 368 of the Code). Section 6.14 Taxes. (a) Tax Returns. The Parent and each of its Subsidiaries has filed or caused to be filed all material Tax Returns that are required to be filed by, or with respect to, the Parent or its Subsidiaries (taking into account any applicable extension of time within which to file), and all such Tax Returns were complete and accurate in all material respects. (b) Payment of Taxes. All material Taxes and Tax liabilities of the Parent and its Subsidiaries that are due and payable have been timely paid, and all material Taxes and Tax liabilities of the Parent and its Subsidiaries that have accrued under U.S. GAAP but that are not yet due and payable are accrued on the books and records of the Parent and its Subsidiaries in accordance with U.S. GAAP. (c) No Taxing Authority in a jurisdiction where the Parent or any of its Subsidiaries does not file Tax Returns has asserted in writing that the Parent or any of its Subsidiaries may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by such Tax Return. (d) Neither the Parent nor any of its Subsidiaries has been a party within the past two (2) years to a transaction that was intended to be governed by Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code). (e) Neither the Parent nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b). (f) The outstanding equity of the Merger Subs is and will be as of the First Effective Time and (with respect to Second Merger Sub) the Second Effective Time properly treated for U.S. federal income tax purposes as owned directly by an entity classified for U.S. federal income tax purposes as a “disregarded entity” of Parent, and therefore treated for U.S. federal income tax purposes as wholly-owned direct subsidiaries of Parent.

57 (g) Neither the Parent nor any of its Subsidiaries has taken, intends to take, or has agreed to take, any action or is aware of any fact or circumstance that would prevent or impede, or could reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment. Section 6.15 No Foreign Person. (a) Neither Parent nor any of its Subsidiaries is a “foreign person” within the meaning of the DPA. Parent does not permit any foreign person affiliated with Parent, whether affiliated as a limited partner or otherwise, to obtain through Parent any of the following with respect to New Company or any Company Subsidiaries: (a) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Company or any Company Subsidiaries; (b) membership or observer rights on the board of directors or equivalent governing body of New Company or any Company Subsidiaries or the right to nominate an individual to a position on the board of directors or equivalent governing body of New Company or any Company Subsidiaries; (c) any involvement, other than through the voting of shares, in substantive decision making of New Company or the Company Subsidiaries regarding (i) the use, development, acquisition, or release of “critical technologies” (as defined in the DPA), (ii) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by New Company or the Company Subsidiaries, or (iii) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (d) “control” of New Company or the Company Subsidiaries (as defined in the DPA). Neither Parent nor any of its Subsidiaries produces, designs, tests, manufactures, fabricates, or develops “critical technologies” (as defined in the DPA). (b) No non-U.S. government, agency of a foreign government or representative of a foreign government, nor business enterprise or other entity organized, chartered or incorporated under the Applicable Laws of any country other than the United States, nor any person who is not a citizen or national of the United States (each a “Foreign Interest”) (a) individually or in the aggregate with other affiliated Foreign Interests, holds or owns (or at the time of, or in connection with, the Transactions will hold or own) 10% or more (directly or indirectly) of the outstanding voting interest in Parent or its Subsidiaries, including the Merger Subs, (b) has (or at the time of, or in connection with, the Transactions will have) the power, direct or indirect, whether or not exercised, and whether or not exercisable through the ownership of Parent or its Subsidiaries, including the Merger Subs, by contractual arrangements or other means, to direct or decide matters affecting the management or operations of Parent or its Subsidiaries, including the Merger Subs (or the right to acquire any such power), (c) has (or at the time of, or in connection with, the Transactions will have) membership or observer rights on Parent’s or any of its Subsidiaries, including the Merger Subs, board of directors (or equivalent) or the board of directors (or equivalent) of any person or entity that controls Parent or its Subsidiaries, including the Merger Subs, or has the right to nominate an individual to a position on Parent’s or its Subsidiaries’, including the Merger Subs, board of directors (or equivalent), or the board of directors (or equivalent) of any person or entity that controls Parent or its Subsidiaries, including the Merger Subs (or has the right to acquire any such rights) or (d) holds (or at the time of, or in connection with, the Transactions will hold or acquire) ownership interests in Parent or its Subsidiaries, including the Merger Subs other than solely for the purpose of passive investment, as that term is defined in 31 C.F.R. § 800.243.

58 Section 6.16 No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE VI or any certificate delivered pursuant to this Agreement, neither Parent, the Merger Subs nor any other Person on behalf of Parent or the Merger Subs makes any other express or implied representation or warranty with respect to Parent or the Merger Subs or with respect to any other information provided by or on behalf of Parent or the Merger Subs. Without limiting the foregoing, none of Parent or the Merger Subs or any other Person will have or be subject to any liability or other obligation to New Company, the Company, the Stockholders’ Representative or any of their respective Representatives or Affiliates or any other Person resulting from such other Person’s use of any information, documents, projections, forecasts or other material made available to such other Person, including any, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of New Company, the Company, the Stockholders’ Representative or any of their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is included in a representation or warranty contained in this ARTICLE VI or any certificate delivered pursuant to this Agreement. None of Parent or the Merger Subs or any other Person on behalf of Parent or the Merger Subs makes any express or implied representation or warranty with respect to the accuracy of any financial projections or forecasts relating to Parent or the Merger Subs or the forward-looking assumptions on which such financial projections and forecasts are based. Section 6.17 Acknowledgement of Disclaimer of Other Representations and Warranties. Each of Parent and the Merger Subs acknowledges that, as of the date hereof, they and their Representatives (a) have received full access to (i) such books and records, facilities, properties, premises, equipment, Contracts and other assets of the Company and the Company Subsidiaries which they and their Representatives, as of the date hereof, have requested to review and (ii) the Electronic Data Room and (b) have had full opportunity to meet with the management of the Company and the Company Subsidiaries and to discuss the business and assets of the Company and the Company Subsidiaries. Parent and the Merger Subs each acknowledge and agree that, except for the representations and warranties expressly set forth in ARTICLE V or any certificate delivered pursuant to this Agreement, (x) none of New Company, the Company or any of the Company Subsidiaries makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Mergers and Parent and the Merger Subs have not relied and are not relying on any representation or warranty, (y) no Person has been authorized by New Company, the Company or any of the Company Subsidiaries to make any representation or warranty relating to New Company, the Company or any of the Company Subsidiaries or their respective businesses or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by Parent or the Merger Subs as having been authorized by such entity and (z) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, the Merger Subs or any of their Representatives, including any materials or information made available in the Electronic Data Room, marketing material, confidential information memorandum, management presentation, functional break-out discussions, responses to questions submitted on behalf of Parent, the Merger Subs or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, are not and shall not be deemed to be or include representations or warranties (and none of New Company, the Company, Company Merger Sub, the Stockholders’ Representative or any other Person will have liability or other obligation to Parent, the Merger Subs or their respective Affiliates or Representatives or any

59 other Person resulting from such Person’s use of such material or information). Each of Parent and the Merger Subs has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition, operations and prospects of New Company, the Company and the Company Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Mergers, each of Parent and the Merger Subs has relied on the results of its own independent review and analysis. ARTICLE VII COVENANTS RELATING TO CONDUCT OF BUSINESS Section 7.1 Conduct of Business by New Company and the Company Pending the Mergers. From the date hereof until the First Effective Time, unless Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned (provided that consent of Parent shall be deemed to have been given if Parent does not object within ten (10) Business Days after a written request for such consent is provided by the Company to Parent) or except (i) as listed in Section 7.1 of the Company Disclosure Letter, (ii) as otherwise expressly permitted by or provided for in this Agreement, (iii) for payment by New Company, the Company or any Company Subsidiary of the amount with respect to a particular line item (plus ten percent (10%) of the amount set forth with respect to any particular line item listed therein) set forth in the 2025 annual projection materials set forth in Section 7.1 of the Company Disclosure Letter (the “2025 Budget”) or in a budget for the 2026 fiscal year which 2026 fiscal budget either (x) is approved by Parent in writing, such approval not to be unreasonably delayed, withheld or conditioned or (y) conforms to the requirements of Section 7.1 of the Company Disclosure Letter (the “2026 Budget”), (iv) as required by (A) Applicable Law or Governmental Entities or (B) Company Contracts in effect as of the date hereof and have been made available to Parent (other than such Company Contracts that the Company is restricted by confidentiality obligations from disclosing), or entered into in compliance with Section 7.1 or (v) for actions in connection with the F-Reorganization, the Upstairs Restructuring or the DIK Transaction, New Company and the Company shall, and shall cause each of the Company Subsidiaries to, (x) conduct its business in the ordinary course of business in all material respects and (y) use commercially reasonable efforts to preserve substantially intact its business and organization and material assets and properties in good working order and condition (ordinary wear and tear excepted) and preserve in all material respects its material relationships with any employees, customers, suppliers, vendors, licensors and licensees with which it has material business relations; provided, however, that no action by New Company, the Company or the Company Subsidiaries with respect to matters specifically addressed by any provision of Section 7.1(a) through Section 7.1(z) shall be deemed a breach of clauses (x) or (y) unless such action would constitute a breach of such specific provision. In addition to and without limiting the generality of the foregoing, except (A) as listed in Section 7.1 of the Company Disclosure Letter, (B) as otherwise permitted by or provided for in this Agreement, (C) for payment by New Company, the Company or any Company Subsidiary of the amount with respect to a particular line item (plus ten percent (10%) of the amount set forth with respect to any particular line item listed therein) set forth in the 2025 Budget or in the 2026 Budget, (D) as (1) required by Applicable Law or Governmental Entities or (2) Company Contracts in effect as of the date hereof and have been made available to Parent (other than such Company Contracts that the Company is restricted by confidentiality obligations from disclosing), or entered into in compliance with Section 7.1, (E) for actions required to consummate the F-Reorganization, the Upstairs Restructuring or the DIK Transaction (if applicable) or (F) all transactions and

60 activities related to the purchase and sale of physical or financial Energy or Energy related commodities or attributes at wholesale or retail pursuant to the Risk Management Policy, including but not limited to Ancillary Services, Capacity, Derivatives, Environmental Credits and other products (all as defined in the Risk Management Policy), within the CEO Limits of Authority under, and executed pursuant to, the Risk Management Policy, from the date hereof until the First Effective Time, without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned (provided that consent of Parent shall be deemed to have been given if Parent does not object within ten (10) Business Days after a written request for such consent is provided by the Company to Parent), New Company and the Company shall not, and shall cause each Company Subsidiary not to: (a) in the case of New Company or the Company, adopt or propose any change in or amendment to its Constituent Documents and in the case of the Company Subsidiaries, adopt or propose any non-administrative change in or amendment to its Constituent Documents (excluding, for the avoidance of doubt, the formation of wholly-owned Company Subsidiaries in the ordinary course of business); (b) declare, authorize, establish a record date for, set aside or pay any stockholder dividend or other distribution (in cash, stock or other equity, property or a combination thereof), except for any dividend or distribution by a Company Subsidiary to New Company or the Company or a wholly-owned Company Subsidiary; (c) (i) subject to Section 7.1(e), merge or consolidate with any other Person, except that a Company Subsidiary may merge or consolidate with another Company Subsidiary as long as such merger or consolidation does not result in any material increase in Tax liabilities for the Company or for any Company Subsidiary (whether with respect to periods before the Closing or periods after the Closing), or (ii) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation or other reorganization, other than, with respect to the foregoing clause (ii), any mergers, consolidations or other reorganizations solely among the Company and its wholly-owned Subsidiaries or solely among its wholly-owned Subsidiaries; (d) sell, lease, license or subject to an Encumbrance (other than a Permitted Encumbrance) or otherwise surrender, relinquish or dispose of any assets or property of New Company, the Company or any Company Subsidiary, other than (i) inventory in the ordinary course of business, (ii) in an amount not in excess of Fifty Million Dollars ($50,000,000) in the aggregate, (iii) in connection with any Commodity Contract not in excess of the limits set forth for the Chief Executive Officer in the Company’s Risk Management Policy, in each case for this clause (iii), that are executed in accordance with the Risk Management Policy of the Company, (iv) disposals of any assets or property between or among (A) New Company, the Company and any of the wholly-owned Company Subsidiaries and (B) any wholly-owned Company Subsidiary and another wholly-owned Company Subsidiary, (v) in connection with the 2016 Receivables Purchase Agreement (as such term is defined in the Company Disclosure Letter), or (vi) Air Emission Allowances and Environmental Products as necessary to comply with Applicable Law (including Environmental Law); (e) subject to Section 8.2(e), make any acquisition (including by merger) of (i) the Equity Interests or a material portion of the assets of any other Person or (ii) any other properties

61 or assets of any other Person (other than New Company, the Company or any of the wholly-owned Company Subsidiaries) for consideration in excess of Fifty Million Dollars ($50,000,000) in the aggregate, in each case of clause (i) or (ii), except for (A) acquisitions of supplies, parts, fuel, materials, other inventory, Environmental Products and capacity in the ordinary course of business, (B) capital expenditures made in accordance with Section 7.1(q) or (C) pursuant to Contracts in force on the date of this Agreement; (f) (i) issue, sell, grant, pledge, transfer, dispose of, or otherwise encumber (or make payments based on the value of), or authorize the issuance, sale grant, pledge, transfer, disposal of, or Encumbrance on (or making of payments based on the value of), any shares of its capital stock or other Equity Interests (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or other security), other than (A) issuances of Common Shares or Company Common Shares in respect of Restricted Stock Units outstanding on the date hereof in accordance with their terms as in effect on the date hereof or (B) the creation of (x) transfer restrictions of general applicability on any securities of New Company or the Company imposed by Applicable Law or (y) Encumbrances securing indebtedness for borrowed money pursuant to the outstanding Debt Instruments of the Company and the Company Subsidiaries as in effect on the date hereof or as any Debt Instrument may be amended, modified or replaced or entered into in accordance with this Section 7.1, (ii) split, combine, subdivide or reclassify any shares of capital stock or any other Equity Interests of New Company, the Company or any Company Subsidiary or (iii) purchase, repurchase or redeem or otherwise acquire any shares of capital stock or any other Equity Interests of New Company, the Company or any Company Subsidiary or any rights, warrants or options to acquire any such shares or interests, other than in connection with the vesting of Restricted Stock Units pursuant to their terms as in effect on the date hereof (including in connection with any required withholding Taxes related to such vesting); (g) (i) incur, guarantee or assume, or otherwise become liable for, or modify in any material respect the terms of, any Specified Debt Instruments, (ii) issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of New Company, the Company or any of the Company Subsidiaries, (iii) assume, guarantee, endorse or otherwise become liable for any indebtedness of any Person that is not the Company, the New Company or any Company Subsidiary, (iv) make any loans, advances or capital contributions to, or investments in, any Person that is not the Company, the New Company or any Company Subsidiary, (v) issue letters of credit or guaranties in exchange for the release of cash or cash equivalent collateral that was previously posted to satisfy any credit support obligations under any Specified Debt Instrument of the Company, New Company or any Company Subsidiary in an amount in excess of Seventy Five Million Dollars ($75,000,000) in the aggregate or (vi) enter into any arrangement having the economic effect of any of the foregoing, in each case, other than (A) new indebtedness for borrowed money in an amount not in excess of Two Hundred Million Dollars ($200,000,000) in the aggregate; provided that, with respect to this clause (A), New Company, the Company and each Company Subsidiary, as applicable, shall use commercially reasonable efforts to the extent practicable under the circumstances to (1) consult with the Parent with respect to the amounts of such indebtedness and the expected timing of the incurrence, guarantee or assumption thereof, (2) promptly provide Parent with drafts of all material definitive documentation in respect of such indebtedness with reasonable time for Parent and its advisors to review and comment on such definitive documentation, to the extent the terms of such indebtedness are materially less favorable to the Company than the terms of the current indebtedness and (3) keep Parent reasonably informed

62 of the status of its efforts with respect to the incurrence, guarantee or assumption of such indebtedness, (the requirements in clauses (1)-(3), the “Permitted Indebtedness Requirements”) (B) any intercompany indebtedness, loan, advance, capital contribution or investment among New Company, the Company and/or any wholly-owned Company Subsidiary, (C) guaranties, letters of credit, surety bond obligations or other credit support obligations or borrowings by (x) New Company or the Company of obligations of any wholly-owned Company Subsidiary or (y) any Company Subsidiary of obligations of New Company, the Company or a wholly-owned Company Subsidiary, in each case of this clause (C), (I) in the ordinary course of business, (II) pursuant to the Debt Instruments in effect on the date hereof or as any Debt Instrument may be amended, modified or replaced or entered into in accordance with this Section 7.1 or (III) in connection with the sale or purchase of Derivative Products within the CEO Limits of Authority under, and executed pursuant to and in accordance with the Risk Management Policy, (D) refinancings, replacements, renewals, substitutions or modifications of or similar amendments to existing indebtedness in the ordinary course of business, in each case of this clause (D), that (x) do not increase the aggregate principal amount of any such existing indebtedness, (y) are in respect of indebtedness that is within three (3) months of its final stated maturity date and (z) are in compliance with the Permitted Indebtedness Requirements, or (E) in respect of existing Debt Instruments as of the date hereof, including any borrowings under the Revolving Credit Agreement (as defined in the Company Disclosure Letter) or as any Debt Instrument may be amended, modified or replaced or entered into in accordance with this Section 7.1(g); (h) repay, redeem, repurchase, prepay, defease, cancel, any obligations for borrowed money or otherwise evidenced by bonds, debentures, notes, or other similar instruments other than (i) as required pursuant to the terms thereof, (ii) existing indebtedness at or within three (3) months of maturity, or (iii) in the ordinary course of business; (i) other than any existing union, works council, labor organization, or other employee representative, recognize or certify any union, works council, labor organization, or other employee representative for any current or former employees of the Company or any Company Subsidiary; (j) implement or announce any employee furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions that, in each case, would implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar Applicable Laws; (k) waive or release any (i) noncompetition or nonsolicitation covenant or obligation of any current or former employee or individual independent contractor of the Company or any Company Subsidiary or (ii) material nondisclosure or other restrictive covenant obligation of any current or former employee or individual independent contractor of the Company or any Company Subsidiary with a title of Vice President or above; (l) other than as required by the terms of any Company Benefit Plan in existence on the date of this Agreement and set forth on Section 5.15 of the Company Disclosure Letter (but excluding, for the avoidance of doubt, any commitment or obligation to establish, maintain or otherwise grant awards under a long-term incentive plan not in effect as of the date hereof, pursuant to any promotion letter or otherwise), by an applicable Labor Agreement, as contemplated by

63 Section 4.4 or as set forth in Section 7.1(l) of the Company Disclosure Letter, (i) increase the compensation or benefits of any member of the New Company or the Company Board of Directors (“Director”) or executive officer of New Company or the Company or any Company Subsidiary (except for annual cash incentive grants and merit salary increases consistent with past practice), (ii) provide increases in salaries, wages, other compensation or benefits (or communicate increases in bonuses to the extent bonuses are based on salary or wage level) of (A) employees who are not executive officers or Directors of New Company, the Company or any Company Subsidiary or (B) individual independent contractors of New Company, the Company or any Company Subsidiary, in each case, other than in the ordinary course of business, (iii) enter into any long-term incentive, equity or equity-based award, change-in-control, retention, employment (other than unwritten at- will employment arrangements in connection with new hires otherwise permitted pursuant to this Section 7.1(l)), severance, termination or other similar Contract with, or grant any long-term incentive, equity or equity-based award, change-in-control, retention, severance, termination or similar compensation or benefits to, any officer, Director, employee or individual independent contractor of New Company, the Company or any Company Subsidiary, (iv) establish, adopt, terminate or materially amend any Company Benefit Plan or any plan, program, arrangement, practice or Contract that would be a Company Benefit Plan if it were in existence on the date hereof, except to the extent that such amendment would not materially increase the cost to the Company under such arrangement or plan, (v) accelerate the time of payment or vesting of any compensation or benefits for any current or former employee, officer, Director or individual independent contractor of New Company, the Company or any of the Company Subsidiaries, (vi) hire or promote any employee or engage any other individual service provider of New Company, the Company or any of the Company Subsidiaries with a title of director or above, and (vii) terminate any current employee, officer, Director or individual independent contractor of New Company, the Company or any of the Company Subsidiaries other than for cause (as reasonably determined by New Company, the Company, or any Company Subsidiary, as applicable, in its reasonable discretion) with a title of director or above; provided, however, that the foregoing clauses (i) through (vii) shall not restrict New Company, the Company or any Company Subsidiary from entering into or making available to newly hired employees or service providers (to the extent the hiring thereof was permitted under this Section 7.1(l)) or to employees or service providers in the context of promotions based on job performance or reasonable workplace requirements (to the extent such promotions were permitted under this Section 7.1(l)), in each case in the ordinary course of business, plans, Contracts, benefits and compensation arrangements providing for cash compensation and benefits (including cash incentive grants) that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees or service providers in similar positions and that is, for any such individual, no more than 5% above the median total target compensation of all other employees of the Company and Company Subsidiaries at the same level and substantially the same geographic location; provided, further, however, that notwithstanding clauses (i) and (ii) of this Section 7.1(l) and subclause (C) of Section 7.1, the base salaries and annual target cash incentive awards of employees, Directors and service providers of New Company, the Company and the Company Subsidiaries for fiscal year 2025 shall, in each case, not (individually or in the aggregate) exceed the base salaries and annual target incentive awards provided in the 2024 fiscal year by more than 5%, and, for fiscal year 2026, if the First Effective Time has not occurred as of the date on which the Company provides for annual compensation increases in the ordinary course of business, consistent with past practice, shall, in each case, not (individually or in the aggregate) exceed the base salaries and

64 annual target incentive awards provided in the 2025 fiscal year by more than 5% or, in the case of annual incentive awards without a specified target, not exceed the amount payable pursuant to the terms of the applicable annual incentive awards or cash incentive programs as in effect on the date hereof (as may be amended or modified as permitted in accordance with the terms of this Section 7.1); (m) change any method of accounting or accounting principles or practices followed by New Company, the Company or any Company Subsidiary, except for any such change required by a change in U.S. GAAP; (n) pay, discharge, settle, compromise, waive, release or satisfy any material litigation, arbitration, proceeding, claim, liability or obligation that would result in any liability in excess of Fifty Million Dollars ($50,000,000) in the aggregate or such greater amount reserved therefor or reflected in the Company Financial Statements or that would impose any non-monetary obligations on New Company, the Company or any of the Company Subsidiaries that would have a material effect on the continuing operations of New Company, the Company and the Company Subsidiaries, taken as a whole; (o) fail to maintain, terminate or cancel any insurance coverage maintained by New Company, the Company or any Company Subsidiary with respect to any material assets without replacing such coverage with a comparable amount of insurance coverage to the extent available on commercially reasonable terms; (p) (i) enter into any new Contract that would have been a Company Contract if it had been entered into prior to the date of this Agreement, or (ii) amend, renew, extend, modify, waive, or release (or otherwise forego any material right or claim under) on terms materially adverse to the Company, cancel or terminate, in whole or in part, any Company Contract, in each case, other than in the ordinary course of business or otherwise excluded from the restrictions of the other clauses of this Section 7.1; (q) make or authorize any new capital expenditures other than (i) capital expenditures related to operational emergencies, equipment failures or outages, or required on an emergency basis or for the safety of persons or the environment; provided that (A) the Company shall provide Parent with notice of such action taken as soon as reasonably practicable thereafter (and in no event later than five (5) Business Days after such action is taken) and (B) such capital expenditures shall be made in accordance with Good Industry Practice or (ii) capital expenditures required by Applicable Law or Governmental Entities; (r) in the event of a casualty, loss or damage to any assets of the Company or any Company Subsidiarity prior to the Closing, fail to use any material insurance proceeds received with respect to such casualty, loss or damage to repair or replace such assets, other than in the ordinary course of business or to reimburse the Company or any Company Subsidiary for amounts previously expended; (s) (i) voluntarily forfeit or surrender, or fail to take reasonable actions to renew, any material Permits or (ii) agree to a stipulation or settlement with a Governmental Entity relating to any material Permit;

65 (t) make any payment under any Sponsor Management Agreement; (u) amend or fail to comply with any of the Risk Management Policy, the Company Trading Guidelines, the Related Party Transactions Procedure or the Signature and Expenditure Policy of the Company, in each case, in any material respect; (v) make any payment in respect of Expenses of the Company or the Company Subsidiaries, unless one or more Company Stockholders or any of their Affiliates reimburses the Company or the Company Subsidiaries for the amount of such payment prior to the Closing; (w) make, revoke or change any material Tax election, file any material amended Tax Return, settle or compromise any material Tax audit or other proceeding, compromise or surrender any material Tax refund, credit or other similar benefit, change any material method of Tax accounting or make any material voluntary Tax disclosure or Tax amnesty or similar filing; (x) take any action, or fail to take any action, which action or failure to act prevents or impedes (whether as a direct or indirect consequence), or could reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment; (y) terminate (other than for cause), amend, modify or waive or accelerate the rights of any Person under the Class B Treatment Agreements; or (z) agree or commit to do any of the foregoing. Notwithstanding anything herein to the contrary, New Company, the Company and the Company Subsidiaries may take commercially reasonable actions if reasonably necessary with respect to emergency situations involving endangerment of life, human health, safety, or the environment or protection of the Company’s assets; provided, however, that New Company, the Company and the Company Subsidiaries shall (i) use Good Industry Practice in mitigation of any such emergency situation and (ii) provide Parent with notice of such action taken as soon as reasonably practicable (and in no event later than five (5) Business Days after such action is taken). During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement, the Company will, and will cause the Company Subsidiaries and will direct their respective Representatives not to, directly or indirectly, (a) solicit, encourage, initiate or engage in discussions or negotiations with or enter into definitive documentation with respect to, or provide any information to, any third party (other than the Parent Related Parties) relating to, or consummate, a possible acquisition of any equity of or other form of ownership interest in the Company or any of the Company Subsidiaries or any material portion of the assets of, the Company and the Company Subsidiaries (whether by way of merger, public offering, purchase of equity or purchase of assets) (an “Acquisition Transaction”), (b) provide non- public information or documentation with respect to the Company and the Company Subsidiaries to any Person, other than the Purchaser Related Parties or their Representatives, relating to an Acquisition Transaction or (c) enter into any letter of intent, definitive agreement or other arrangement or understanding with any Person, other than the Purchaser Related Parties, relating to an Acquisition Transaction; provided, however, that the obligations set forth in this paragraph shall not prevent the Company, any Company Subsidiary of any of their respective Representatives

66 from (i) acknowledging receipt of a proposal or offer for an Acquisition Transaction, (ii) informing such Person that the Company is party to this Agreement with Parent and as such are unable to discuss the proposal or offer with respect to an Acquisition Transaction, (iii) participating in discussions or negotiations or providing any information to any Person, or entering into any Contract, in each case, with respect to the matters set forth on Section 7.1(z) of the Company Disclosure Letter; provided that, with respect to this clause (iii), (x) any such discussions or negotiations shall be subject to a confidentiality agreement, including subjecting any competitively sensitive information to customary “clean team” procedures and documentation, in each case, substantially similar to those in place for the Transactions, (y) the entry into any Contract providing for or related to such matters will require the prior written approval of Parent (not to be unreasonably withheld, conditioned or delayed) and (z) the Company shall keep Parent reasonably informed of any such discussions or negotiations, or (iv) disposing of any assets to the extent not prohibited by Section 7.1; provided, further, that none of the obligations set forth in this paragraph shall prevent the Company or any Company Subsidiary from granting any Encumbrance in connection with any Debt Instrument as permitted by Section 7.1(f) and Section 7.1(g). Section 7.2 Conduct of Business by Parent and the Merger Subs Pending the Mergers. Except (A) as listed in Section 7.2 of the Parent Disclosure Letter, (B) as otherwise expressly permitted by or provided for in this Agreement, or (C) as required by Applicable Law, from the date hereof until the First Effective Time (and in the case of Section 7.2(e), thereafter), without the prior written consent of the Stockholders Representative, which consent shall not be unreasonably withheld, delayed or conditioned (provided that consent of the Stockholders’ Representative shall be deemed to have been given if the Stockholders’ Representative does not object within ten (10) Business Days after a written request for such consent is provided by Parent to the Stockholders’ Representative), each of Parent and the Merger Subs agrees it shall not, and shall not permit any of its Subsidiaries to: (a) amend in any material respect its Constituent Documents in a manner that would adversely (and disproportionately as compared to the other holders of Parent Shares) affect Parent Shares constituting the Aggregate Stock Consideration; (b) split, combine or reclassify the Parent Shares or any of its other Equity Interests, declare or pay any dividend (whether payable in cash, property or otherwise) or in-kind distribution with respect to the Parent Shares or any of its other Equity Interests, except for (i) solely in the case of any split, combination or reclassification of the Parent Shares, equitable adjustments are made to the number of Parent Shares constituting the Aggregate Stock Consideration to the extent necessary to provide to the stockholders of the Company the same economic effect as contemplated by this Agreement prior to such event or (ii) dividend payments consistent with Section 7.2(b) of the Parent Disclosure Letter; (c) enter into or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Parent, unless, in each case, equitable adjustments are made to the number of Parent Shares constituting the Aggregate Stock Consideration to the extent necessary to provide to the stockholders of the Company the same economic effect as contemplated by this Agreement prior to such event and the transactions contemplated by this Agreement can still be consummated as contemplated by this Agreement prior to such event;

67 (d) grant any demand, piggyback or shelf registration rights, the terms of which are senior to or conflict with the rights to be granted to the stockholders of the Company under the Registration Rights Agreement to any other Person, or enter into any other agreements that conflicts with the rights to be granted to the stockholders of the Company under the Registration Rights Agreement; (e) take any action, or fail to take any action, which action or failure to act prevents or impedes (whether as a direct or indirect consequence), or would reasonably be expected to prevent or impede, the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment; or (f) agree or commit to do any of the foregoing. ARTICLE VIII ADDITIONAL AGREEMENTS Section 8.1 Access and Information. (a) Upon reasonable prior notice and subject to Applicable Law, the Company shall, and shall cause the Company Subsidiaries to, afford to Parent and its Affiliates (and to the respective managers, directors, officers, employees, financial advisors, legal counsel, financing sources, accountants or other advisors, agents or authorized representatives (collectively, “Representatives”) of Parent and its Affiliates) reasonable access, at Parent’s cost and expense, during normal business hours and without undue disruption of the normal business activities of the Company and the Company Subsidiaries, during the period prior to the earlier of the First Effective Time and the termination of this Agreement, to all of its or their respective books, records, properties, premises and personnel and all of its or their other financial, operating and other data and information as Parent may reasonably request (including monthly financial and operating information summaries, any Portfolio Company Arrangement that the Company has knowledge of, and any Phase I environmental site assessments relating to material Company Real Property that are in the Company’s possession); provided that (i) the Company and the Company Subsidiaries shall not be obligated to provide access to (A) any information that would result in the loss of attorney-client privilege with respect to such information, (B) any information, properties or premises that would result in a material breach of a Contract to which the Company or any of the Company Subsidiaries is a party, including any lease provisions or (C) any information that would violate any Applicable Law, except that, in each case of the foregoing clauses (A), (B) and (C), the Company shall use commercially reasonable efforts to enter into a joint defense Contract or other arrangement that would reasonably allow the Company to provide any such information or access to Parent, its Affiliates and its and their respective Representatives, (ii) to the extent any information provided under this Section 8.1 is commercially sensitive or would otherwise covered by the “clean team” procedures for the transactions contemplated by this Agreement, such information shall be subject to Parent, its Affiliates and its and their Representatives compliance with such “clean team” procedures, (iii) no investigation pursuant to this Section 8.1 shall affect or be deemed to modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Mergers and the other transactions contemplated by this Agreement and (iv) the Company and Company Subsidiaries shall not be required to conduct, or permit Parent or any of its Representatives to

68 conduct, (I) any invasive environmental investigation (including the use of advanced imaging or any other equipment), including sampling of soil, air, surface water, building material, groundwater or other environmental media at or relating to any Company Real Property without the consent of the Company at its sole discretion, or (II) any environmental investigation prohibited by Contract of the Company, the New Company or any Company Subsidiary. Without limiting the generality of the foregoing, Parent shall schedule and coordinate all inspections with the Company and shall give the Company reasonable prior notice thereof. Each party shall continue to abide by the terms of the confidentiality agreement between the Company and Constellation Energy Generation, LLC, dated November 18, 2024 and the clean team confidentiality agreement among the Company, ECP ControlCo and Constellation Energy Generation, LLC, dated December 8, 2024 (together, the “Confidentiality Agreement”). (b) Parent shall (and shall cause its Subsidiaries to) reasonably cooperate with New Company, the Company and the Company Subsidiaries and their respective counsel and Parent shall use reasonable best efforts (and cause its Subsidiaries to use their reasonable best efforts) to provide necessary information as reasonably requested by New Company or the Company to reasonably assist with the government grant application and execution process in connection with Cooperative Agreements with the DOE, provided that any such information provided by Parent or its Subsidiaries may only be shared with Persons who are subject to customary confidentiality obligations with respect to such information and applicable securities laws. (c) The Company and New Company shall, and shall cause the Company Subsidiaries and the other Company Related Parties to, as promptly and as reasonably practicable, (i) furnish Parent all historical financial statements relating to the Company and its Subsidiaries that will be required by Item 9.01(a) of Form 8-K to be included in the Form 8-K filed by Parent in connection with Closing and for incorporation by reference in future SEC filings of Parent and (ii) direct the Company’s independent public accounting firm to provide required consents (including executing any customary management representation letters) for such filings. Section 8.2 Appropriate Action; Consents; Filings. (a) Subject to the terms and conditions herein provided, the Company, Parent and their Affiliates, including the Merger Subs, shall, without limiting the proviso to Section 8.2(b) and the last sentence of Section 8.2(b), (i) use reasonable best efforts to take all steps necessary, and proceed diligently and in good faith, and to obtain before the Outside Date all necessary consents, clearances, waiting period expirations or terminations, approvals, waivers, licenses, permits, franchises, certificates, registrations, variances, exemptions and authorizations of, and actions or nonactions by, and make as promptly as practicable all necessary filings, submissions and declarations with, any Governmental Entity or other third party necessary in connection with the consummation of the transactions contemplated by this Agreement, including, if applicable, requesting expedited treatment for any such filings, submissions and declarations, (ii) use reasonable best efforts to (A) avoid or litigate to resolve any claim, suit, litigation, administrative proceeding or petition to deny, whether judicial or administrative, and whether brought by a Governmental Entity or other third party, and (B) avoid the entry of, or effect the dissolution of, any injunction, stay, temporary restraining order or other order in any such claim, suit, litigation, administrative proceeding or petition to deny, in each case, challenging this Agreement or the transactions contemplated hereby or that would otherwise prevent or materially impede, interfere

69 with, hinder or materially delay the consummation of the Mergers and the other transactions contemplated by this Agreement, including using reasonable best efforts to avoid or eliminate or litigate to resolve any impediment under any Applicable Law, that may be asserted by any Governmental Entity or other third party, (iii) use reasonable best efforts to cooperate with each other in (A) determining which filings, submissions and declarations are required to be made prior to the First Effective Time with, and which consents, clearances, waiting period expirations or terminations, approvals, waivers, licenses, permits, franchises, certificates, registrations, variances, exemptions or authorizations, actions or non-actions, are required to be obtained prior to the First Effective Time from, Governmental Entities or other third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings, submissions and declarations and timely seeking all such consents, clearances, waiting period expirations or terminations, approvals, waivers, licenses, permits, franchises, certificates, registrations, variances, exemptions or authorizations, actions or non-actions, (iv) use reasonable best efforts to make an appropriate response as promptly as reasonably practicable to any request for additional information or documentary material, or interviews or testimony, that may be made under the HSR Act or any other Applicable Law by any Governmental Entity in connection with the transactions contemplated hereby, (v) use reasonable best efforts to cause the conditions to the Mergers set forth in ARTICLE IX to be satisfied before the Outside Date and (vi) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, and cooperate with each other in order to do, all other things necessary or appropriate to consummate the transactions contemplated hereby before the Outside Date. In connection with the foregoing, the Company, on the one hand, will provide Parent, and Parent, on the other hand, will provide the Company, with copies of any material correspondence, filing (except for HSR filings) or communication between such Party or any of its Affiliates or Representatives, on the one hand, and any Governmental Entity, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Prior to submitting or making any correspondence, filing or communication to any Governmental Entity, the Parties shall, to the extent permitted by Applicable Law, first provide the other party with a copy of such correspondence, filing (except for HSR filings) or communication in draft form and give such other party a reasonable opportunity to discuss its content before it is submitted or filed with the relevant Governmental Entity, and shall reasonably consider and take account of all reasonable comments timely made by the other Party with respect thereto. Unless prohibited by Applicable Law or by the applicable Governmental Entity, each of the Parties shall ensure that the other Party is given the opportunity to attend and participate in any material (or potentially material) or substantive meetings, videoconferences or telephone discussions with, or other appearances before, any Governmental Entity with respect to the transactions contemplated by this Agreement. Parent and the Company shall not, and shall cause their Affiliates not to, without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned, or delayed, commit to or agree with any Governmental Entity to stay, toll or extend any waiting period applicable to the transactions contemplated by this Agreement or to delay the consummation of, or not to consummate before a certain date, the transactions contemplated by this Agreement; provided, however, that Parent may, on one occasion, “pull and refile” its HSR filing pursuant to 16 CFR § 803.12. Notwithstanding anything else in this Agreement, Parent shall, subject to compliance with all of its obligations under this Section 8.2, and upon reasonable consultation with the Company and the Stockholders’ Representative, control, lead and direct all actions, decisions and strategy for, and make all final determinations as to the timing and

70 appropriate course of action with respect to making and obtaining the expiration or termination of applicable waiting periods or consents from Governmental Entities in connection with the transactions contemplated by this Agreement and responding to or defending any Proceeding by or with any Governmental Entity in connection with the transactions contemplated by this Agreement (including choice of Parent’s outside counsel in connection therewith). Notwithstanding the foregoing, in no event shall the Company or any of the Company Subsidiaries be required to pay, prior to the First Effective Time, any fee, penalty or other consideration or incur any liability in connection with the transactions contemplated by this Agreement under any Contract other than de minimis amounts or amounts that are advanced or reimbursed substantially simultaneously by Parent. (b) For purposes of this Section 8.2, “reasonable best efforts” of Parent and its Affiliates shall, subject to the final sentence of this Section 8.2(b), include (i) vigorously defending, contesting and objecting to, and if necessary, appealing, any claims, suits, petitions to deny, objections, proceedings, investigations, orders, injunctions, decrees or other actions, whether judicial or administrative and whether brought by a Governmental Entity or any third party challenging this Agreement or the transactions contemplated hereby or that would otherwise prevent or materially impede, interfere with, hinder or materially delay the consummation of the Mergers and the other transactions contemplated by this Agreement, (ii) offering, negotiating, agreeing to, consenting to, executing and effecting settlements, undertakings, consent decrees, stipulations or other agreements, (iii) offering, negotiating, agreeing to, consenting to, and effecting the sale, divestiture, transfer, disposal or other conveyance of any assets, businesses or interests of Parent or its Affiliates or the Company, New Company or any Company Subsidiary, (iv) offering, negotiating, agreeing to, consenting to, and effecting the creation, termination, relinquishment, modification or waiver of relationships, ventures, contractual rights, obligations or other arrangements of Parent or its Affiliates, New Company or the Company or any Company Subsidiary, (v) taking or committing to take actions that after the Closing Date would limit the freedom of action of Parent or its Affiliates (including the Surviving Entity) with respect to, or its or their ability to retain, operate, own or manage, one or more of its or their assets, businesses or interests and (vi) taking any other action, including offering, negotiating, agreeing to, consenting to, and effecting any other remedy, condition, commitment or undertaking of any kind, as may be required in order to (A) obtain all necessary consents, clearances, waiting period expirations or terminations, approvals, waivers, licenses, permits, franchises, certificates, registrations, variances, exemptions and authorizations of, and actions and non-actions by, any Governmental Entity before the Outside Date, or (B) effect the expiration or termination of any applicable waiting period before the Outside Date; provided, however, that (I) New Company, the Company and the Company Subsidiaries shall be required to take any Remedial Action requested by Parent and (II) Parent and its Affiliates, New Company, the Company and the Company Subsidiaries shall not be required to take any such actions contemplated in clauses (ii) through (vi) above (such actions, “Remedial Actions”) which would bind Parent or its Affiliates or New Company, the Company or the Company Subsidiaries in respect of any matter if the Closing does not occur. Notwithstanding the foregoing or anything to the contrary herein, nothing in this Agreement shall be construed to (x) require Parent or any of its Affiliates or (y) permit the Company, New Company or the Company Subsidiaries without the prior written consent of Parent, to undertake any Remedial Action if such Remedial Action is, individually or in the aggregate, a Burdensome Condition.

71 “Burdensome Condition” means any Remedial Action or other terms, conditions, liabilities, obligations, commitments or sanctions imposed upon or otherwise affecting Parent or its Affiliates, the Company, New Company, or any Company Subsidiary in any claim, Proceeding, judgment or order of any Governmental Entity with respect to the transactions contemplated by this Agreement, including pursuant to any Antitrust Law or Energy Regulatory Law, including the FPA and any FERC orders, rules or regulations, that (a) would or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the businesses, assets, liabilities, financial condition or results of operations of Parent, the Company, New Company and their respective Subsidiaries, taken as a whole; provided that, for this purpose, Parent, the Company, New Company and their respective Subsidiaries, taken as a whole, shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size of the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement, (b) would require Parent, its Affiliates, the Company, New Company or the Company Subsidiaries to, or to agree to, sell, divest, hold separate or otherwise convey to a third party any of the Specified Assets or (c) would both (1) require Parent, its Affiliates, the Company, New Company or the Company Subsidiaries to, or to agree to, terminate, relinquish, modify or waive existing relationships, ventures, contractual rights, obligations or other arrangements (including any electric market mitigation) relating to any of the Specified Assets and (2) have more than a de minimis impact on any of the Specified Assets or Parent and its Affiliates. “Specified Assets” means (a) the nuclear generation assets of Parent and its Affiliates and (b) the geothermal power plant assets of the Company and the Company Subsidiaries, including the steam extraction and gathering assets, located in Sonoma County and Lake County, California. For the avoidance of doubt, and notwithstanding the foregoing or anything to the contrary contained in this Agreement, the “reasonable best efforts” of the Company and its Affiliates shall not be construed to require the Company, New Company, the Company Subsidiaries, the Stockholders’ Representative or any of their respective Affiliates to offer, negotiate, agree to, consent to, or effect any Remedial Action or other term, condition, liability, obligation, commitment or sanction involving, including or otherwise relating to or affecting ECP ControlCo, the ECP GPs, any Affiliated Fund, or any of their Affiliates, or any other Identified Sponsor Investors, in each case, other than New Company, the Company and any Company Subsidiaries. For the avoidance of doubt, examples of Remedial Actions that would be more than de minimis include Remedial Actions that would impose any limitation or restriction on the nuclear assets of Parent and its Affiliates related to: (a) the sale of the output from such assets that is not otherwise imposed on other generation resources in the same markets, (b) retirement decisions, (c) de-listing decisions in any capacity market, (d) co-location of load at such assets, (e) participation in any state or federal program that compensates a nuclear asset for the attributes of its energy production including but not limited to state emission credit programs and federal or state production tax credit programs (f) the ability to extend or renew any license or permit necessary for continued operation or (g) the ability of such

72 assets generally to receive the substantial majority of the compensation for their clean attributes. (c) Subject to the terms and conditions herein provided and without limiting the foregoing, each of the Company and Parent agrees to (and shall cause its respective Subsidiaries and Affiliates to): (i) file all required Notification and Report Forms pursuant to the HSR Act with respect to Parent’s acquisition of Company securities as promptly as practicable after the date hereof, and in any event by January 13, 2025 (or such other period as may be agreed in writing by the parties); (ii) file with FERC such filings as are required to be made with respect to the FERC Approval within ten (10) Business Days after the date hereof; and (iii) file with the applicable Governmental Entities such other filings, submissions and declarations as are required to be made with respect to the approvals set forth in Section 5.5(a) of the Company Disclosure Letter that are required in advance of Closing no later than thirty (30) days after the date of this Agreement (or such other period as may be agreed in writing by the parties and the parties agree to make the requisite applications for approval from the Federal Communications Commission for license transfers by a date that is expected to be no sooner than 180 days and no later than 30 days prior to the anticipated Closing Date). (d) Any filing fees payable under the HSR Act relating to the transactions contemplated hereby shall be borne by Parent. (e) Each of Parent and the Company agrees that it shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) acquire or agree to acquire any assets or business or (ii) acquire or agree to acquire, or be acquired or agree to be acquired by, whether by merger, consolidation, by purchasing any portion of the assets of or equity in, or by any other manner, any business or any Person or division thereof owning, operating or otherwise controlling any assets or business, in each case of (i) and (ii), if the entering into of a definitive agreement relating thereto or the consummation of such acquisition, merger or consolidation, or the taking of such action, would reasonably be expected to prevent or materially impede, materially interfere with, materially hinder, or materially delay the consummation of the transactions contemplated by this Agreement. Section 8.3 Public Announcements; Public Disclosures. New Company, the Company, Company Merger Sub, the Stockholders’ Representative, Parent and the Merger Subs agree that the press release announcing the execution and delivery of this Agreement shall be a joint release of the Company and Parent, and shall not be issued prior to the approval of each of the Company, the Stockholders’ Representative and Parent. Following such initial press release announcing the execution and delivery of this Agreement, the Company, Parent and the Stockholders’ Representative will consult with each other before New Company, the Company, Company Merger Sub, the Stockholders’ Representative, Parent or any of the Merger Subs or any Affiliate of the foregoing issues, and give each other the opportunity to review and comment upon, any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press release or public statement as may be required by Applicable Law or by obligations pursuant to any listing agreement with or rules of any applicable securities exchange, will not issue any such press release or make any such public statement without the prior written consent of (x) the Parent (which consent shall not be unreasonably delayed, conditioned or withheld), in the case of a press release or public statement by New Company, the Company, Company Merger Sub or the Stockholders’ Representative or any

73 Affiliate of the foregoing, (y) the Stockholders’ Representative (which consent shall not be unreasonably delayed, conditioned or withheld), in the case of a press release or public statement by Parent or any Merger Sub or any Affiliate of the foregoing, or (z) the Company (which consent shall not be unreasonably delayed, conditioned or withheld), in the case of a press release or public statement by the Stockholders’ Representative, Parent or any Merger Sub or any Affiliate of the foregoing; provided that New Company or the Company shall be permitted (without consulting with, or obtaining the consent of, Parent) to make such statements and announcements to its and its Subsidiaries’ employees as New Company or the Company shall deem to be reasonably necessary. Notwithstanding the foregoing, the requirements of this Section 8.3 shall not apply to any disclosure by New Company, the Company, Company Merger Sub, the Stockholders’ Representative, Parent or any of the Merger Subs or any Affiliate of the foregoing of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Mergers or the other transactions contemplated by this Agreement. Notwithstanding the foregoing (or anything in the Confidentiality Agreement to the contrary), nothing in this Agreement shall restrict the ability of the Company Stockholders or any of their respective Affiliates from making ordinary course disclosures to current or prospective general or limited partners, equity holders, members, managers or investors of the Company Stockholders or any of their respective Affiliates, in each case, who are subject to customary confidentiality restrictions. Section 8.4 Employee Matters. (a) Parent agrees that, during the period commencing at the First Effective Time and ending on the first (1st) anniversary of the First Effective Time (the “Post-Closing Period”) (or, if earlier, the date of termination of the applicable Company Employee’s employment), Parent shall provide, or shall cause to be provided, with respect to each employee of New Company, the Company and the Company Subsidiaries who is employed by New Company, the Company or any Company Subsidiary as of immediately prior to the First Effective Time (each, a “Company Employee”) with: (i) a base salary (or hourly wage rate) that is no less than the base salary (or hourly wage rate) as those provided by New Company, the Company and the Company Subsidiaries immediately prior to the First Effective Time to such Company Employee, (ii) short- term cash incentive compensation opportunities (including annual bonus opportunities) and long- term incentive opportunities that are no less favorable, in the aggregate, than the short-term cash incentive compensation opportunities and long-term cash incentive opportunities (including any Company Restricted Stock Units granted in lieu thereof) provided by New Company, the Company and the Company Subsidiaries immediately prior to the First Effective Time to such Company Employee; provided that, for the avoidance of doubt, Parent may provide or cause to be provided any such long-term incentive opportunities in a form other than equity, (iii) other employee benefits (excluding severance benefits, defined benefit plans, and retiree health or welfare benefit plans or arrangements) that are the greater of either: (A) those that are no less favorable in the aggregate to those provided to similarly situated employees of Parent; or (B) those that are substantially comparable in the aggregate to those provided by New Company, the Company and the Company Subsidiaries immediately prior to the First Effective Time to such Company Employee; and (iv) unless otherwise agreed in writing with such Company Employee, severance benefits that are no less favorable than the greater of either: (A) the severance benefits provided by New Company, the Company and the Company Subsidiaries immediately prior to the First Effective Time under the applicable Company Benefit Plans, or (B) the severance benefits

74 provided to similarly situated employees of Parent; provided, however, that no change-in-control or special retention compensation or benefits provided prior to the Closing Date shall be taken into account for purposes of this covenant and nothing in this Agreement shall prohibit the Surviving Entity from terminating the employment of any Company Employee; provided, further, that Parent shall and shall cause its Affiliates, including New Company, the Company and the Company Subsidiaries, to, for the calendar year in which the First Effective Time occurs: (I) honor, assume and continue in accordance with their terms all short and long-term incentive programs under the Company Benefit Plans; and (II) pay any incentive compensation in accordance with the terms of the incentive compensation arrangements under such Company Benefit Plans. If requested in writing by Parent, the Company shall update the employee list and deliver to Parent no earlier than ten (10) Business Days prior to the First Effective Time to the extent permitted under Applicable Law. (b) For purposes of vesting, benefit accrual, vacation and sick time credit and eligibility to participate (but not for any purposes under any nonqualified deferred compensation plan, equity or equity-based compensation plan, defined benefit pension plan or retiree medical or welfare plan) under the employee benefit plans, programs and policies of Parent and its Subsidiaries providing benefits to any Company Employee after the First Effective Time (including the Company Benefit Plans) (the “New Plans”), each Company Employee shall be credited with his or her years of service with New Company, the Company and its Subsidiaries and their respective predecessors before the First Effective Time, to the same extent as such Company Employee was entitled, before the First Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the First Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall use commercially reasonable efforts to cause: (i) each Company Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans that are group health plans to the extent coverage under such New Plan is replacing comparable coverage under a Company Benefit Plan that was a group health plan in which such Company Employee participated immediately before the First Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, any evidence of insurability requirements, all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Old Plan. Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan that is a group health plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year. (c) Parent or the Surviving Entity shall pay, or shall cause one of its Subsidiaries to pay, each Company Employee who is terminated without cause (as determined pursuant to the applicable Company Benefit Plan or as otherwise similarly determined by Parent or the Surviving Entity in its reasonable discretion) during the period commencing on Closing and ending on the

75 date on which bonuses under the annual incentive plans listed in Section 5.15(a) of the Company Disclosure Letter are actually paid, without duplication of any severance or other amounts to which such Company Employee is otherwise entitled pursuant to any Company Benefit Plan, a pro-rata bonus for the fiscal year in which the First Effective Time occurs based on the greater of target or actual achievement of pro-rata performance targets for the number of days that have elapsed in such fiscal year as of such Company Employee’s date of termination, and with the bonus amount to be the pro-rated portion of a full annual bonus. (d) Notwithstanding anything in this Section 8.4 to the contrary, for purposes of determining the amount of vacation or paid time off benefits to be provided to Company Employees under the New Plans, and to the extent permitted by Applicable Law and any applicable Labor Agreement, Parent shall assume and honor up to a maximum of One Hundred Sixty (160) hours of vacation or paid time off accrued but unused as of the First Effective Time under any Company Benefit Plan by each Company Employee (the “Assumed Paid Time Off”) and Company Employees shall be eligible to use such accrued vacation or paid time off and carry-over such accrued paid time off until the end of the Post-Closing Period in accordance with the Company’s vacation and paid time off policy applicable to such Company Employees as of immediately prior to the First Effective Time. As of the First Effective Time, the Company shall, or shall cause its Subsidiaries to, pay out or otherwise discharge the liability for any accrued but unused vacation or paid time off in excess of the Assumed Paid Time Off, and Parent shall reimburse the Company for the cost of such payments. (e) Parent hereby acknowledges that a “change in control” or “change of control” within the meaning of the Company Benefit Plans will occur upon the First Effective Time. From and after the First Effective Time, Parent shall, and shall cause the Surviving Entity to, honor and assume in accordance with their terms each Company Benefit Plan; provided that nothing herein shall prevent Parent or the Surviving Entity from amending or terminating any Company Benefit Plan in accordance with its terms. Parent acknowledges that the transactions contemplated hereby shall automatically result in an assumption by the Surviving Entity of the obligations of New Company, the Company and the Company Subsidiaries under the collective bargaining agreements set forth on Section 5.16(a) of the Company Disclosure Letter, including the successorship provisions therein. (f) If requested by Parent at least five (5) calendar days prior to the Closing Date, the Company shall cause the board of directors (or equivalent governing body) of the Company to adopt, no later than the day prior to the Closing Date, a written consent (the form of which shall have been provided by Parent), terminating the Calpine Corporation Retirement Savings Plan (the “Company 401(k) Plan”), with such termination to be effective no later than the day immediately prior to the Closing Date. Parent shall, or shall cause one of its Subsidiaries to, establish or designate one or more qualified defined contribution plans (the “Buyer 401(k) Plan”) containing all provisions necessary for acceptance of direct rollovers of “eligible rollover distributions” (as defined in the Code) that Company Employees are eligible to receive from the Company 401(k) Plan. To the extent permitted thereunder, the Buyer 401(k) Plan shall also permit any such direct rollover to include any plan loans owed by any Company Employees under the applicable Company 401(k) Plan on the date of the direct rollover.

76 (g) Notwithstanding anything in this Section 8.4 to the contrary, nothing in this Agreement (i) is intended to create any third-party beneficiary rights in any employee of New Company, the Company or any of the Company Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, or any other Person other than the parties with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Company Employee by Parent, New Company or the Company or under any benefit plan which Parent, New Company or the Company may maintain, (ii) shall be treated as an establishment, amendment, other modification for any purpose, or termination of any Company Benefit Plan or any other employee benefit or compensation plan, program, policy, contract, agreement or arrangement of Parent, New Company or the Company or (iii) shall limit the right of Parent, New Company or the Company to amend, terminate or otherwise modify any Company Benefit Plan or other employee benefit or compensation plan, program, policy, contract, agreement or arrangement at any time following the Closing Date. (h) Prior to the Closing Date, the Company will (i) prior to the vote described in clause (ii) of this sentence, use commercially reasonable efforts to obtain waivers of any excess parachute payment (as described below) from each Person who it reasonably determines has or may have a right to any payments and/or benefits as a result of or in connection with the transactions contemplated hereby that could be deemed to constitute “excess parachute payments” (within the meaning of Section 280G of the Code) such that the vote described in clause (ii) shall establish such Person’s right to such payment or other compensation (such waived portion of payments and/or benefits, solely to the extent waived, the “280G Waived Benefits”); and (ii) solicit the vote of the stockholders of the Company in a manner intended to comply with Section 280G(b)(5)(A)(iii) and Section 280G(b)(5)(B) of the Code, and the regulations promulgated thereunder, including Q&A 7 of Section 1.280G-1 of such regulations, of all payments and/or benefits (including the 280G Waived Benefits) that could, as a result of, or in connection with, the transactions contemplated hereby, be deemed to constitute “excess parachute payments.” At least five (5) Business Days prior to soliciting the waivers from the disqualified individuals and such vote, the Company shall provide Parent with the analysis under Section 280G and all documents to be delivered to such stockholders in connection with such vote and any required disqualified individual waivers or consents, and the Company shall consider in good faith all reasonable comments of Parent thereon. Prior to the Closing Date, the Company shall provide the Parent with copies of all documents executed by such stockholders and disqualified individuals in connection with the vote provided under this Section 8.4(h), or confirmation that such requisite Company stockholder approval was not obtained with respect to the 280G Waived Benefits, and, as a consequence, that the 280G Waived Benefits have not been and shall not be retained, paid, or provided. Parent shall provide to the Company, no less than fifteen (15) days prior to the Closing Date, any arrangements entered into at the direction of Parent or between Parent and its Affiliates, on the one hand, and any disqualified individual, on the other hand (“Parent Arrangements”), and the Company and Parent shall cooperate in good faith with respect to calculating the value of such arrangements; provided, however, that, if such Parent Arrangements are not provided or are provided to the Company fewer than fifteen (15) days prior to the Closing Date, compliance with the remainder of this Section 8.4(h) shall be determined as if such Parent Arrangements had not been entered into.

77 Section 8.5 Company Indemnification Provisions. (a) Without limiting any additional rights that any director, officer, trustee, employee or agent may have under any employment or indemnification agreement or under New Company’s or the Company’s Constituent Documents, this Agreement or, if applicable, similar organizational documents or agreements of any of the Company Subsidiaries, from the First Effective Time until the sixth (6th) anniversary of the Second Effective Time, the Surviving Entity shall (i) indemnify and hold harmless each person who was, is at the date of this Agreement or becomes during the period from the date of this Agreement through the Closing Date (A) a director or officer of New Company, the Company or the Company Subsidiaries, (B) a director, officer or trustee of another entity (but only to the extent that such person is or was serving in such capacity at the request of New Company or the Company) or (C) an employee or agent of New Company, the Company or any Company Subsidiary (collectively, the “Indemnified Parties”), in connection with any threatened, asserted, pending or completed action, suit or proceeding, whether instituted by any party hereto, any Governmental Entity or any other Person, and whether civil, criminal, administrative, investigative or otherwise, and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom arising out of acts or omissions or otherwise relating to, matters that relate to such Indemnified Party’s duties or service as a director, officer, trustee, employee, agent or fiduciary of New Company, the Company, any of the Company Subsidiaries or any employee benefit plan (within the meaning of Section 3(3) of ERISA) maintained by any of the foregoing or any other Person at or prior to the Second Effective Time (each, an “Indemnification Claim”) and (ii) promptly pay on behalf of or, within five (5) Business Days after any request for advancement, advance to each of the Indemnified Parties any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Indemnification Claim in advance of the final disposition of such Indemnification Claim (including payment on behalf of or advancement to the Indemnified Party of any expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement relating to such Indemnification Claim), in each case of (i) and (ii), to the same extent such Indemnified Parties are entitled to indemnification and/or expense advancement as of the date of this Agreement by New Company, the Company or such Company Subsidiary pursuant to Applicable Law, the New Company’s, Company’s or the Company Subsidiaries’ Constituent Documents or any indemnification agreements in existence on the date of this Agreement and made available to Parent prior to the date hereof. The indemnification and advancement obligations of the Surviving Entity pursuant to this Section 8.5(a) shall extend to acts or omissions occurring at or before the Second Effective Time and any Indemnification Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby, including the consideration, approval and adoption thereof and the process undertaken in connection therewith and any Indemnification Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who continues to be or who has ceased to be (A) a director or officer of New Company, the Company or any Company Subsidiary, (B) a director, officer or trustee of another entity (but only to the extent that such person is or was serving in such capacity at the request of New Company, the Company or any Company Subsidiary) or (C) an employee or agent of New Company, the Company or any Company Subsidiary after the date of this Agreement, and shall inure to the benefit of such person’s heirs, executors and personal

78 and legal representatives, in each case, in accordance with the terms hereof. Parent shall, not permit the Surviving Entity to settle, compromise or consent to the entry of any judgment in any Indemnification Claim in respect of which indemnification has been or would reasonably be expected to be sought by such Indemnified Party hereunder, unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Indemnification Claim and does not include an admission of fault or wrongdoing by any Indemnified Party, or such Indemnified Party otherwise consents thereto. Parent shall, for the period of time beginning at the First Effective Time and ending on the sixth (6th) anniversary of the Second Effective Time, cause the Constituent Documents of the Surviving Entity and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the Indemnified Parties than those set forth in the Constituent Documents of New Company, the Company and the Company Subsidiaries as of the date of this Agreement, which provisions shall not, for the period of time beginning at the First Effective Time and ending on the sixth (6th) anniversary of the Second Effective Time, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Parties. Notwithstanding anything herein to the contrary, this Section 8.5 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation, the Surviving Entity and its Subsidiaries. (b) The Company or New Company shall obtain, prior to the First Effective Time, a single payment, run-off policy or policies of directors’ and officers’, employee practices and fiduciary liability insurance covering the Persons currently covered by the Company’s existing directors’ and officers’, employee practices and/or fiduciary liability insurance policies for claims arising in respect of actual or alleged errors, misstatements, acts, omissions or any matter claimed against any such Person occurring prior to the Second Effective Time in amount and scope no less favorable, in the aggregate, than the Company’s existing policies, such policy or policies to become effective at the Second Effective Time and remain in effect for a period of six (6) years following the Second Effective Time; provided, however, that the premium for such run-off policy or policies shall not exceed three hundred percent (300%) of the aggregate annual amounts currently paid by the Company to maintain its existing directors’ and officers’, employee practices and fiduciary liability insurance policies. If such run-off policy or policies shall have been obtained by the Company or New Company prior to the First Effective Time, Parent shall cause such policy or policies to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Company or the Surviving Entity, as the case may be. If the Company or New Company for any reason does not obtain such run-off policy or policies as of the First Effective Time, Parent shall obtain, or cause the Surviving Entity to obtain, and remain in effect for a period of six (6) years following the Second Effective Time such run-off policy or policies from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier; provided, however, that, if such run-off policy or policies cannot be obtained or can be obtained only by paying aggregate premiums in excess of three hundred percent (300%) of such amount, Parent or the Surviving Entity, as the case may be, shall only be required to obtain as much coverage as can be obtained by paying a premium equal to three hundred percent (300%) of such amount. (c) If the Company or the Surviving Entity or any of its or their successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or

79 surviving entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of the Company or the Surviving Entity, as the case may be, shall assume all of the obligations set forth in this Section 8.5(c). (d) The provisions of this Section 8.5 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their respective Representatives. Notwithstanding any other provision of this Agreement to the contrary, this Section 8.5 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Entity and their respective Subsidiaries. Parent shall cause the Surviving Entity to pay all reasonable expenses, including attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 8.5. Section 8.6 Merger Subs. Parent shall take all actions necessary to (a) cause the Merger Subs to comply with this Agreement, perform its obligations under this Agreement and to consummate the Mergers, in each case, on the terms and subject to the conditions set forth in this Agreement and (b) ensure that, (i) prior to the First Effective Time, the First Merger Sub and (ii) prior to the Second Effective Time, Second Merger Sub, in each case, shall not conduct any business or make any investments, or incur or guarantee any indebtedness or liabilities, in each case, other than as specifically contemplated by this Agreement. Section 8.7 No Control of the Company’s Business. Nothing contained in this Agreement is intended to give Parent or any of the Merger Subs, directly or indirectly, the right to control or direct New Company’s, the Company’s or any Company Subsidiary’s operations prior to the First Effective Time. Prior to the First Effective Time, each of New Company, the Company and the Company Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. Section 8.8 Additional Matters. In case, at any time after the First Effective Time, any further action is necessary to consummate the Second Merger, Parent and the Merger Subs shall, and shall cause the Surviving Corporation and the Surviving Entity to, take all such necessary action. Section 8.9 Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) incurred by New Company, the Company and the Company Subsidiaries in connection with the transactions contemplated by this Agreement, including the Mergers (other than any such Taxes required to be paid by reason of the payment of the Merger Consideration, which shall be borne by the recipient of the payment of the Merger Consideration), shall be borne and paid by either the Merger Subs, the Surviving Corporation or the Surviving Entity (regardless of the Person liable for such Taxes under Applicable Law). Section 8.10 Tax Matters. (a) Each party hereto agrees to report the F-Reorganization and the Mergers in all Tax Returns in a manner consistent with the Intended Tax Treatment and no party to this agreement

80 will take a Tax reporting position inconsistent with that treatment unless otherwise required to do so pursuant to a change in applicable Tax law after the date of this Agreement or a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state or local income Tax law). This Agreement is intended to constitute, and the parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a) to which New Company, Company, Parent, Company Merger Sub, and the Merger Subs are parties. (b) Parent, Merger Subs, New Company and the Company shall each reasonably cooperate with one another and their respective counsel and use reasonable best efforts (and cause their respective Subsidiaries to use their reasonable best efforts) both prior to and following the First Effective Time, to take or cause to be taken, and not knowingly to fail to take, any action necessary for the Mergers to qualify for the Intended Tax Treatment, including (A) by using reasonable best efforts to refrain from any action that such party knows, or is reasonably expected to know, is reasonably likely to prevent the Mergers from qualifying for the Intended Tax Treatment and (B) by not taking any Tax reporting position inconsistent with the Intended Tax Treatment for U.S. federal and applicable state and local income Tax purposes unless otherwise required by a change in applicable Tax law after the date of this Agreement or a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state or local income Tax law). (c) Parent, the Merger Subs, the Company and New Company shall each reasonably cooperate with one another and their respective counsel and use reasonable best efforts to cause the delivery of the Company Tax Opinion, including by executing and delivering customary Tax representation letters as New Company Tax Counsel may reasonably request; provided that such representation letters shall be (A) substantially in the form and substance of Exhibit G and Exhibit H attached hereto, (B) consistent with this Agreement, (C) dated as of the date of such opinion and (D) signed by an officer of Parent or the Company or the Merger Subs, as applicable. In addition, if requested by Parent, Parent, Merger Subs, the Company and New Company shall cooperate and deliver documents comparable to those described in the previous sentence and proviso to Parent and its tax counsel to enable Parent to obtain an opinion consistent with the Company Tax Opinion. (d) Parent, on the one hand, and the Company and New Company, on the other hand, shall use reasonable best efforts to promptly notify the other party if, at any time before the First Effective Time, it has Knowledge of any facts, agreements, plans or other circumstances that would reasonably be expected to prevent, cause a failure of, or impede the Mergers from qualifying for the Intended Tax Treatment. (e) If requested by (i) ECP ControlCo, the ECP GPs, any Affiliated Fund, or any of their Affiliates, to the extent, in each case, that such Person is the general partner, manager, or otherwise in control of a Person that has not yet disposed of all of the Parent Shares received by it pursuant to this Agreement, or (ii) any Person who receives Parent Shares in the First Merger (or any of such Person’s direct or indirect owners) and who holds or has held more than 5% of the Parent Shares during the time period described in, and within the meaning of, Section 897(c)(3) of the Code, Parent shall use commercially reasonable efforts to provide such Person with the information reasonably necessary for such Person to determine whether Parent is or has been during the relevant time period a United States real property holding corporation within the

81 meaning of Section 897(c)(2) of the Code including, if legally able to so provide, a certificate described in Treasury Regulation Section 1.1445-2(c)(3) or by providing information reasonably requested by such Person in connection with such Person obtaining a determination by the Commissioner pursuant to Treasury Regulation 1.897-2(g). Such Person requesting information from Parent shall bear, and reimburse Parent for, any and all reasonable out-of-pocket costs or expenses related to acquiring and providing such information. (f) If the Closing has not occurred by December 31, 2025, then the board of directors or similar governing body of the Company and/or New Company may in its sole discretion, prior to the Closing, either (i) declare and pay one or more dividends in an aggregate amount up to the 2025 Cash Amount to its applicable equityholders and/or (ii) redeem equity interests (which may be accomplished by way of a merger of a newly formed entity with no material assets or liabilities with and into the Company or the New Company, as applicable from its applicable equityholders) in an aggregate amount up to the 2025 Cash Amount (a “2025 Distribution”). In the event that a 2025 Distribution occurs, then the Aggregate Cash Consideration shall be reduced, on a dollar- for-dollar basis, by an amount equal to the amount of such 2025 Distribution. As used herein, “2025 Cash Amount” shall mean the amount of cash, as reasonably determined by the Company Board or the New Company Board in accordance with past practice, as applicable, that is in excess of the Company’s or New Company’s, as applicable, needs and is available for payment to the equityholders; provided that the 2025 Cash Amount shall not exceed $1,500,000,000. If a 2025 Distribution is structured as a redemption of equity interests, the Parties agree to treat such 2025 Distribution as a transaction integrated with the Mergers in accordance with the principles of Zenz v. Quinlivan, 213 F.2d 914 (6th Cir. 1954) and Rev. Rul. 55-745 such that the applicable equityholders shall be treated as surrendering a portion of their shares in the Company or New Company, as applicable, in a redemption that is governed by Section 302(b) of the Code or Section 302(d) of the Code, as applicable. The Parties will not take a Tax reporting position inconsistent with such treatment unless otherwise required to do so pursuant to a change in applicable Tax law after the date of this Agreement or a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state or local income Tax law). Section 8.11 Notice of Certain Matters. Each of Parent, on the one hand, and New Company and the Company, on the other hand, shall notify the other (which, with respect to notices to New Company and the Company, shall include notice to the Stockholders’ Representative) promptly of (i) the commencement of any suit, action, proceeding, claim or investigation, including any stockholder or derivative suit, action, litigation or claim, of which it has received written notice related to this Agreement, the Mergers or the other transactions contemplated by this Agreement and (ii) any written notice received from any Person (other than a Governmental Entity which shall be governed by Section 8.2) alleging that the consent of such Person is required in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement. Section 8.12 Stockholder Consents and Notices. (a) Immediately following the execution and delivery of this Agreement, Parent shall deliver, or cause to be delivered, to the Company the First Merger Sub Stockholder Consent.

82 (b) No later than ten (10) days after the delivery of the Company Stockholder Consent, the Company shall deliver to its stockholders a notice of the approval of the Mergers in accordance with Section 262(d)(2) of the DGCL. Section 8.13 F-Reorganization. (a) New Company, the Company and Company Merger Sub shall take and complete all steps necessary to complete the F-Reorganization as set forth in the F-Reorganization Step Plan. New Company, the Company and Company Merger Sub shall provide Parent copies of any document or instrument to be entered into in connection with the F-Reorganization prior to the consummation of the F-Reorganization (the “Reorg Merger Documents”). New Company, the Company and Company Merger Sub shall consider and take account of all reasonable comments timely made by Parent with respect to such Reorg Merger Documents. Following the date of this Agreement and prior to the completion of the F-Reorganization, the Stockholders’ Representative may amend, restate, supplement or otherwise modify the F-Reorganization Steps Plan with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), and the Parties shall reasonably cooperate in good faith to amend or otherwise modify Section 8.10 to the extent necessary to reflect the mutually Intended Tax Treatment of the transactions set forth in the F-Reorganization Steps Plan as so amended, restated, supplemented or modified. (b) In connection with the F-Reorganization, each Company Class A Share, Company Class B Share, and Company Restricted Stock Unit issued and outstanding prior to the F- Reorganization will be exchanged for an equivalent number of Class A Shares, Class B Shares or Restricted Stock Units, respectively, in each case in book entry form. (c) The certificate of incorporation of New Company in effect immediately following to the consummation of the F-Reorganization shall be substantially the same as the certificate of incorporation of the Company immediately prior to the consummation of the F-Reorganization, except for the name of New Company, until, subject to Section 8.5, thereafter amended as provided therein or by this Agreement or Applicable Law. New Company shall be entitled to amend its certificate of incorporation at least one (1) day after the consummation of the F-Reorganization to, among other things, create a new class of non-voting common stock, par value $0.001 to be distributed to certain Persons (the “Class C Shares”) in the DIK Transaction. The Class C Shares, which shall be issued in book entry form, shall have the same terms and conditions as the Class A Shares, except that they shall not have any voting rights (other than as required by Applicable Law). Section 8.14 Financing Cooperation. (a) Prior to the Closing, the Company and New Company shall, and shall cause the Company Subsidiaries and the other Company Related Parties to, use commercially reasonable efforts to provide to Parent and Merger Subs, at Parent’s sole cost and expense, customary cooperation reasonably requested by Parent in connection with any financing in connection with or as a result of the transactions contemplated by this Agreement, including using commercially reasonable efforts to (I) furnish Parent, as promptly and as reasonably practicable, all historical financial and other information relating to the Company and its Subsidiaries, in each case, that is

83 customarily included in offering or marketing documentation for the applicable financing, (II) direct the Company’s independent public accounting firm to provide, consistent with customary practice, customary comfort letters (including “negative assurance” comfort and change period comfort) (with customary bring-down comfort letters delivered on the closing date of any such financing) as reasonably requested to the arrangers, underwriters, initial purchasers or placement agents, as applicable, in connection with any such financing (including executing customary management representation letters) and (III) furnish such other information reasonably requested by Parent in connection with any marketing, syndication and arrangement of any such financing or rating thereof, including “know your customer” information and information related to anti- money laundering rules and regulations including the USA PATRIOT Act. The Company hereby consents to the use of its and its Subsidiaries’ logos in marketing materials prepared in connection with such financing; provided that such logos are used in a manner that is not expected to harm or disparage the Company or any of its Subsidiaries in any respect. (b) Prior the Closing, Parent or one of the Company Subsidiaries may, or, upon the reasonable request of Parent, Company or one of the Company Subsidiaries shall, solicit the consent of the third-party lenders, counterparties to Derivative Products, or other holders of any indebtedness of the Company or Company Subsidiaries (or representatives therefor), as applicable, regarding proposed amendments to the Debt Instruments governing such indebtedness or Derivative Products; provided that the effectiveness of any such transaction shall be conditioned upon the substantially simultaneous Closing and, to the extent any such transaction includes a consent fee or other consideration offered to lenders or holders, it shall be funded by Parent. Any such consent or amendment shall be on such terms and conditions as are proposed by Parent or its Subsidiaries in reasonable consultation with the Company regarding the material terms and conditions thereof; (c) Notwithstanding the foregoing, (i) such requested cooperation shall not unreasonably disrupt or interfere with the ongoing business or operations of the Company or Company Subsidiaries, (ii) neither the Company nor any of the Company Subsidiaries shall be required to bear any cost or out-of-pocket expense, pay any commitment or other fee or incur any other liability or obligation or agree to provide any indemnity in connection with any actions described in clauses (a) or (b) above, (iii) neither the Company nor any of the Company Subsidiaries shall be required to enter into or approve any agreement or other documentation in connection with any financing if such agreement or other documentation would be effective with respect the Company or any of the Company Subsidiaries prior to the Closing, (iv) neither the Company nor any of the Company Subsidiaries shall be required to approve or authorize any financing prior to the Closing, (v) neither the Company nor any of the Company Subsidiaries shall be required take any action that would conflict with or violate or result in a default or breach under any provision of any of the Constituent Documents of the Company or Company Subsidiaries or any of their respective Subsidiaries or any Applicable Law or material binding agreements, including any Company Contracts, (vi) neither the Company nor any of the Company Subsidiaries shall be required take any action that would subject any of the Company’s or Company Subsidiaries’ respective directors, managers, officers or employees to any personal liability (as opposed to liability in his or her capacity as a director, manager, officer or employee of such person), and (vii) the Company shall not be obliged to provide any information which (A) would result in the loss or waiver of any attorney-client privilege of the Company or any of its Subsidiaries or (B) would contravene any Applicable Law (provided that the Company shall use

84 commercially reasonable efforts to make substitute arrangements or permit such disclosure in a manner that would not result in the loss or waiver of any such attorney-client privilege); and (d) At the sole cost and expense of Parent, the Company shall deliver to Parent on or prior to the Closing Date payoff letters from any third-party lenders (or agents therefor), trustees, or other holders of indebtedness of the Company or Company Subsidiaries (or representatives therefor), as applicable, in the customary forms of such holder or otherwise in form reasonably satisfactory to Parent, with respect to the indebtedness or obligations of the Company and its Subsidiaries under the Debt Instruments listed on Section 8.14(d) of the Company Disclosure Letter and any other Debt Instruments of the Company and its Subsidiaries to be reasonably agreed. At the sole cost and expense of Parent, the Company shall reasonably cooperate with Parent in replacing any letters of credit, bank guarantees or similar instruments issued pursuant to the facilities evidencing the above referenced indebtedness, Derivative Products or obligations. (e) Parent shall indemnify, defend and hold harmless each of the Company and its Subsidiaries from and against any and all liabilities, losses, damages, claims, costs and expenses suffered or incurred by them in connection with their performance of their respective obligations under this Section 8.14 and the provision of any information utilized in connection therewith (other than information provided by or on behalf of the Company or any of its Subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct by, the Company, any of its Subsidiaries or any of their respective Representatives (as determined by a court of competent jurisdiction in a final and non- appealable judgment). Parent shall, promptly upon written request of the Company reimburse the Company and its Subsidiaries for all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Company or any of its Subsidiaries in connection with the cooperation required by this Section 8.14. (f) Notwithstanding anything to the contrary in this Agreement, the condition set forth in Section 9.3(b), as it applies to New Company’s or the Company’s obligations under this Section 8.14, shall be deemed satisfied unless (i) the financing contemplated by this Section 8.14 has not been obtained as a direct result of the New Company’s and the Company’s Willful Breach of their obligations under this Section 8.14, (ii) Parent has notified the New Company and the Company of such failure in writing a reasonably sufficient amount of time prior to the Closing to afford the New Company and the Company with a reasonable opportunity to cure such failure and (iii) such failure has been a proximate cause of Parent’s failure to receive the proceeds of such financing. (g) Each of Parent and the Merger Subs acknowledges and agrees that obtaining the financing contemplated by this Section 8.14 is not a condition to its obligations under this Agreement. If such financing has not been obtained, each of Parent and the Mergers Subs shall subject to the terms and conditions of this Agreement, continue to be obligated, until such time as this Agreement is terminated in accordance with its terms and subject to the waiver or fulfillment of the conditions set forth herein, to complete the transactions contemplated by this Agreement. Section 8.15 Upstairs Restructuring. (a) Without limiting the last paragraph of Section 7.1, on the day of but prior to the First Effective Time, and at least one (1) day after the completion of the F-Reorganization, ECP

85 ControlCo, ECP GPs, the Company, New Company and the Stockholders’ Representative, any Affiliated Funds or any of their controlled Affiliates shall (unless otherwise mutually consented in writing by the Stockholders’ Representative and Parent (which consent of Parent shall not be unreasonably, withheld, conditioned or delayed)) take such actions as are necessary to transfer to another one of such Persons or another equityholder of CPN Management or Volt Parent or their controlled Affiliates (a “Permitted Transferee”), Equity Interests that are in respect of Company Common Shares or Common Shares (other than direct transfers of Company Common Shares or Common Shares), as applicable, in connection with the restructuring of CPN Management, Volt Parent and the direct and indirect equityholders of CPN Management and Volt Parent, such that no single Person (or group of related persons), will (x) directly or indirectly own 10% or more of the outstanding Parent Shares as of immediately following the Closing or (y) be considered an “affiliate” of Parent under the FPA or any FERC orders, rules, or regulations pursuant thereto (the “Upstairs Restructuring”). (b) In order to accomplish the Upstairs Restructuring, actions may include: (a) incorporate or form one or more new corporations, limited partnerships or limited liability companies, (b) sell, redeem, transfer or distribute or cause to be sold, transferred or distributed (by merger, amalgamation or otherwise) shares, partnership interests, limited liability company interests, profits interests or other equity interests owned, directly or indirectly, by any current direct or indirect equityholder of CPN Management or Volt Parent, or issue or cause to be issued shares, partnership interests, limited liability company interests or other equity interests in any current direct or indirect equityholder of CPN Management or Volt Parent, in each case, to a Permitted Transferee, or (c) sell, transfer or distribute or cause to be sold, transferred or distributed any of the assets of Volt Parent or CPN Management, or one or more of their direct or indirect equityholders at a price and on such other terms as designated by such equityholder, in each case, to a Permitted Transferee; provided, that (i) the Upstairs Restructuring shall not delay or prevent the Closing or be prejudicial or adverse to Parent and any out-of-pocket costs or expenses of the Company, New Company, and the Company Subsidiaries in respect of the Upstairs Restructuring shall be a Company Expense in accordance with Section 11.6 and reduce the Aggregate Cash Consideration, (ii) the Upstairs Restructuring shall not result in any single Person, directly or indirectly holding or owning 10% or more of the outstanding Parent Shares as of immediately following the Closing, (iii) the Upstairs Restructuring shall not result in any Person becoming an “affiliate” of Parent under the FPA or any FERC orders, rules, or regulations pursuant thereto, (iv) the Upstairs Restructuring shall not increase the Aggregate Cash Consideration and Aggregate Stock Consideration otherwise payable to the stockholders of New Company pursuant to this Agreement, (v) the Upstairs Restructuring shall have no effect on the Company Consents, including requiring any additional consents or approvals in connection with the Transactions from any Person and (vi) no actions shall be taken under this Section 8.15 that could prevent or impede (x) the Mergers from qualifying for the Intended Tax Treatment, (y) the Parties from delivering the tax representation letters pursuant to Section 8.10(c), or (z) New Company Tax Counsel from delivering the Company Tax Opinion pursuant to Section 9.2(f). (c) The Stockholders’ Representative shall provide documentation to implement the Upstairs Restructuring to Parent reasonably in advance of the date such restructuring shall be implemented (and in any event at least five (5) Business Days prior to such date). In furtherance of the foregoing, the Stockholders’ Representative shall consider in good faith any reasonable comments on the documentation for the Upstairs Restructuring timely provided by Parent.

86 Section 8.16 DIK Transaction. On the day of but prior to the First Effective Time and at least one (1) day following the consummation of the F-Reorganization, Company Common Shares or Common Shares, as applicable, held by CPN Management (or any Permitted Transferees upon the consummation of the Upstairs Restructuring or any entity that is beneficially owned by Persons who are direct or indirect equityholders of CPN Management) may be transferred or distributed to any direct or indirect equityholders of CPN Management (or any Permitted Transferees upon the consummation of the Upstairs Restructuring or any entity that is beneficially owned by Persons who are direct or indirect equityholders of CPN Management) (collectively, the “DIK Transaction”); provided, that (i) the DIK Transaction shall not delay or prevent the Closing or be prejudicial or adverse to Parent and any out-of-pocket costs or expenses of the Company, New Company, and the Company Subsidiaries in respect of the DIK Transaction shall be a Company Expense in accordance with Section 11.6 and reduce the Aggregate Cash Consideration, (ii) the DIK Transaction shall not result in any single Person, directly or indirectly holding or owning 10% or more of the outstanding Parent Shares as of immediately following the Closing, (iii) the DIK Transaction shall not result in any Person becoming an “affiliate” of Parent under the FPA or any FERC orders, rules, or regulations pursuant thereto, (iv) the DIK Transaction shall not increase the Aggregate Cash Consideration and Aggregate Stock Consideration otherwise payable to the stockholders of New Company pursuant to this Agreement, (v) the DIK Transaction shall have no effect on the Company Consents, including requiring any additional consents or approvals in connection with the Transactions from any Person and (vi) no actions shall be taken under this Section 8.16 that could prevent or impede (x) the Mergers from qualifying for the Intended Tax Treatment, (y) the Parties from delivering the tax representation letters pursuant to Section 8.10(c), or (z) New Company Tax Counsel from delivering the Company Tax Opinion pursuant to Section 9.2(f). For the avoidance of doubt, any Company Common Shares or Common Shares, as applicable, so distributed or transferred pursuant to the DIK Transaction shall (until the Company Stockholders Agreement is terminated) remain subject to the terms, conditions and provisions of the Company Stockholders Agreement (including any and all transfer restrictions therein) and all recipients of such Company Common Shares or Common Shares, as applicable, shall sign, or by virtue of accepting such Company Common Shares or Common Shares, as applicable, shall be deemed to have signed, a counterpart or joinder thereto agreeing to be so bound. Section 8.17 Section 16 Matters. Parent Board, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall adopt a resolution in advance of the Closing providing that the receipt of Parent Shares by holders of Company Common Shares in exchange for their Company Common Shares pursuant to this Agreement and to the extent such securities are listed in the Section 16 Information, is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act. Section 8.18 Shelf Registration. (a) Parent shall, on or prior to the later to occur of (x) the Closing Date or (y) 30 days after Parent has received, to its reasonable satisfaction, the financial statements described in Section 8.1(c)(i) (such later date, the “Shelf Filing Deadline”), file with the SEC (i) a Form 8-K (the “Closing Form 8-K”), which shall include all historical and pro forma financial statements (the “Required Financial Statements”) to the extent required to be included, or incorporated by reference, in a registration statement on Form S-3 or Form S-1 which registers the resale of shares held by the Specified Stockholders, and (ii) a registration statement on Form S-3 (or any successor

87 form thereto), which shall, if available, be in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), or if Parent is not eligible to use Form S-3, a registration statement on Form S-1 (or any successor form thereto), providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), and which shall register all Registrable Securities (as such term is defined in Exhibit I) then held by the Specified Stockholders; provided that, if Parent is not permitted under the Securities Act to file the Shelf Registration Statement in the form of an automatic shelf registration statement, Parent shall use reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable following such filing, but in any event no later than the earlier of (i) the 60th calendar day following the Shelf Filing Date and (ii) the second (2nd) Business Day after (A) the day on which the SEC staff advises Parent that the SEC staff will not review the Shelf Registration Statement or (B) if the SEC staff reviews the Shelf Registration Statement, the day on which the SEC staff advises Parent that the SEC staff has no further comments on the Shelf Registration Statement; provided further that, if Parent has not received, on or before the second (2nd) Business Day before the expected filing date of the Shelf Registration Statement, the information, documents and instruments from a Specified Stockholder required to be named on an individual basis in the Shelf Registration Statement that Parent reasonably requests in connection with the Shelf Registration Statement, including, to the extent applicable, a questionnaire from such Specified Stockholder and such Specified Stockholder’s agreement to the obligations set forth in Exhibit I, Parent may file the Shelf Registration Statement without including the Registrable Securities of such Specified Stockholder, which shall not result in any liability on the part of Parent to the Specified Stockholder. Notwithstanding the foregoing, if it is not possible to prepare the Required Financial Statements for the Closing Form 8-K as of the Shelf Filing Deadline because the Closing occurs during a period when more current historical or pro forma financial statements are required under Regulation S-X, Parent may delay the filing of the Closing Form 8-K and the Shelf Registration Statement until as soon as reasonably practicable after Parent files its next Quarterly Report on Form 10-Q (if the Required Financial Statements are for such next interim period) or Annual Report on Form 10-K (if the Required Financial Statements include annual financial statements for such next fiscal year). (b) In connection with the filing of the Shelf Registration Statement required by Section 8.18(a), the terms of Exhibit I hereto shall apply and be deemed incorporated by reference herein as set forth herein. (c) This Section 8.18 may be amended, modified or waived only with the consent of Stockholders’ Representative, the Company and holders of Class B Shares representing a majority of the outstanding Class B Shares immediately prior to their exchange in connection with the Closing (“Class B Majority”). ARTICLE IX CONDITIONS TO CONSUMMATION OF THE MERGERS Section 9.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the satisfaction or waiver (to the extent permitted by Applicable Law) in writing by Parent and the Stockholders’ Representative at or prior to the First Effective Time of the following conditions:

88 (a) The consents, clearances, waiting period expirations or terminations, approvals, waivers, licenses, permits, franchises, certificates, registrations, variances, exemptions or authorizations set forth in Section 9.1(a) of the Company Disclosure Letter (the “Required Approvals”) shall have been obtained and shall be in full force and effect, and any commitment or agreement between a Party and a Governmental Entity to delay the consummation of, or not to consummate before a certain date, the Mergers shall have expired or been terminated; and (b) No Applicable Law of any Governmental Entity having competent jurisdiction which makes illegal, prohibits, restrains or enjoins consummation of the Mergers (collectively, “Restraints”) shall be in effect. Section 9.2 Conditions to Obligations of New Company, the Company and Company Merger Sub to Effect the Mergers. The obligations of New Company, the Company and Company Merger Sub to effect the Mergers shall be subject to the satisfaction or waiver (to the extent permitted by Applicable Law) by the Stockholders’ Representative in writing at or prior to the First Effective Time of the following additional conditions: (a) (i) The representations and warranties of Parent and the Merger Subs contained in Section 6.1, Section 6.2(a), Section 6.2(b), Section 6.3 and Section 6.10(a) shall be true and correct (except with respect to Section 6.2(a), for de minimis inaccuracies) as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) each of the other representations and warranties of Parent and the Merger Subs contained in this Agreement, excluding the representations and warranties identified in the foregoing clause (i), shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in such representations and warranties) as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect; (b) Each of Parent and the Merger Subs shall have performed or complied in all material respects with its obligations, agreements and covenants under this Agreement to be performed or complied with by it on or prior to the First Effective Time; (c) Since the date of this Agreement, no Effect shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect; (d) Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an officer of Parent and certifying as to the satisfaction of the conditions specified in Section 9.2(a), Section 9.2(b) and Section 9.2(c); (e) Parent shall have delivered to the Company and the Stockholder’s Representative evidence that the First Merger Sub Stockholder Consent has been obtained; and (f) New Company shall have received the Company Tax Opinion.

89 Section 9.3 Conditions to Obligations of Parent and the Merger Subs to Effect the Mergers. The obligations of Parent and the Merger Subs to effect the Mergers shall be subject to the satisfaction or waiver (to the extent permitted by Applicable Law) by Parent in writing at or prior to the First Effective Time of the following additional conditions: (a) (i) The representations and warranties of New Company and the Company contained in Section 5.1, Section 5.3(a) and, solely with respect to the Company, Section 5.3(b), Section 5.3(d), Section 5.4, and Section 5.8(a) shall be true and correct (except, with respect to Section 5.3(a) and, solely with respect to the Company, Section 5.3(b), for de minimis inaccuracies) as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (ii) each of the other representations and warranties of New Company and the Company contained in this Agreement, excluding the representations and warranties identified in the foregoing clause (i), shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in such representations and warranties) as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; (b) Each of New Company and the Company shall have performed or complied in all material respects with its obligations, agreements and covenants under this Agreement to be performed or complied with by it on or prior to the First Effective Time; (c) Since the date of this Agreement, no Effect shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; (d) The Company shall have delivered to Parent a certificate, dated as of the Closing Date, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.3(c); (e) The Required Approvals shall not impose or require any Remedial Action that constitutes a Burdensome Condition; and (f) The Company Stockholder Consent, the New Company Stockholder Consent, the Company Merger Sub Stockholder Consent and the Partnership Consent (collectively, the “Company Consents”) shall have been obtained. Section 9.4 Frustration of Closing Conditions. None of New Company, the Company, Company Merger Sub, Parent or the Merger Subs may rely on the failure of any condition set forth in Section 9.1, Section 9.2 or Section 9.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or to use the standard of efforts required from such party to consummate the Mergers and the other transactions contemplated hereby, including as required by and subject to Section 8.2.

90 ARTICLE X TERMINATION Section 10.1 Termination. This Agreement may be terminated and the Mergers contemplated hereby may be abandoned at any time prior to the First Effective Time: (a) by mutual written consent of Parent and the Stockholders’ Representative; (b) by either Parent, on the one hand, or the Stockholders’ Representative, on the other hand, if the First Merger shall not have been consummated on or before December 31, 2025 (as such date may be extended pursuant to the terms of this Agreement or by the mutual written consent of the Stockholders’ Representative and Parent, the “Outside Date”); provided, however, that, if (x) all of the conditions to Closing, other than any of the conditions set forth in Section 9.1(a), Section 9.1(b) or Section 9.3(e), shall have been satisfied or waived (by the applicable party(ies)), shall be capable of being satisfied at such time or would be capable of being satisfied at such time but for the fact that the conditions set forth in Section 9.1(a), Section 9.1(b) or Section 9.3(e) are not satisfied, and (y) Parent is not then in material breach of any of its obligations under Section 8.2 in a manner which was the primary cause of the failure of the consummation of the First Merger to occur on or before December 31, 2025, then the Outside Date shall automatically be extended to June 1, 2026; provided, further, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a party whose failure (in the case of Parent, including the failure of any of the Merger Subs and, in the case of the Stockholders’ Representative, including the failure of New Company, the Company, or Company Merger Sub) to fulfill any obligation under this Agreement was the primary cause of the failure of the consummation of the Mergers to occur on or before the Outside Date; provided, further, that the parties agree that no party shall have any right to terminate this Agreement pursuant to this Section 10.1(b) during the pendency of a legal proceeding by any party for specific performance pursuant to Section 11.11; (c) by Parent, on the one hand, or the Stockholders’ Representative, on the other hand, if any Restraint shall be in effect permanently restraining, enjoining or otherwise prohibiting or making illegal the Mergers and such Restraint is or shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 10.1(c) shall not be available to a party if the issuance, entry, enactment or promulgation of such final and non- appealable Restraint was primarily attributable to the failure of such party (in the case of Parent, including the failure of any of the Merger Subs and, in the case of the Stockholders’ Representative, including the failure of New Company, the Company, or Company Merger Sub), to perform any of its obligations under this Agreement; (d) by the Stockholders’ Representative, if prior to the Closing Date there shall have been a breach or inaccuracy of any representation or warranty contained in this Agreement on the part of Parent or any of the Merger Subs, or Parent or any of the Merger Subs have failed to perform or comply with any of its covenants or agreements contained in this Agreement, which breach, inaccuracy or failure to perform or comply (i) would give rise to the failure of a condition set forth in Section 9.1 or Section 9.2 and (ii) is incapable of being cured or, if curable, is not cured by Parent or the Merger Subs, as the case may be, on or before the earlier of (A) the Outside Date and (B) the date that is forty-five (45) days following the receipt by Parent of written notice from the Stockholders’ Representative of such breach, inaccuracy or failure to perform or comply; provided

91 that neither New Company nor the Company is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement; (e) by Parent, if prior to the Closing Date there shall have been a breach or inaccuracy of any representation or warranty contained in this Agreement on the part of New Company or the Company, or New Company or the Company has failed to perform or comply with any of its covenants or agreements contained in this Agreement, which breach, inaccuracy or failure to perform or comply (i) would give rise to the failure of a condition set forth in Section 9.1 or Section 9.3 and (ii) is incapable of being cured or, if curable, is not cured by New Company or the Company on or before the earlier of (A) the Outside Date and (B) the date that is forty-five (45) days following the receipt by the Stockholders’ Representative of written notice from Parent of such breach, inaccuracy or failure to perform or comply; provided that neither Parent nor any of the Merger Subs is then in material breach of any representation, warranty, covenant or agreement contained in this Agreement; or (f) by the Stockholders’ Representative, if Parent or its Affiliates shall have breached any of their covenants or agreements contained in Section 8.2 in any material respect, which breach (i) would give rise to the failure of a condition set forth in Section 9.1(a), Section 9.1(b) or Section 9.3(e), in each case, solely with respect to the Required Approvals, and (ii) is incapable of being cured or, if curable, is not cured by Parent or its Affiliates on or before the earlier of (A) the Outside Date and (B) the date that is forty-five (45) days following the receipt by Parent of written notice from the Stockholders’ Representative of such breach; provided that neither New Company nor the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. Notwithstanding anything to the contrary in this Section 10.1, the Stockholders’ Representative shall not have the right to terminate this Agreement pursuant to Section 10.1(b) or Section 10.1(c) if (a) any of the ECP GPs, ECP ControlCo, their Affiliated Funds or any of their respective Affiliates that is a party to a Support Agreement is in material breach of any of its covenants or agreements contained in Section 1(e) of their Support Agreement in a manner which is the primary cause of, in the case of Section 10.1(b), the failure of the consummation of the First Merger to occur on or before the Outside Date, or in the case of Section 10.1(c), the issuance, entry, enactment or promulgation of such final and non-appealable Restraint, or (b) if Parent is pursuing in good faith specific performance of, or other equitable remedies with respect to Section 1(e) of such Support Agreement. Section 10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become null and void and have no effect, and the obligations of the parties under this Agreement shall terminate, except for the provisions of Section 5.24, Section 6.16, Section 6.17, the last sentence of Section 8.1(a), Section 8.14(e), this Section 10.2, Section 10.3, ARTICLE I and ARTICLE XI, and, subject to Section 10.3, there shall be no liability on the part of any party hereto; provided, however, that, subject to Section 10.3(a) and Section 10.3(b), nothing herein shall relieve any party hereto from any Losses (which the parties acknowledge and agree shall not be limited to reimbursement of Expenses, and may include the benefit of the bargain lost by a party’s equityholders (taking into consideration relevant matters, including the total amount payable to such stockholders under this Agreement, lost combination or other alternative opportunities and the time value of money), which shall be

92 deemed in such event to be damages of such party) arising out of its Willful Breach of, or Fraud in connection with, any provision of this Agreement. The parties hereto acknowledge and agree that nothing in this Section 10.2 shall be deemed to affect their right to specific performance in accordance with the terms and conditions set forth in Section 11.11. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms. Section 10.3 Fees and Expenses. (a) If this Agreement is terminated by (i) the Stockholders’ Representative, on the one hand, or Parent, on the other hand, pursuant to (A) Section 10.1(b) and, at the time of such termination, any of the conditions set forth in Section 9.1(a), Section 9.1(b) or Section 9.3(e) shall have not been satisfied or waived (by the applicable party(ies)), in each case, solely with respect to the Required Approvals, or (B) Section 10.1(c) (solely if the applicable Restraint giving rise to such termination arises in connection with the Required Approvals) or (ii) the Stockholders’ Representative pursuant to Section 10.1(f) and, in the case of each of the foregoing clauses (i) and (ii), at the time of such termination all of the conditions set forth in Section 9.1 and Section 9.3 have been satisfied or waived (by the applicable party(ies)) (other than (x) any of the conditions set forth in Section 9.1(a), Section 9.1(b) or Section 9.3(e), in each case, solely with respect to the Required Approvals, or (y) those other conditions that, by their nature, cannot be satisfied until the Closing but, in the case of this clause (y) are capable of being satisfied and would be satisfied at the Closing if the Closing were to occur at the time of such termination), then, in the case of either clause (i) or (ii), Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee by wire transfer of immediately available funds to an account provided in writing by the Company to Parent not later than the second (2nd) Business Day following such termination. The “Parent Termination Fee” means an amount equal to Five Hundred Million Dollars ($500,000,000). (b) Each of New Company, the Company, Company Merger Sub, the Stockholders’ Representative, Parent and the Merger Subs acknowledges that the agreements contained in this Section 10.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, none of them would have entered into this Agreement. Each of the parties hereto acknowledges that the Parent Termination Fee is not a penalty, but is liquidated damages, in a reasonable amount that will compensate New Company and the Company in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. Accordingly, in the event that Parent shall fail to pay the Parent Termination Fee when due, and in order to obtain such payment, New Company and/or the Company commences a suit which results in a judgment against Parent for the Parent Termination Fee, then Parent shall pay to the Company the Expenses of New Company and the Company (including reasonable attorneys’ fees and expenses of enforcement) in connection with such suit, together with interest on the amounts owed at the prime lending rate prevailing at such time, as published in The Wall Street Journal, plus two percent (2%) per annum from the date such amounts were required to be paid until the date actually received by the Company. Notwithstanding anything to the contrary set forth in this Agreement, but subject to the Company’s, New Company’s and the Stockholders’ Representative’s rights under Section 11.11,

93 the Company’s right to receive payment of the Parent Termination Fee pursuant to Section 10.3(a) shall constitute the sole and exclusive remedy of New Company, the Company, the Company Subsidiaries, the Stockholders’ Representative and any of their respective, direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates, Representatives or assignees (collectively, the “Company Related Parties”) against Parent, First Merger Sub, Second Merger Sub, or any of their respective, direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates, Representatives or assignees (collectively, the “Parent Related Parties”) for all Losses suffered in the circumstances when the Parent Termination Fee is due pursuant to Section 10.3(a), and upon payment of such amount, none of Parent, First Merger Sub, Second Merger Sub or the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated thereby in such circumstances (except that Parent shall also be obligated to the Company under the third sentence of this Section 10.3(b) and pursuant to Section 8.14(e)), except in the case of Willful Breach or Fraud (other than in circumstances where the Parent Termination Fee if payable) as a result of such breach. (c) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities that are expressly identified as parties hereto and no Company Related Party or Parent Related Party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Company Related Party or Parent Related Party. ARTICLE XI MISCELLANEOUS Section 11.1 Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the First Effective Time, except for (a) those covenants and agreements set forth in this Agreement that by their terms contemplate performance in whole or in part after the First Effective Time (b) those contained in this ARTICLE XI or (c) in the case of Fraud. Section 11.2 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) when sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient) (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day) or (b) when sent by an internationally recognized overnight carrier (providing proof of delivery) or when delivered by hand, addressed

94 to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice): (a) If to Parent or the Merger Subs (or, following the Closing, to New Company or the Company), to: Constellation Energy Corporation 1310 Point Street, 8th Floor Baltimore, MD 21231 Email: [omitted] [omitted] Attention: David O. Dardis, EVP and Chief Legal and Policy Officer Legal Department With a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Email: andrew.calder@kirkland.com douglas.bacon@kirkland.com Attention: Andrew T. Calder, P.C. Douglas E. Bacon, P.C. and Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Email: david.feirstein@kirkland.com Attention: David B. Feirstein, P.C. (b) If, prior to the Closing, to New Company, the Company or Company Merger Sub, to: c/o Energy Capital Partners, LLC 40 Beechwood Road Summit, NJ 07901 E-mail: [omitted] [omitted] [omitted] Attention: Tyler Reeder Andrew Gilbert Jennifer Gray and

95 c/o Calpine Corporation 717 Texas Avenue, Ste 1000 Houston, Texas 77002 E-mail: [omitted] [omitted] Attention: Rick Pena, Executive Vice President – Corporate Development Katherine Piper, Senior Vice President, General Counsel and Corporate Secretary with a copy (which shall not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Email: david.kurzweil@lw.com edmond.parhami@lw.com Attention: David A. Kurzweil, Esq. Edmond Parhami, Esq. with a copy (which shall not constitute notice) to: White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Email: michael.shenberg@whitecase.com mingda.zhao@whitecase.com Attention: Michael Shenberg Mingda Zhao (c) If to the Stockholders’ Representative, to: c/o Energy Capital Partners, LLC 40 Beechwood Road Summit, NJ 07901 E-mail: [omitted] [omitted] [omitted] Attention: Tyler Reeder Andrew Gilbert Jennifer Gray with a copy (which shall not constitute notice) to: Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 Email: david.kurzweil@lw.com

96 edmond.parhami@lw.com Attention: David A. Kurzweil, Esq. Edmond Parhami, Esq. Section 11.3 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The specification of any dollar amount in any representation or warranty contained in ARTICLE V or ARTICLE VI is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no party shall use the fact of the setting forth of any such amount in any dispute or controversy between or among the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement. Whenever this Agreement requires a Company Subsidiary to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Company Subsidiary to take such action and, after the Second Effective Time, on the part of Parent and the Surviving Entity to cause such Subsidiary to take such action. Whenever this Agreement requires First Merger Sub or Second Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause First Merger Sub or Second Merger Sub, as applicable, to take such action. Each representation and warranty in this Agreement is given independent effect so that if a particular representation and warranty proves to be incorrect or is breached, the fact that another representation and warranty concerning the same or similar subject matter is correct or is not breached, whether such other representation and warranty is more general or more specific, narrower or broader or otherwise, will not affect the incorrectness or breach of such particular representation and warranty. Section 11.4 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Confidentiality Agreement, which is hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including any transaction between or among the parties. This Agreement shall not be assigned by operation of law or otherwise, except with the prior written consent of Parent and the Stockholders’ Representative; provided that each of Parent, First Merger Sub or Second Merger Sub may transfer or assign all or any other portion of its rights and obligations under this Agreement without the prior written consent of the Stockholders’ Representative to any one or more of its Affiliates so long as Parent, First Merger Sub or Second Merger Sub, as applicable, remains jointly and severally obligated to satisfy all of its obligations under the terms of this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 11.4 shall be null and void ab initio.

97 Section 11.5 Governing Law and Venue; Waiver of Jury Trial. (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof. (b) Except as set out below, each of New Company, the Company, Company Merger Sub, the Stockholders’ Representative, Parent, First Merger Sub and Second Merger Sub hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware or any court of the United States located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), (ii) waives any objection to the laying of venue of any such litigation in the Delaware Courts and (iii) agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees that (A) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (B) service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clauses (A) or (B) of the immediately preceding sentence shall have the same legal force and effect as if served upon such party personally within the State of Delaware. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.5. Section 11.6 Expenses. (a) Except as expressly set forth herein (including Section 8.2, Section 8.14(e) and Section 10.2 and the immediately succeeding sentence), whether or not the Mergers are consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. Notwithstanding the foregoing, the Expenses of New Company, the Company, Company Merger Sub, the Company Subsidiaries and the Stockholders’ Representative (regardless of if paid prior to or after the

98 Closing) (collectively, the “Company Expenses”) shall be borne by the stockholders of New Company through a dollar-for-dollar reduction in Aggregate Cash Consideration. (b) As used in this Agreement, “Expenses” includes all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, financial advisors, experts, consultants and advisors to a party hereto or any of its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions (including, in the case of Expenses of New Company, the Company, Company Merger Sub, the Company Subsidiaries and the Stockholders’ Representative, (i) the general sales process of the Company, including any potential public offering and (ii) any severance or bonus amounts that could become due or payable prior to or after the Closing to the employees of the Company set forth on the Retiring Employee Schedule of the Company Disclosure Letter, in each case, calculated based on the maximum amount payable under the applicable Company Benefit Plans). (c) At least five (5) Business Days prior to the Closing Date, the Stockholders’ Representative shall deliver to Parent a written statement of the estimated Company Expenses (the “Company Expenses Statement”), along with copies of any related invoices or documentation. The Stockholders’ Representative shall provide Parent with a reasonable opportunity to review (and the Stockholders’ Representative shall reasonably cooperate with such review) and to propose comments to the Company Expenses Statement, which the Stockholders’ Representative will consider in good faith if timely received. Section 11.7 Amendment. This Agreement may not be amended except by an instrument in writing signed by Parent, New Company, the Company and the Stockholders’ Representative. Section 11.8 Waiver. At any time prior to the First Effective Time, Parent, on the one hand, and the Stockholders’ Representative, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein (or in any document delivered pursuant hereto) and (c) subject to the requirements of Applicable Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall act as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Section 11.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party shall have received counterparts thereof signed and delivered (by facsimile, e-mail of a .pdf attachment or otherwise) by all of the other parties. Section 11.10 Severability; Validity; Parties in Interest. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid, illegal or unenforceable by any rule of law or public policy, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, and, to such end, the

99 provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. Except (a) as provided in Section 8.5(d), (b) following the First Effective Time, for the provisions of ARTICLE IV and (c) for the right of New Company, the Company or the Stockholders’ Representative, on behalf of its stockholders, to pursue damages in the event of Parent’s or the Merger Subs’ Willful Breach or Fraud pursuant to and in accordance with ARTICLE X, which right is hereby acknowledged and agreed by Parent and the Merger Subs, nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement. Section 11.11 Enforcement of Agreement. The parties agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached or the Mergers were not consummated, and that money damages would not be an adequate remedy, even if available. It is accordingly agreed that the parties (on behalf of themselves and the third party beneficiaries of this Agreement provided in Section 11.10) shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the parties’ obligations to consummate the Mergers and Parent’s obligation to pay, and the right of the stockholders of New Company and holders of Restricted Stock Units to receive, the Merger Consideration) in any court of competent jurisdiction. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. While Parent, New Company, the Company or the Stockholders’ Representative may pursue both (x) a grant of specific performance in accordance with this Section 11.11 requiring the consummation of the Mergers and (y) Losses pursuant to Section 10.2 or in the case of the Company, payment of the Parent Termination Fee under Section 10.3(a) (together with any amounts payable thereon in accordance with Section 10.3(b) and amounts owed pursuant to Section 8.14(e)), in no event shall (i) New Company, the Company and the Stockholders’ Representative be entitled to receive both a grant of specific performance requiring consummation of the Mergers and either the Parent Termination Fee under Section 10.3(a) (together with any amounts payable thereon in accordance with Section 10.3(b) and amounts owed pursuant to Section 8.14(e)) or Losses pursuant to Section 10.2 (together with amounts owed pursuant to Section 8.14(e)) and (ii) Parent be entitled to receive both a grant of specific performance requiring consummation of the Mergers and Losses pursuant to Section 10.2. Section 11.12 Stockholders’ Representative. (a) Upon the authorization of this Agreement by the Stockholders’ Representative, each of (i) New Company and the Company shall be deemed to have irrevocably constituted and appointed the Stockholders’ Representative to, from the date hereof and through the First Effective

100 Time, act as the representative, agent and attorney-in-fact for and on its behalf, to take such actions expressly reserved for the Stockholders’ Representative under this Agreement (for the avoidance of doubt, those actions that require the consent of the Company or the New Company, as applicable, pursuant to the express terms of this Agreement shall continue to require such consent of the Company or New Company, as applicable, as well), and (ii) (A) CPN Management and Volt Parent shall be deemed to have irrevocably constituted and appointed the Stockholders’ Representative as of the date hereof, (B) any other recipient of the Class A Common Shares, Class A Company Shares, Class B Common Shares, Class B Company Shares or Class C Shares shall be deemed to have irrevocably constituted and appointed the Stockholders’ Representative as of the Closing and (C) New Company and the Company shall be deemed to have irrevocably constituted and appointed the Stockholders’ Representative as of the Closing, in each case of subsection (ii), to act as the representative, agent and attorney-in-fact for and on its behalf for all purposes in connection with this Agreement and any related agreements or otherwise relating to the transactions contemplated hereby, including: (1) delivering and receiving notices, including service of process, with respect to any matter under this Agreement; (2) executing and delivering any and all documents and taking any and all such actions as shall be required or permitted of the Stockholders’ Representative pursuant to this Agreement; (3) providing notice of, demanding, pursuing or enforcing, in its discretion, any claim, including specific performance in accordance with Section 11.11, against Parent or the Merger Subs for a breach of this Agreement; (4) executing and delivering, on its behalf, any amendment hereto or settlement agreement or release of claims hereunder; (5) taking all such other actions as the Stockholders’ Representative shall deem necessary or appropriate, in its discretion, for the accomplishment of the foregoing; and (6) engaging such attorneys, accountants, consultants and other Persons as the Stockholders’ Representative, in its discretion, deems necessary or appropriate to accomplish any action required or permitted of it hereunder; provided that such Persons are not Affiliates of the Stockholders’ Representative. The Stockholders’ Representative shall be permitted to recover all reasonable costs, fees, and expenses incurred by the Stockholders’ Representative in the performance of its duties as the Stockholders’ Representative under this Section 11.12 from the Company Stockholders pro rata in accordance with their respective ownership percentages of Volt Parent. (b) The Stockholders’ Representative will not be liable to the holders of Common Shares, Volt Parent, New Company or the Company for any act taken or omitted to be taken as the Stockholders’ Representative, while acting in good faith and within the scope of its authority hereunder, and any act so taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such good faith. The Stockholders’ Representative shall be authorized by the holders of Common Shares and Volt Parent to rely, and shall be fully protected against the holders of Common Shares and Volt Parent in relying, upon any statements furnished to the Stockholders’ Representative by the holders of Common Shares and Volt Parent or any third party or any other evidence, in each case reasonably deemed by the Stockholders’ Representative to be reliable, and the Stockholders’ Representative shall be authorized by the holders of Common Shares and Volt Parent to act on the advice of its selected counsel. The Stockholders’ Representative shall be authorized by each of New Company, the Company, the holders of Common Shares and Volt Parent in failing or refusing to take any action under this Agreement or any related document or agreement if the Stockholders’ Representative shall have received such advice or concurrence as it deems appropriate with respect to such inaction, or if the Stockholders’ Representative shall not have been expressly indemnified to his satisfaction against any and all liability and expense that the Stockholders’ Representative may incur by reason of taking or

101 continuing to take any such action. the holders of Common Shares and Volt Parent hereby agree to indemnify the Stockholders’ Representative from any loss arising out of service in its capacity as the Stockholders’ Representative severally on a pro rata basis based on their respective ownership percentages of Volt Parent with respect to omissions or actions taken in good faith and within the scope of its authorization hereunder. (c) Subject to the last sentence of this Section 11.12(c), Parent is entitled to deal exclusively with the Stockholders’ Representative on all matters expressly reserved for the Stockholders’ Representative relating to this Agreement and related agreements. None of New Company, the Company, CPN Management and Volt Parent shall have any rights to participate in the resolution of such matters in any such manner solely and expressly reserved for the Stockholders’ Representative. A decision, act, consent or instruction of the Stockholders’ Representative made or taken in accordance with this Section 11.12(c) constitutes a decision of New Company, the Company, CPN Management or Volt Parent, as the case may be. Such decision, act, consent or instruction is final, binding and conclusive upon CPN Management, Volt Parent, New Company and the Company, and Parent, and the Merger Subs may conclusively rely, without inquiry, upon any decision, act, consent or instruction of the Stockholders’ Representative. The appointment and power of attorney made in this Section 11.12 shall to the fullest extent permitted by Applicable Laws be deemed an agency coupled with an interest and all authority conferred hereby shall to the fullest extent permitted by Applicable Laws be irrevocable and not be subject to termination by operation of Applicable Laws, whether by the death or incapacity or liquidation or dissolution of New Company, the Company, CPN Management or Volt Parent or the occurrence of any other event or events. Any action taken by the Stockholders’ Representative on behalf of each of New Company, the Company, CPN Management and Volt Parent pursuant to the authority granted to the Stockholders’ Representative in accordance with this Section 11.12 shall be as valid as if any such death, incapacity, liquidation, dissolution or other event had not occurred, regardless of whether or not CPN Management, Volt Parent the Stockholders’ Representative, New Company, the Company, any related Person or Parent or any of the Merger Subs shall have received notice of any such death, incapacity, liquidation, dissolution or other event. Notices or communications to or from the Stockholders’ Representative will constitute notice to or from CPN Management or Volt Parent. Section 11.13 Release. Effective as of the First Effective Time, Parent, on its own behalf and on behalf of its Affiliates and Representatives, and its and their respective Affiliates and Representatives, and each of the respective heirs, executors, administrators, successors and permitted assigns of each of the foregoing (including, (x) at and following the First Effective Time, the Surviving Corporation and (y) at and following the Second Effective Time, the Surviving Entity) (each, a “Parent Releasing Person”), hereby absolutely and unconditionally releases and forever discharges the Stockholders’ Representative, Volt Parent and each Company Stockholder, and all of their past, present and future direct and indirect equity holders, its Affiliates and Representatives, and each of its and their respective Affiliates and Representatives, and each of the respective heirs, executors, administrators, successors and permitted assigns of each of the foregoing (other than New Company, the Company and any Company Subsidiary) (each, a “Company Released Person”) from, and agrees not to assert any suit, action, proceeding, claim or investigation, with respect to, any liabilities whatsoever, of any kind or nature, whether at law, in equity or otherwise (collectively, “Parent Released Claims”), which have been or could have been asserted against any Company Released Person, which any Parent Releasing Person ever had, has

102 or in the future may have, which arises out of or in any way relates to (a) the fact that such Company Released Person was a direct or indirect holder of Common Shares or Company Common Shares or (b) the organization, management or operation of the businesses of the Company and the Company Subsidiaries or the assets and affairs of the Company and the Company Subsidiaries prior to the Closing; provided that, notwithstanding the foregoing, “Parent Released Claims” does not include, and the provisions of this Section 11.13 shall not release or otherwise diminish, (i) the rights or obligations arising out of this Agreement, (ii) any rights of any Parent Releasing Person or any obligations of any Company Released Person in connection with any commercial agreement between Parent, the Company or any of their respective Subsidiaries, on the one hand, and any portfolio company affiliated with any Company Releasing Person, on the other hand or (iii) any claim in respect of Fraud. Section 11.14 Acknowledgement and Waiver. (a) It is acknowledged by each of the parties hereto that New Company, the Company and Company Merger Sub have retained Latham & Watkins LLP (“L&W”) and White & Case LLP (“W&C”) to act as their counsel and CPN Management, Volt Parent and the Stockholders’ Representative have retained L&W to act as their respective counsel in connection with the transactions contemplated hereby and that neither L&W nor W&C have acted as counsel for any other Person in connection with the transactions contemplated hereby for conflict of interest or any other purposes. Parent, the Merger Subs, the Company and New Company agree that any attorney-client privilege and the expectation of client confidence attaching as a result of L&W’s or W&C’s representation of the New Company, the Company, Company Merger Sub, or L&W’s representation of CPN Management, Volt Parent and the Stockholders’ Representative related to the preparation for, and negotiation and consummation of, the transactions contemplated by this Agreement, including all communications among L&W, W&C, New Company, the Company, Company Merger Sub, CPN Management, Volt Parent and the Stockholders’ Representative and/or their respective Affiliates related to the preparation for, and negotiation and consummation of, the transactions contemplated by this Agreement, shall survive the Closing and shall remain in effect. Furthermore, effective as of the Closing, (i) all communications (and materials relating thereto) between New Company, the Company, Company Merger Sub, CPN Management, Volt Parent, L&W and W&C related to the preparation for, and negotiation and consummation of, the transactions contemplated by this Agreement are hereby assigned and transferred to the Stockholders’ Representative, (ii) New Company, the Company (on behalf of itself and the Company Subsidiaries) and Company Merger Sub, hereby release all of their respective rights and interests to and in such communications and related materials and (iii) New Company, the Company (on behalf of itself and the Company Subsidiaries) and Company Merger Sub hereby release any right to assert or waive any privilege related to the communications referenced in this Section 11.14 and acknowledge and agree that all such rights shall reside with the Stockholders’ Representative. (b) Parent, the Merger Subs, New Company and the Company (on behalf of itself and the Company Subsidiaries) agree that, notwithstanding any current or prior representation of New Company, the Company and the Company Subsidiaries by L&W, L&W shall be allowed to represent CPN Management, Volt Parent and the Stockholders’ Representative and their respective Affiliates in any matters and disputes adverse to Parent, any of the Merger Subs, New Company, the Company or any the Company Subsidiaries that either is existing on the date hereof or arises

103 in the future and relates to this Agreement and the Transactions; and Parent, the Merger Subs, New Company, the Company and the Company Subsidiaries hereby waive any conflicts or claim of privilege that may arise in connection with such representation. Further, Parent, the Merger Subs, New Company and the Company (on behalf of itself and the Company Subsidiaries) agree that, in the event that a dispute arises after the Closing between Parent, any of the Merger Subs, New Company, the Company or any of the Company Subsidiaries, on the one hand, and CPN Management, Volt Parent or the Stockholders’ Representative or any of their respective Affiliates, on the other hand, L&W may represent CPN Management, Volt Parent and the Stockholders’ Representative or any of their respective Affiliates in such dispute even though the interests of CPN Management, Volt Parent, the Stockholders’ Representative, or their respective Affiliate may be directly adverse to Parent, any of the Merger Subs, New Company, the Company or any of the Company Subsidiaries and even though L&W or W&C may have represented New Company, the Company or any Company Subsidiary in a matter substantially related to such dispute. [Signature pages follow]

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER IN WITNESS WHEREOF, each of Parent, First Merger Sub, Second Merger Sub, New Company, the Company and Company Merger Sub has caused this Agreement to be executed as of the date first above written. PARENT: CONSTELLATION ENERGY CORPORATION By: /s/Joseph Dominguez Name: Joseph Dominguez Title: President & Chief Executive Officer FIRST MERGER SUB: CASCADE TRANSCO, INC. By: /s/Salvatore Montalbano Name: Salvatore Montalbano Title: President CASCADE TRANSCO – 1, LLC By: /s/Salvatore Montalbano Name: Salvatore Montalbano Title: President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER CPN CS HOLDCO CORP. By: /s/Andrew Novotny Name: Andrew Novotny Title: President CALPINE CORPORATION By: /s/Andrew Novotny Name: Andrew Novotny Title: President & Chief Executive Officer CPN CKS CORP. By: /s/Andrew Novotny Name: Andrew Novotny Title: President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER STOCKHOLDERS’ REPRESENTATIVE: VOLT ENERGY HOLDINGS GP, LLC By: /s/Tyler Reeder Name: Tyler Reeder Title: President

E-1 EXHIBIT E Form of Registration Rights Agreement See attached.

Final Form REGISTRATION RIGHTS AGREEMENT OF [______________________] Dated as of [  ], 202[  ]

i TABLE OF CONTENTS Page ARTICLE I REGISTRATION .....................................................................................................1 1.1 Piggyback Registrations...............................................................................1 1.2 Shelf Registration Statement........................................................................3 1.3 Withdrawal Rights .......................................................................................5 1.4 Holdback Agreements ..................................................................................5 1.5 Registration Procedures ...............................................................................6 1.6 Registration Expenses ................................................................................10 1.7 Miscellaneous ............................................................................................10 1.8 Registration Indemnification .....................................................................11 1.9 Lock-Up .....................................................................................................13 ARTICLE II FINANCING COOPERATION ..........................................................................14 2.1 Cooperation. ...............................................................................................14 2.2 Expenses ....................................................................................................14 ARTICLE III INFORMATION RIGHTS ................................................................................15 3.1 Information Rights .....................................................................................15 3.2 Inspection Rights .......................................................................................16 ARTICLE IV DEFINITIONS ....................................................................................................16 4.1 Defined Terms ...........................................................................................16 4.2 Interpretation ..............................................................................................21 ARTICLE V MISCELLANEOUS .............................................................................................21 5.1 Term ...........................................................................................................21 5.2 Notices .......................................................................................................22 5.3 Amendments and Waivers .........................................................................22 5.4 Assigns and Transferees ............................................................................23 5.5 Severability ................................................................................................23 5.6 Counterparts ...............................................................................................23 5.7 Entire Agreement .......................................................................................23 5.8 APPLICABLE LAW; JURISDICTION OF DISPUTES ..........................23 5.9 WAIVER OF JURY TRIAL ......................................................................24 5.10 Specific Performance .................................................................................24 5.11 No Third Party Beneficiaries .....................................................................25 5.12 No Recourse ...............................................................................................25 5.13 Expenses ....................................................................................................25 EXHIBIT A — Joinder Agreement

1 REGISTRATION RIGHTS AGREEMENT This REGISTRATION RIGHTS AGREEMENT, dated as of [  ], 202[  ] (this “Agreement”), by and among Constellation Energy Corporation, a Pennsylvania corporation (“Parent”), and each of the persons whose name appears on the signature pages hereto or becomes a party hereto from time to time pursuant to Section 5.4 (collectively, the “Company Stockholders”). W I T N E S S E T H: WHEREAS, pursuant to and subject to the terms and conditions of the Agreement and Plan of Merger, dated as of January 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), with Calpine Corporation, a Delaware corporation (“Company”), CPN CS Holdco Corp., a Delaware corporation and direct wholly-owned subsidiary of Company (“New Company”), CPN CKS Corp., a Delaware corporation and wholly-owned subsidiary of New Company, Cascade Transco, Inc., a Delaware corporation and direct wholly- owned subsidiary of Parent, Cascade Transco – 1, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Parent, and Volt Energy Holdings GP, LLC, a Delaware limited liability company, solely in its capacity as the representative of the stockholders of Company, Parent is delivering to the Company Stockholders shares of common stock of Parent, no par value (the “Parent Shares” and any such shares of Parent Shares delivered to the Company Stockholders, the “Shares”), as part of the consideration for the Mergers on the date hereof; and WHEREAS, Parent has agreed to grant the Company Stockholders registration rights in respect of the Shares and to cooperate with each of the Company Stockholders in connection with sales or other dispositions of the Shares, on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows: ARTICLE I REGISTRATION 1.1 Piggyback Registrations. (a) Subject to the terms and conditions hereof, whenever Parent proposes (whether on its own behalf or for any Person) to register any Parent Shares under the Securities Act (other than a registration by Parent (i) on Form S-4 or any successor form thereto or similar form that relates to a transaction subject to Rule 145 under the Securities Act or (ii) on Form S-8 or any successor form thereto or in connection with any employee stock option or other benefit plan) (each, a “Piggyback Registration”), Parent shall give all Company Stockholders prompt written notice thereof (but not less than five (5) Business Days prior to the filing by Parent with the Commission of any registration statement with respect thereto or two (2) Business Days with respect to any Non-Marketed Underwritten Offering). Such notice (each, a “Piggyback Notice”) shall specify the number of shares of Parent Shares proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed

2 managing underwriter(s) (if any) and a minimum offering price of such shares of Parent Shares (if any), in each case to the extent then known. Subject to Section 1.1(b), Parent shall include in each such Piggyback Registration all Registrable Securities held by the Company Stockholders (each, a “Piggyback Seller”) with respect to which Parent has received a written request (which written request shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within three (3) Business Days after such Piggyback Notice is received by such Piggyback Seller or one (1) Business Day with respect to any Non-Marketed Underwritten Offering. (b) If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises Parent that, in its opinion, the inclusion of all the shares of Parent Shares sought to be included in such Piggyback Registration by (i) Parent, (ii) other Persons who have sought to have shares of Parent Shares registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of shares of Parent Shares (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then Parent shall include in the registration statement applicable to such Piggyback Registration only such shares of Parent Shares as Parent is so advised in writing (email being sufficient) by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority: (i) if the Piggyback Registration relates to an offering for Parent’s own account, then (A) first, such number of shares of Parent Shares to be sold by Parent as Parent, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of the Piggyback Sellers, pro rata based on the number of Registrable Securities then held by each such Piggyback Seller (provided that any Registrable Securities thereby allocated to a Piggyback Seller that exceed such Piggyback Seller’s request shall be reallocated among the remaining Piggyback Sellers in like manner), (C) third, shares of Parent Shares sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Parent Shares proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Parent Shares proposed to be sold by any Other Proposed Sellers; (ii) if the Piggyback Registration relates to a Shelf Offering by the Demanding Shareholder(s), then (A) first, such number of Registrable Securities sought to be registered by the Demanding Shareholder(s) and each Piggyback Seller, pro rata in proportion to the number of securities sought to be registered by all such Demanding Shareholder(s) and Piggyback Sellers, (B) second, shares of Parent Shares sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) third, shares of Parent Shares to be sold by Parent and (C) fourth, other shares of Parent Shares proposed to be sold by any Other Proposed Sellers. (iii) if the Piggyback Registration relates to an offering other than for Parent’s own account or the Demanding Shareholder(s), then (A) first, such number of Registrable

3 Securities and shares of Parent Shares sought to be registered by each Piggyback Seller and Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Piggyback Sellers and Other Demanding Sellers, (B) second, shares of Parent Shares to be sold by Parent and (C) third, other shares of Parent Shares proposed to be sold by any Other Proposed Sellers. (c) For clarity, in connection with any Underwritten Offering under this Section 1.1, Parent shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between Parent and the lead managing underwriter(s), which shall be selected by Parent (after consultation with Piggyback Sellers). (d) If, at any time after giving written notice of its intention to register any shares of Parent Shares as set forth in this Section 1.1 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, Parent shall determine for any reason not to register such shares of Parent Shares, Parent may, at its election, give written notice of such determination as soon as reasonably practicable to the Piggyback Sellers and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration. 1.2 Shelf Registration Statement. (a) On or prior to the later to occur of (x) the Closing Date or (y) 30 days after Parent has received, to its reasonable satisfaction, the financial statements described by Section 8.1(c)(i) of the Merger Agreement (such later date, the “Shelf Filing Deadline”), Parent shall use its reasonable best efforts to have an effective registration statement on Form S-3 (“Form S-3”), or if Parent is not eligible to use Form S-3, an effective registration statement on Form S-1, or any successor forms thereto providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (any such registration statement, a “Shelf Registration Statement”), which may be in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), if available, or any other Shelf Registration Statement registering all Registrable Securities then held by the Company Stockholders. For the avoidance of doubt, Parent may satisfy its obligations with respect to the effectiveness of a Shelf Registration Statement by filing with the Commission and providing the Company Stockholders with a prospectus supplement under a “universal” or other Shelf Registration Statement of Parent that also registers sales of securities for the account of Parent or other holders (provided that, for the avoidance of doubt, Parent shall comply with all of its other obligations under this Agreement with respect to a Shelf Registration Statement, including Section 1.2(b)), it being agreed that, if available, Parent shall file such a prospectus supplement in lieu of a new Shelf Registration Statement, unless Parent and the Company Stockholders otherwise agree. Notwithstanding the foregoing, if it is not possible to prepare the Required Financial Statements (as defined in the Merger Agreement) as of the Shelf Filing Deadline because the Closing occurs during a period when more current historical or pro forma financial statements are required under Regulation S- X, Parent may delay the filing of the Shelf Registration Statement until as soon as reasonably practicable after Parent files its next Quarterly Report on Form 10-Q (if the Required Financial Statements are for such next interim period) or Annual Report on Form 10-K (if the Required Financial Statements include annual financial statements for such next fiscal year).

4 (b) Subject to Section 1.2(c), Parent will use its reasonable best efforts to keep a Shelf Registration Statement continuously effective until the earlier of (i) the date on which the total amount of Registrable Securities as of such date is not a Registrable Amount; and (ii) the date on which this Agreement terminates pursuant to Section 5.1. (c) Notwithstanding anything to the contrary contained in this Agreement, Parent shall be entitled, from time to time, by providing written notice to the Company Stockholders whose Registrable Securities are registered under the Shelf Registration Statement, to require such Company Stockholder to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period, Parent shall deliver to such Company Stockholder a certificate signed by the chief executive officer, the chief financial officer or the general counsel of Parent certifying that, in the good faith judgment of Parent, the conditions described in the definition of Blackout Period are met. After the expiration of any Blackout Period and without any further request from a Company Stockholder, Parent to the extent necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent shall promptly provide written notice to the Company Stockholders whose Registrable Securities are registered under the Shelf Registration Statement of the expiration of any Blackout Period. (d) At any time that a Shelf Registration Statement is effective, if one or more Demanding Shareholders deliver a notice to Parent (a “Take-Down Notice”) stating that such Demanding Shareholder intends to (i) sell a Registrable Amount of Registrable Securities (which Take-Down Notice shall specify the maximum number of Registrable Securities intended to be sold by such Demanding Shareholder) on the Shelf Registration Statement in an Underwritten Offering or (ii) distribute Registrable Securities (which Take-Down Notice shall specify the maximum number of Registrable Securities intended to be distributed by such Demanding Shareholder) on the Shelf Registration Statement (each, a “Shelf Offering”), Parent shall, promptly, and in a manner reasonably agreed with such Demanding Shareholder(s) (and in any event within (i) five (5) Business Days after the receipt of a Take-Down Notice for any Marketed Underwritten Shelf Offering, (ii) two (2) Business Days after the receipt of a Take-Down Notice for any Non-Marketed Underwritten Shelf Offering and (iii) one (1) Business Day after receipt of a Take-Down Notice for any other Shelf Offering, in each case, unless a longer period is agreed to by the Demanding Shareholder(s) representing a majority of the Registrable Securities that made the Take-Down Notice), amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering. The Demanding Shareholder(s) holding a majority of the Registrable Securities to be sold in the Underwritten Offering shall have the right to select the underwriter(s) for any Underwritten Offering conducted pursuant to a Take-Down Notice (which shall consist of one or more reputable nationally-recognized investment banks), subject to Parent’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Demanding Shareholders may demand, pursuant to this Section 1.2(d), (i) in the aggregate, not more than six (6) Shelf Offerings and (ii) not more than three (3) Shelf Offerings in any twelve (12)-month period, provided,

5 however that each of Access and CPP may each individually only demand one (1) Shelf Offering pursuant to this Section 1.2(d). (e) Parent shall not be obligated to effect any Shelf Offering (A) within 60 days of an Underwritten Offering in which the Company Stockholders were offered “piggyback” rights pursuant to Section 1.1 (subject to Section 1.1(b)) and at least 80% of the number of Registrable Securities requested by the Company Stockholders to be included in such Underwritten Offering were included and sold or (B) within 60 days of the completion of any Shelf Offering. (f) In the event any Company Stockholder requests to participate in a registration pursuant to this Section 1.2 in connection with a Permitted Distribution in Kind, such registration shall provide for resale by such partners or members, if requested by the Company Stockholder and subject to such partners or members providing such cooperation to Parent as would be required if such partners or members were Company Stockholders under this Agreement. Furthermore, Parent will assist with such Permitted Distribution in Kind in the manner reasonably requested by such Company Stockholder and in compliance with the Securities Act and the Exchange Act, as applicable. 1.3 Withdrawal Rights. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing a Shelf Offering, any Company Stockholder shall have the right to withdraw from such Shelf Offering any or all of the Registrable Securities designated by it for registration, provided that one or more Company Stockholder(s) may elect to have Parent continue a Shelf Offering if a Registrable Amount of Registrable Securities is proposed to be sold in the Shelf Offering by such Company Stockholder(s). In the event of any such withdrawal, Parent shall not include such Registrable Securities in the applicable Shelf Offering and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). If withdrawn, a demand for a Shelf Offering (other than the first Shelf Offering withdrawn following the date of this Agreement, if any (provided such Shelf Offering was withdrawn prior to the issuance of a press release announcing the launch of such Shelf Offering)) shall constitute a demand for a Shelf Offering by the Company Stockholders for purposes of Section 1.2(d). 1.4 Holdback Agreements. In connection with any Underwritten Offering in which any Company Stockholder participates, each such Company Stockholder agrees to enter into customary lock-up agreement in favor of the managing underwriter(s), restricting the sale or distribution of equity securities of Parent (including sales pursuant to Rule 144 under the Securities Act) to the extent required in writing (email being sufficient) by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the “pricing” of such Underwritten Offering and continuing for not more than the lesser of (i) the period to which Parent (subject to customary carve-outs and limitations) is restricted and (ii) (a) ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Marketed Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Marketed Underwritten Offering shall be made or (b) forty-five (45) days after the date of the “final” prospectus (or “final” prospectus supplement if the Non-Marketed Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Non- Marketed Underwritten Offering shall be made, or, in each case, such shorter period as is required by the lead managing underwriter(s). Any discretionary waiver or termination of the requirements

6 under the foregoing provisions made by Parent or applicable lead managing underwriter(s) shall apply to each Company Stockholder on a pro rata basis. 1.5 Registration Procedures. (a) If and whenever Parent is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1.2, Parent shall as expeditiously as reasonably practicable: (i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article I; provided, however, that Parent may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, Parent will furnish to the Company Stockholders which are including Registrable Securities in such registration (the “Selling Stockholders”), their counsel (which shall be one counsel for all Selling Stockholders, as designed by the Company Stockholders) and the lead managing underwriter(s) and their counsel, if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such underwriter(s) counsel, and other documents reasonably requested by such underwriter(s) counsel, including any comment letter from the Commission. Parent shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Shelf Offering to which the Company Stockholders and their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of Parent, such filing is necessary to comply with Applicable Law; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary at the sole opinion of Parent to keep such registration statement effective pursuant to the terms of this Article I, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (iii) if requested by the lead managing underwriter(s), if any, or any of the Company Stockholders, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Company Stockholders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after Parent has received such request; provided, however, that Parent shall not be required to take any actions under this Section 1.5(a)(iii) that are not, in the opinion of counsel for Parent, in compliance with Applicable Law; (iv) furnish to each Selling Stockholder and each underwriter, if any, of the securities being sold by such Selling Stockholder such number of conformed copies of such

7 registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (each, a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as each Selling Stockholder and each underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholder; provided, however, that notwithstanding the foregoing, Parent shall not be required to provide any documents or information to an underwriter or broker, sales agent or placement agent if such underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an underwriter or broker, sales agent or placement agent, as applicable; (v) use reasonable best efforts to cause such Registrable Securities to be listed on the NASDAQ Stock Market (or another national securities exchange); (vi) use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; (vii) in an Underwritten Offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and in connection therewith deliver such documents and certificates as are reasonably requested by the Company Stockholders, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made therein and to evidence compliance with any customary conditions contained in the underwriting agreement (all of the above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder); (viii) use reasonable best efforts to obtain for the Selling Stockholders and underwriter(s) (A) opinion of counsel for Parent, covering the matters customarily covered in corporate opinions and negative assurance letters requested in Underwritten Offerings and (B) “comfort” letter and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified Parent’s financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with Underwritten Offerings; (ix) make available for inspection by each Selling Stockholder or any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such Selling Stockholder or underwriter (collectively, the “Inspectors”), such financial and other records, pertinent corporate documents and instruments of Parent

8 (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of Parent and its subsidiaries (and use its reasonable best efforts to cause its auditors) to participate in customary due diligence calls and to supply all information in each case reasonably requested by any such Inspector in connection with such registration statement; provided, however, that Parent shall not be required to provide any information under this clause (ix) if (A) Parent believes, after consultation with counsel for Parent, that to do so would cause Parent to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) Parent has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) Parent reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing (email being sufficient); unless prior to furnishing any such information with respect to clause (1) or (2), such Inspector enters into a confidentiality agreement with Parent, on terms and conditions reasonably acceptable to Parent; provided, further, that each Selling Stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to Parent and allow Parent, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential; (x) as promptly as practicable notify in writing (email being sufficient) the Selling Stockholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (E) subject to the provisions of this Agreement relating to a Blackout Period, upon Parent’s knowledge of the occurrence of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any Selling Stockholder, promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such

9 Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (xi) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that Parent shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (x) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction; (xii) cooperate with each of the Selling Stockholders and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and (xiii) in a Marketed Underwritten Shelf Offering, have appropriate officers of Parent prepare and make presentations at a reasonable number of “road shows” and before analysts, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Company Stockholders and the underwriters in the offering, marketing or selling of the Registrable Securities. (b) Parent may require each Selling Stockholder and each underwriter, if any, to furnish Parent in writing such information regarding such Selling Stockholder or such underwriter and the distribution of such Registrable Securities as Parent may from time to time reasonably request in writing (email being sufficient) to complete or amend the information required by such registration statement. (c) Each Selling Stockholder agrees that upon receipt of any notice from Parent of the happening of any event of the kind described in clauses (B), (C), (D) or (E) of Section 1.5(a)(x), such Selling Stockholder shall forthwith discontinue such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.5(a)(x), or until it is advised in writing (email being sufficient) by Parent that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. (d) With a view to making available to the Company Stockholders the benefits of Rule 144 under the Securities Act, Parent shall: (i) use reasonable best efforts to make and keep public information available, as those terms are defined in Rule 144 under the Securities Act;

10 (ii) use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Exchange Act, at any time when Parent is subject to such reporting requirements; and (iii) otherwise use commercially reasonable efforts to provide such Company Stockholder with such customary assistance as is reasonably requested. 1.6 Registration Expenses. All documented, out-of-pocket expenses incident to Parent’s performance of its obligations under this Article I, including (a) all registration and filing fees, and reasonable fees and expenses associated with filings required to be made with FINRA, (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Company Stockholder) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) reasonable fees and expenses of Parent’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), and (e) expenses of Parent incurred in connection with any “road show”, shall be borne solely by Parent whether or not any registration statement is filed or becomes effective, subject to Section 1.3. In connection with Parent’s performance of its obligations under this Article I, Parent will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit). Each Company Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Company Stockholder’s Registrable Securities pursuant to any registration. Parent shall not be responsible for legal fees incurred by Company Stockholders incurred in connection with Parent’s performance of its obligations under this Article I. 1.7 Miscellaneous. (a) Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, Parent shall notify each Company Stockholder of Registrable Securities who have timely provided the requisite notice hereunder entitling such Company Stockholder to register Registrable Securities in such registration statement, of the information, documents and instruments from such Company Stockholder that Parent or any underwriter reasonably requests in connection with such registration statement, including, to the extent applicable, a questionnaire, custody agreement, power of attorney, lock-up letter (not to exceed a 90 day lock-up period) and underwriting agreement (the “Requested Information”), provided that a Company Stockholder shall not be required to sign or deliver a custody agreement or power of attorney. If Parent has not received, on or before the second (2nd) Business Day before the expected filing date, the Requested Information from such Company Stockholder, Parent may file the registration statement without including Registrable Securities of such Company Stockholder. The failure to so include in any registration statement the Registrable Securities of such Company Stockholder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of Parent to the Company Stockholders. (b) Prior to December 31, 2027, Parent shall not grant any demand, piggyback or shelf registration rights, the terms of which are senior to or conflict with the rights granted to the Company Stockholders hereunder to any other Person, without the prior written consent of the Company Stockholders holding a majority of the Registrable Securities.

11 (c) Parent will cooperate with the Company Stockholders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of book entries representing Shares to be sold or distributed by any Company Stockholder pursuant to any registration statement or sold pursuant to Rule 144 under the Securities Act, including Parent causing any restrictive legend on any Shares relating to securities law transfer restrictions to be removed, including using its reasonable best efforts to cause an opinion of Parent’s counsel be provided in connection therewith, and using its reasonable best efforts to cause the Parent’s transfer agent to issue such Shares in such names as such Company Stockholder or managing underwriter(s) may request, if (i) such Shares are sold or distributed pursuant to any registration statement, (ii) such Shares are registered for resale under the Securities Act, (iii) upon a Permitted Distribution in Kind that occurs at least six (6) months after the date of this Agreement, (iv) upon request of any Company Stockholder in connection with any sale or other disposition of the Shares by such Company Stockholder pursuant to Rule 144 within one (1) trading day of any such request therefor from such Company Stockholder, or (v) the Shares can be sold, assigned or transferred pursuant to Rule 144 without restriction, provided that in each case, Parent and Parent’s transfer agent have timely received from such Company Stockholder customary representations and documentation reasonably acceptable to Parent and Parent’s transfer agent in connection therewith. Parent shall be responsible for the fees of Parent’s transfer agent and counsel and all Depository Trust Company fees associated with such issuance. 1.8 Registration Indemnification. (a) Parent agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Stockholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Stockholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners and agents of each such controlling Person, from and against all losses, claims, damages, liabilities, costs, out-of-pocket expenses (including reasonable and documented attorneys’ fees and expenses) and amounts paid in settlement (collectively, the “Losses”), as incurred, resulting from any untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, Free Writing Prospectus, any a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing- the-Waters Communication”) prepared or authorized by the Company or any road show as defined in Rule 433(h) under the Securities Act or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by any information furnished in writing to Parent by any Selling Stockholder expressly for use therein. (b) In connection with any registration statement in which a Selling Stockholder is participating, each such Selling Stockholder shall indemnify Parent, its directors, officers, stockholders, employees, managers, partners and agents, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Parent, from and against all Losses, as incurred, resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, Free Writing Prospectus, Written

12 Testing-the-Waters Communication or any road show as defined in Rule 433(h) under the Securities Act or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding such Selling Stockholder furnished to Parent by such Selling Stockholder expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Stockholders shall be liable under this Section 1.8(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability. (c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis. (d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there are defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either of which events the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable and documented fees and expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party, unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure

13 to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnifying party shall be solely liable. (e) The indemnification provided for under this Agreement shall survive the sale of the Registrable Securities and the termination of this Agreement. (f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Stockholder shall be required to make a contribution in excess of the net proceeds received by such Selling Stockholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation. 1.9 Lock-Up. (a) Notwithstanding anything in this Agreement to the contrary, each Company Stockholder agrees that it shall not Transfer any Lock-up Shares prior to the end of the applicable Lock-up Period (the “Lock-up”). (b) Notwithstanding the provisions set forth in this Section 1.9, each Company Stockholder may Transfer the Lock-up Shares during the Lock-up Period (i) to another corporation, partnership, limited liability company, trust, syndicate, association or other business entity that controls, is controlled by or is under common control or management with the Company Stockholder, (ii) to a charitable organization or other Person as a gift, (iii) in a Permitted Distribution in Kind, (iv) pursuant to a pledge of the Parent Shares, or indirectly pursuant to a pledge of the equity interests of the entity that directly owns the applicable Parent Shares, in connection with any Permitted Loan (it being agreed that any foreclosure under such Permitted Loan on any pledged Parent Shares and any subsequent transfer of the Parent Shares by any lender or agent under such Permitted Loan shall not be deemed to violate this Section 1.9), (v) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by Parent’s board of directors or a duly authorized committee thereof or other similar transaction which results in all of Parent’s stockholders having the right to exchange their Parent Shares for

14 cash, securities or other property subsequent to the Closing Date or (vi) to a sovereign wealth fund approved by Parent (collectively, “Permitted Transferee”). The parties acknowledge and agree that any Permitted Transferee of a Company Stockholder shall be subject to the transfer restrictions set forth in this Section 1.9(b) with respect to the Lock-Up Shares upon and after acquiring such Lock- Up Shares. ARTICLE II FINANCING COOPERATION 2.1 Cooperation. (a) The Parent shall (and shall cause its Subsidiaries to) use commercially reasonable efforts, at the sole expense of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, to provide such person with customary cooperation reasonably requested by such person in connection with any Permitted Loan. (b) Notwithstanding the foregoing, (i) such requested cooperation shall not unreasonably disrupt or interfere with the ongoing business or operations of the Parent or its Subsidiaries, (ii) neither the Parent nor any of its Subsidiaries shall be required to bear any cost or out-of-pocket expense, pay any commitment or other fee or agree to provide any indemnity in connection with any actions described in this Article II, (iii) neither the Parent nor any of its Subsidiaries shall be required take any action that would conflict with or violate or result in a default or breach under any provision of any of their respective governing or constituent documents or any Applicable Law or any material binding agreements, (iv) neither the Parent nor any of its Subsidiaries shall be required take any action that would subject any of the Parent’s or its Subsidiaries’ respective directors, managers, officers or employees to any personal liability (as opposed to liability in his or her capacity as a director, manager, officer or employee of such person), and (v) the Parent shall not be obliged to provide any information which (A) would result in the loss or waiver of any attorney-client privilege of the Parent or any of its Subsidiaries or (B) would contravene any Applicable Law (provided that the Parent shall use commercially reasonable efforts to make substitute arrangements or permit such disclosure in a manner that would not result in the loss or waiver of any such attorney-client privilege). 2.2 Expenses. Each of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, shall indemnify, defend and hold harmless each of the Parent and its Subsidiaries from and against any and all liabilities, losses, damages, claims, costs and expenses suffered or incurred by them in connection with their performance of their respective obligations under this Article II with respect to such party requesting cooperation and the provision of any information utilized in connection therewith (other than information provided by or on behalf of the Parent or any of its Subsidiaries), in each case, other than to the extent any of the foregoing was suffered or incurred as a result of the bad faith, gross negligence or willful misconduct by, the Parent, any of its Subsidiaries or any of their respective representatives (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Each of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, shall, promptly upon written request of the Parent, reimburse the Parent and its Subsidiaries for all reasonable and documented out-of-pocket fees, costs and expenses incurred by

15 the Parent or any of its Subsidiaries in connection with the cooperation required by this Article II with respect to such party. ARTICLE III INFORMATION RIGHTS 3.1 Information Rights. Subject to and without limiting any rights of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates under the constituent documents of Parent or Applicable Law, ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates acknowledges and agrees that, from and after the First Effective Time (as defined in the Merger Agreement) and until such time as neither ECP ControlCo nor the ECP GPs nor any Affiliated Fund nor any of their Affiliates are a direct or indirect owner of at least 2% of the outstanding Parent Shares, Parent shall provide, and shall cause its Affiliates to provide, to ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates at the reasonable request of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates: (a) within ninety (90) days after the end of each fiscal year of Parent, (i) an audited, consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year, (ii) an audited, consolidated income statement of Parent and its Subsidiaries for such fiscal year, (iii) an audited, consolidated statement of cash flows of Parent and its Subsidiaries for such fiscal year and (iv) an audited, consolidated statement of equity of Parent and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, Parent files its Annual Report on Form 10-K for the applicable fiscal year with the Commission; (b) within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Parent, (i) an unaudited, consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal quarter, (ii) an unaudited, consolidated income statement of Parent and its Subsidiaries for such fiscal quarter, (iii) an unaudited, consolidated statement of cash flows of Parent and its Subsidiaries for such fiscal quarter and (iv) an unaudited, consolidated statement of equity of Parent and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if, on or prior to such date, Parent files its Quarterly Report on Form 10-Q for the applicable fiscal year with the Commission; and (c) annual consolidated budgets, quarterly financial operating and capital expenditure reports, in each case, to the extent prepared by Parent in the ordinary course of business (excluding, for the avoidance of doubt, plant level detail); provided, that Parent shall not be obligated to provide such access or materials if Parent determines, in its reasonable judgment (after consultation with outside legal counsel), that doing so would (w) violate Applicable Law, an applicable order or a contract or obligation of confidentiality owing to a third party, (x) result in a waiver of the attorney-client privilege by Parent or any of its Subsidiaries, (y) result in the disclosure of competitively sensitive information of Parent or any of its Subsidiaries to ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates (as determined in the reasonable sole discretion of Parent) or (z) cause ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates to be considered by FERC to be an “affiliate” pursuant to the FPA (such clauses (w) to (z), the “Disclosure Exceptions”);

16 provided, in each case, that Parent shall, and shall cause its Affiliates to, use commercially reasonable efforts to provide such access or materials (or any portion thereof) to ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates in a manner that would not otherwise result in the circumstances described in clauses (w) through (z) hereof. ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates agrees that Parent shall not be obligated to provide any such information under this Section 3.1 or Section 3.2 below clause (c) unless ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates enters into a written agreement with Parent, providing for customary confidentiality obligations on terms reasonably acceptable to Parent with respect to such information. For the avoidance of doubt, without prejudice to any rights of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates under the constituent documents of Parent, Applicable Law or any other contract, nothing in this provision entitles ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates to any voting rights, veto rights or consent rights to any actions of Parent and its Subsidiaries. 3.2 Inspection Rights. So long as ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates is a direct or indirect owner of at least 2% of the outstanding Parent Shares, upon reasonable advance notice and during normal business hours, but in no event more than one (1) time per fiscal quarter, ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates shall have the right to hold a meeting by teleconference or videoconference with, and Parent shall provide and ensure that ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates have reasonable access to, officers and senior management of Parent and its Subsidiaries in respect of the business, operations and affairs of Parent and its Subsidiaries; provided, that Parent shall not be obligated to provide such access if Parent determines, in its reasonable judgment (after consultation with outside legal counsel), that there is a Disclosure Exception. ARTICLE IV DEFINITIONS 4.1 Defined Terms. Capitalized terms when used in this Agreement have the following meanings: “Affiliate” means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), including (a) for the avoidance of doubt, if such specified Person is an investment fund, any other investment fund, the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof, and (b) if such specified Person is a natural Person, any family member of such natural Person. “Controlled” and “controlling” shall be construed accordingly. Notwithstanding the foregoing, for all purposes of this Agreement, in no event shall an Affiliate of ECP ControlCo, the ECP GPs and any Affiliated Fund include any portfolio companies, directly or indirectly, owned, managed, or controlled by

17 investment funds managed or advised by any of ECP ControlCo, the ECP GPs and any Affiliated Fund. “Affiliated Fund” means, (i) any fund controlled directly or indirectly by any of the ECP GPs or ECP ControlCo, (ii) any investment fund, continuation fund or other vehicle or account managed by ECP Management LP, or otherwise sponsored or controlled, directly or indirectly, by ECP ControlCo or its Affiliates and (iii) any investment vehicle or other arrangement investing on a parallel basis with or in lieu of any entity described in clause (ii). “Agreement” has the meaning set forth in the preamble. “Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business. “Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” shall have the corresponding meanings. “Blackout Period” means a period of up to 60 days in the event that Parent determines in good faith (after consultation with outside counsel) that the registration or sale of Registrable Securities would (a) reasonably be expected to materially adversely affect or materially interfere with any material proposed acquisition, disposition, financing or other material transaction under consideration by Parent or (b) require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect Parent; provided that a Blackout Period may not occur more than twice in any period of 12 consecutive months and no more than 60 days in a 180 day period. For the avoidance of doubt, a Blackout Period shall expire when the conditions in the foregoing clauses (a) or (b), as applicable, cease to be true. “Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday. “Closing” has the meaning set forth in the Merger Agreement. “Closing Date” has the meaning set forth in the Merger Agreement. “Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act. “Company” has the meaning set forth in the preamble. “Demanding Shareholders” means (a) ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates who Beneficially Own Parent Shares, (b) AI Holdings (BVI) L.P. (“Access”) and (c) CPPIB Calpine Canada Inc. (“CPP”). “ECP III GP” means Energy Capital Partners III, LLC, a Delaware limited liability company.

18 “ECP IV GP” means Energy Capital Partners IV, LLC, a Delaware limited liability company. “ECP Calpine GP” means ECP Calpine GP, LLC, a Delaware limited liability company. “ECP ControlCo” means ECP ControlCo, LLC, a Delaware limited liability company. “ECP GPs” means, collectively, ECP III GP, ECP IV GP and ECP Calpine GP. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “FERC” means the United States Federal Energy Regulatory Commission or any successor agency. “Form S-3” has the meaning set forth in Section 1.2(a). “FPA” means the Federal Power Act. “Free Writing Prospectus” has the meaning set forth in Section 1.5(a)(iv). “Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or applicable exchange or self- regulatory organization, including FINRA. “Inspectors” has the meaning set forth in Section 1.5(a)(ix). “Joinder Agreement” means a joinder agreement, a form of which is attached as Exhibit A to this Agreement. “Law” means any federal, state, provincial, local, municipal, foreign, international, multinational or other order, judgment, decree, constitution, law, ordinance, regulation, statute, treaty, writ, injunction, or any policy, guideline, notice or protocol, in each case, to the extent that it has the force of law. “Lock-up” has the meaning set forth in Section 1.9(a). “Lock-up Period” shall mean, without Parent’s prior written consent, the period beginning on the Closing Date and ending on June 30, 2027, provided that (i) on June 30, 2026, the Lock-up Period shall expire with respect to 50% of the aggregate number of Shares acquired by each Company Stockholders at Closing, and (ii) on June 30, 2027, the Lock-up Period shall expire with respect to all remaining Shares acquired by the Company Stockholders at Closing. “Lock-up Shares” shall mean Parent Shares held by the Company Stockholders immediately following the Closing (other than Parent Shares and any other equity securities convertible into or exercisable or exchangeable for Parent Shares acquired pursuant to open market purchases or in privately negotiated transactions subsequent to the Closing) and any Parent Shares transferred by a Company Stockholder in accordance with Section 1.9(b).

19 “Losses” has the meaning set forth in Section 1.8(a). “Marketed Underwritten Shelf Offering” means any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by Parent and the underwriters. “Merger Agreement” has the meaning set forth in the recitals. “Mergers” has the meaning set forth in the Merger Agreement. “Non-Marketed Underwritten Shelf Offering” means any Shelf Offering that is an Underwritten Offering but is not a Marketed Underwritten Shelf Offering (including, for the avoidance of doubt, any such Shelf Offering that includes a customary pre-marketing confidential wall-cross process that is not a Marketed Underwritten Shelf Offering). “Other Demanding Sellers” has the meaning set forth in Section 1.1(b). “Other Proposed Sellers” has the meaning set forth in Section 1.1(b). “Permitted Distribution in Kind” shall mean a distribution by a Company Stockholder of Parent Shares held by such Company Stockholder or its Permitted Transferees to the members, shareholders, partners or other direct or indirect holders of interests in such Company Stockholder. “Permitted Loan” means a bona fide financing arrangement of ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, with respect to Parent Shares owned by such party, in each case, in the nature of a margin loan, back-leveraged debt, net asset value loan or equity financing or similar arrangement and entered into with a third party, nationally-recognized financial institution in the business of providing the financing of the applicable nature; provided that the initial loan-to-value ratio (and not for the avoidance of doubt margin call and other loan-to-value ratios customary for such financings) with respect to any such financing arrangement does not exceed 20.0% of the value of the Parent Shares that constitute the underlying value for such financing plus the value of the other eligible assets that are included in the applicable financing and that any such financing arrangement is recourse only to ECP ControlCo, the ECP GPs, any Affiliated Fund or any of their Affiliates or Access or CPP, as applicable, and/or its assets and not to the Parent or its Subsidiaries. “Permitted Transferee” has the meaning set forth in Section 1.9(b). “Parent Shares” has the meaning set forth in the recitals. “Person” means any natural person or any corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority. “Piggyback Notice” has the meaning set forth in Section 1.1(a). “Piggyback Registration” has the meaning set forth in Section 1.1(a).

20 “Piggyback Seller” has the meaning set forth in Section 1.1(a). “Records” has the meaning set forth in Section 1.5(a)(ix). “Registrable Amount” means a number of Registrable Securities having an aggregate value of at least $50 million (based on the anticipated offering price (as reasonably determined in good faith by Parent)), without regard to any underwriting discount or commission. “Registrable Securities” means the Shares and any shares of Parent Shares received in respect of the Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction; provided that any such Shares shall cease to be Registrable Securities upon the earliest of (i) when they are sold by the Company Stockholders pursuant to an effective registration statement under the Securities Act, (ii) when they have been sold by the Company Stockholders pursuant to Rule 144, and (iii) when they shall have ceased to be outstanding. “Requested Information” has the meaning set forth in Section 1.7(a). “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Selling Stockholder” has the meaning set forth in Section 1.2(a)(i). “Shares” has the meaning set forth in the recitals. “Shelf Offering” has the meaning set forth in Section 1.2(d). “Shelf Registration Statement” has the meaning set forth in Section 1.2(a). “Subsidiary” means, as to any Person, any other Person, in which such first Person (i) owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, equity securities, profits interest or capital interest or (ii) is entitled to elect at least a majority of the board of directors, board of managers or similar governing body. “Take-Down Notice” has the meaning set forth in Section 1.2(d). “Transfer” shall mean directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a Person or any interest (including a beneficial interest or an economic entitlement) in, or the ownership, control or possession of, any interest owned by a Person, by operation of law or otherwise. “Underwritten Offering” means a sale of securities of Parent to an underwriter or underwriters for reoffering to the public.

21 “Written Testing-the-Waters Communication” has the meaning set forth in Section 1.8(a). 4.2 Interpretation. Whenever used herein, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. The word “or” shall not be exclusive but shall mean “and/or” except where the context shall otherwise require. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. If, and as often as, there is any change in the outstanding shares of Parent Shares by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. No rule of construction against the drafting Person shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. ARTICLE V MISCELLANEOUS 5.1 Term. This Agreement will be effective as of the Closing Date and shall terminate on the date when the Company Stockholders cease to Beneficially Own any Registrable Securities, or, with respect to any individual Company Stockholder (x) on the date after the Lock- up Period when such Company Stockholder and its Affiliates cease to Beneficially Own at least 1% of the then outstanding Parent Shares in the aggregate or (y) by written notice at any time by such Company Stockholder to Parent[; provided that any such Company Stockholder shall not sell any Shares during any Blackout Period pending at the time of such termination; provided further, if the Closing Date is (i) on or prior to January 31, 2026, then this Agreement shall be of no force or effect with respect to Access or (ii) after January 31, 2026, then this Agreement shall terminate with respect to Access upon the earlier of termination in accordance with the first sentence of this Section 5.1 and December 31, 2026]. Notwithstanding the foregoing, Section 1.8, Section 1.9 and Articles II, IV and V shall survive any termination.

22 5.2 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed email transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows: (a) If to any Company Stockholder, to the address set forth on such Company Stockholder’s signature page attached hereto or in the relevant Joinder Agreement. (b) if to Parent, to: [  ] E-mail: [  ] Attention: [  ] with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 Email: andrew.calder@kirkland.com douglas.bacon@kirkland.com matt.pacey@kirkland.com Attention: Andrew T. Calder, P.C. Douglas E. Bacon, P.C. Matthew R. Pacey, P.C. and Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Email: david.feirstein@kirkland.com Attention: David B. Feirstein, P.C. 5.3 Amendments and Waivers. Other than as a result of the execution and delivery of a Joinder Agreement, no provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) Parent and (ii) any Company Stockholder(s) and its Affiliates that at the time of such amendment or modification collectively owns at least a majority of the Registrable Securities remaining on the date of such amendment or modification; provided, however, that notwithstanding the foregoing, any amendment hereto that adversely affects a Company Stockholder, solely in its capacity as a holder of Registrable Securities (including, without limitation, Section 1.9 of this Agreement or the definitions of “Lock- up Period” or “Lock-up Shares”), shall require the consent of the Company Stockholder so affected. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and

23 remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. 5.4 Assigns and Transferees. Any Company Stockholder may initially assign all or a portion of its rights hereunder to any Person to which such Company Stockholder has transferred all or any of its Registrable Securities, provided that such transferee shall only be admitted as a party hereunder and become a Company Stockholder upon its execution and delivery of a Joinder Agreement; whereupon such Person shall be treated as a Company Stockholder for all intents and purposes of this Agreement, with the same rights, benefits and obligations hereunder as such transferring Company Stockholder with respect to the transferred Registrable Securities. Notwithstanding the foregoing, no Company Stockholder hereunder may transfer Registrable Securities, or its rights, benefits and obligations hereunder, to any Person who is not an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act), and such transferee will provide such customary representations and warranties as may be reasonably required by Parent to that effect. Except as provided in the preceding two sentences, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 5.4 shall be void. 5.5 Severability. It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made. 5.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other Applicable Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. 5.7 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Merger Agreement (including the Disclosure Schedule and Exhibits thereto, and together with the other instruments referred to therein), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. 5.8 APPLICABLE LAW; JURISDICTION OF DISPUTES. THIS AGREEMENT AND ALL LITIGATION, CLAIMS, ACTIONS, SUITS, HEARINGS OR PROCEEDINGS (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE AND WHETHER BASED ON

24 CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF PARENT OR ANY COMPANY STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED THAT, IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT) IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED THAT, IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, SUCH ACTION MAY BE BROUGHT IN ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT); PROVIDED THAT EACH OF THE PARTIES SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN ANY OTHER COURT OR JURISDICTION. 5.9 WAIVER OF JURY TRIAL. EACH OF PARENT AND EACH COMPANY STOCKHOLDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR ANY COMPANY STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. 5.10 Specific Performance. The parties hereto agree that monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is expressly agreed that the parties hereto shall be entitled to seek equitable relief, including injunctive relief and specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at Law or in equity.

25 5.11 No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided that the Persons indemnified under Section 1.8 are intended third party beneficiaries of Section 1.8. 5.12 No Recourse. No Person who is not party to this Agreement, including any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to any of the foregoing (a “Nonrecourse Party”) shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, other than in the case of fraud. To the maximum extent permitted by Law, each party hereby waives and releases all such claims, causes of action, obligations, or liabilities against any Nonrecourse Parties. 5.13 Expenses. If within 90 days after the Closing, Parent notifies in writing (email being sufficient) the Stockholders’ Representative (as defined in the Merger Agreement) of additional Company Expenses (as defined in the Merger Agreement), accompanied by documents reasonably requested by the Stockholders’ Representative to evidence such Company Expenses, that were not paid at the Closing or otherwise accounted for in computation of the Aggregate Cash Consideration (as defined in the Merger Agreement) under the Merger Agreement (the “Outstanding Company Expenses”), the Stockholders’ Representative for the account of [the former limited partners of Volt Parent, LP] agrees to reimburse Parent reasonably promptly for any such Outstanding Company Expenses. [The remainder of this page left intentionally blank.]

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written. [  ] By: ________________________________ Name: Title: Address for Notices: [  ] Email: [  ] Attention: [  ] with a copy (which shall not constitute notice) to: [  ] Email: [  ] Attention: [  ]

[Signature Page to Registration Rights Agreement] IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written. [  ] By: ________________________________ Name: Title: Address for Notices: [  ] Email: [  ] Attention: [  ] with a copy (which shall not constitute notice) to: [  ] Email: [  ] Attention: [  ]

EXHIBIT A FORM OF JOINDER AGREEMENT This REGISTRATION RIGHTS AGREEMENT JOINDER (“Joinder”), dated [  ], is executed by [  ] (the “Transferee”) and by [  ] (the “Transferor”) pursuant to the terms of the Registration Rights Agreement, dated as of [  ], by and among [  ], a Pennsylvania corporation, and each of the persons whose name appears on the signature pages thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Registration Rights Agreement. 1. Acknowledgment. Transferee and Transferor each acknowledge that Transferee is acquiring Parent Shares from Transferor, upon the terms and subject to the conditions of the Registration Rights Agreement. Transferee hereby further acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems necessary to review in order to enter into this Joinder, and hereby acknowledges and agrees to join and become a party to the Registration Rights Agreement and to be bound by the terms, conditions, covenants, agreements, representations, warranties, acknowledgements and other provisions of the Registration Rights Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein as a party and as if such party executed the Registration Rights Agreement on the date thereof. 2. Assignment. Transferor hereby assigns its rights under the Registration Rights Agreement as follows: a) Transferor assigns all rights with respect to the Parent Shares under the Registration Rights Agreement to Transferee. b) Transferor and Transferee each confirm that Transferee is a Permitted Transferee and that Transferor and Transferee have each provided notice of this assignment to Parent pursuant to Section 5.2 of the Registration Rights Agreement. 3. Authority. Transferee represents and warrants on and as of the date hereof that it has organizational power and authority to execute, deliver and perform its obligations under this Joinder, and all organizational action required to be taken by it for the due and proper authorization, execution, delivery and performance of this Joinder and the consummation of the transactions contemplated hereby has been duly and validly taken; this Joinder has been duly authorized, executed and delivered by Transferee. 4. Full Force and Effect of Registration Rights Agreement. This Joinder does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parities under the Registration Rights Agreement. The parties hereto acknowledge and agree that all of the provisions of the Registration Rights Agreement shall remain in full force and effect. 5. Counterparts. This Joinder may be signed in one or more counterparts (which may be delivered in original form or telecopier), each of which when so executed shall constitute an original and all of which together shall constitute one and the same instrument.

6. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof. 7. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below. [SIGNATURE PAGE FOLLOWS]

TRANSFEROR [________________________________] _________________________________ By: Title: TRANSFEREE [________________________________] _________________________________ By: Title: Address for Notices: [  ] Email: [  ] Attention: [  ] with a copy (which shall not constitute notice) to: [  ] Email: [  ] Attention: [  ]

I-1 EXHIBIT I ARTICLE I REGISTRATION Section 1.1 Shelf Registration Statement. 1.1.1 As used herein, “Shelf Registration Statement” means the registration statement required to be filed by Parent under the Securities Act as set forth in Section 8.18 of the Agreement. Capitalized terms used in this Exhibit but not defined have the same meaning in this Exhibit as in the Agreement. 1.1.2 Subject to Section 1.1.3 of this Exhibit, Parent will use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) three (3) years from the filing thereof and (ii) the Specified Stockholders cease to Beneficially Own any Registrable Securities. 1.1.3 Notwithstanding anything to the contrary contained in this Exhibit, Parent shall be entitled, from time to time, by providing written notice to the Specified Stockholders whose Registrable Securities are registered under the Shelf Registration Statement, to require such Specified Stockholder to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period, Parent shall deliver to such Specified Stockholder a certificate signed by the chief executive officer, the chief financial officer or the general counsel of Parent certifying that, in the good faith judgment of Parent, the conditions described in the definition of Blackout Period are met. After the expiration of any Blackout Period and without any further request from a Specified Stockholder, Parent to the extent necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent shall promptly provide written notice to the Specified Stockholders whose Registrable Securities are registered under the Shelf Registration Statement of the expiration of any Blackout Period. Section 1.2 Registration Procedures. 1.2.1 If and whenever Parent is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 8.18(a) of the Agreement, Parent shall use reasonable best efforts to: (i) prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article I and Section 8.18 of the Agreement; provided, however, that Parent may discontinue any registration of its

I-2 securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, Parent will furnish to counsel (which shall be White & Case LLP or such other counsel for all Selling Stockholders, as designated by the Class B Majority) (“Selling Stockholders Counsel”) for the Specified Stockholders which are including Registrable Securities in such registration (the “Selling Stockholders”) copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of Selling Stockholders Counsel, and other documents reasonably requested by Selling Stockholders Counsel, including any comment letter from the Commission; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary at the sole opinion of Parent to keep such registration statement effective pursuant to the terms of this Article I, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (iii) if requested by any of the Specified Stockholders, promptly include in a prospectus supplement or post-effective amendment such information as such Specified Stockholders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after Parent has received such request; provided, however, that Parent shall not be required to take any actions under this Section 1.2.1(iii) that are not, in the opinion of counsel for Parent, in compliance with Applicable Law; (iv) furnish to each Selling Stockholder such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (each, a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as each Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholder; (v) use reasonable best efforts to cause such Registrable Securities to be listed on the NASDAQ Stock Market (or another national securities exchange); (vi) use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; (vii) as promptly as practicable notify in writing (email being sufficient) the Selling Stockholders Counsel of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing

I-3 Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (E) subject to the provisions of this Exhibit relating to a Blackout Period, upon Parent’s knowledge of the occurrence of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any Selling Stockholder, promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (viii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that Parent shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (x) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction; and (ix) cooperate with each of the Selling Stockholders and their respective counsel in connection with any filings required to be made with FINRA. 1.2.2 Parent may require each Selling Stockholder required to be named in the Shelf Registration Statement on an individual basis, as a condition to its participating in the Shelf Registration Statement, to furnish Parent in writing such information regarding such Selling Stockholder and the distribution of such Registrable Securities as Parent may from time to time reasonably request in writing (email being sufficient) to complete or amend the information required by such registration statement.

I-4 1.2.3 Each Selling Stockholder agrees that upon receipt of any notice from Parent of the happening of any event of the kind described in clauses (B), (C), (D) or (E) of Section 1.2.1(vii), such Selling Stockholder shall forthwith discontinue such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.2.1(vii), or until it is advised in writing (email being sufficient) by Parent that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. 1.2.4 With a view to making available to the Specified Stockholders the benefits of Rule 144 under the Securities Act, Parent shall: (i) use reasonable best efforts to make and keep public information available, as those terms are defined in Rule 144 under the Securities Act; (ii) use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Exchange Act, at any time when Parent is subject to such reporting requirements; and (iii) otherwise use commercially reasonable efforts to provide such Specified Stockholder with such customary assistance as is reasonably requested. Section 1.3 Registration Expenses. All documented, out-of-pocket expenses incident to Parent’s performance of its obligations under this ARTICLE I, including (a) all registration and filing fees, and reasonable fees and expenses associated with filings required to be made with FINRA, (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Specified Stockholder) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) reasonable fees and expenses of Parent’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), and (e) reasonable and documented fees and disbursements of Selling Stockholders Counsel (not to exceed $150,000), shall be borne solely by Parent whether or not any registration statement is filed or becomes effective. In connection with Parent’s performance of its obligations under this ARTICLE I, Parent will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit). Each Specified Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Specified Stockholder’s Registrable Securities pursuant to any registration. Section 1.4 Miscellaneous. 1.4.1 Not less than twenty (20) Business Days before the expected filing date of each registration statement pursuant to this Exhibit, Parent shall notify each Specified Stockholder of the information, documents and instruments from such Specified Stockholder that Parent reasonably requests in connection with such registration statement, including, to the extent applicable, a questionnaire.

I-5 1.4.2 In connection with (i) any Shares to be sold or transferred by any Specified Stockholder pursuant to Rule 144 or Rule 144A promulgated under the Securities Act or any other rule or regulation of the SEC that may at such time permit a Specified Stockholder to sell securities of Parent without registration (and upon delivery by such Specified Stockholder to Parent, in form and substance reasonably satisfactory to Parent, of representation letters regarding such Specified Stockholder’s compliance with Rule 144 or Rule 144A, as may be applicable), (ii) any Shares sold or transferred by any Specified Stockholder pursuant to an effective registration statement, or (iii) the effectiveness under the Securities Act of a Registration Statement covering the resale of such Shares (and the delivery by the applicable Specified Stockholder to Parent of a representation and/or “will comply” letter, as applicable, certifying that, among other things, such Specified Stockholder will only transfer such Shares pursuant to such effective Registration Statement and will, upon request following any lapse of effectiveness of such Registration Statement, cooperate with Parent to have any then-applicable restrictive legends reincluded on such Shares), then Parent shall, to the extent allowed by Applicable Law, promptly following such request and delivery of such information described above (but no later than two (2) Business Days following such request and delivery of information), as applicable, take any and all commercially reasonable action necessary or reasonably requested by such Specified Stockholder to permit or facilitate such sale or transfer, including, without limitation, at the sole expense of Parent, by (a) issuing such directions to any transfer agent, registrar or depositary, as applicable, (b) delivering such opinions to the transfer agent, registrar or depositary as are customary for a transaction of this type and are reasonably requested by the same and (c) taking or causing to be taken such other actions as are reasonably necessary to cause any legends, notations or similar designations restricting transferability of the Shares held by such Specified Stockholder to be removed and to rescind any transfer restrictions with respect to such Shares. Additionally, one year after the Closing, Parent shall take all actions reasonably necessary, upon receipt of any representation letters or documentation from the Specified Stockholders as reasonably requested by Parent, to cause any legends, notations or similar designations restricting transferability of the Shares held by any such Specified Stockholder that is not an affiliate of Parent to be removed and to rescind any transfer restrictions. Section 1.5 Registration Indemnification. 1.5.1 Parent agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Stockholder, from and against all losses, claims, damages, liabilities, costs, out- of-pocket expenses (including reasonable and documented attorneys’ fees and expenses) and amounts paid in settlement (collectively, the “Losses”), as incurred, resulting from any untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by any information furnished in writing to Parent by any Selling Stockholder expressly for use therein. 1.5.2 In connection with any registration statement in which a Selling Stockholder is participating, each such Selling Stockholder who is individually named in the prospectus shall indemnify Parent, its directors, officers, stockholders, employees, managers, partners and agents,

I-6 and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Parent, from and against all Losses, as incurred, resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding such Selling Stockholder furnished to Parent by such Selling Stockholder expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Stockholders shall be liable under this Section 1.5.2 for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability. 1.5.3 Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis. 1.5.4 In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there are defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either of which events the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable and documented fees and expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party, unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or

I-7 plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnifying party shall be solely liable. 1.5.5 The indemnification provided for under this Exhibit shall survive the sale of the Registrable Securities and the termination of this Exhibit. 1.5.6 If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Stockholder shall be required to make a contribution in excess of the net proceeds received by such Selling Stockholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation. ARTICLE II DEFINITIONS Section 2.1 Defined Terms. Capitalized terms when used in this Exhibit have the following meanings: “Affiliate” means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), including if such specified Person is a natural Person, any family member of such natural Person. “Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business.

I-8 “Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” shall have the corresponding meanings. “Blackout Period” means a period of up to 60 days in the event that Parent determines in good faith (after consultation with outside counsel) that the registration or sale of Registrable Securities would (i) reasonably be expected to materially adversely affect or materially interfere with any material proposed acquisition, disposition, financing or other material transaction under consideration by Parent or (ii) require disclosure of material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect Parent; provided that a Blackout Period may not occur more than twice in any period of 12 consecutive months and no more than 60 days in a 180 day period. For the avoidance of doubt, a Blackout Period shall expire when the conditions in the foregoing clauses (i) or (ii), as applicable, cease to be true. “Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday. “Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Free Writing Prospectus” has the meaning set forth in Section 1.2.1(iv). “Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or applicable exchange or self- regulatory organization, including FINRA. “Law” means any federal, state, provincial, local, municipal, foreign, international, multinational or other order, judgment, decree, constitution, law, ordinance, regulation, statute, treaty, writ, injunction, or any policy, guideline, notice or protocol, in each case, to the extent that it has the force of law. “Losses” has the meaning set forth in Section 1.5.1. “Person” means any natural person or any corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority. “Registrable Securities” means the shares of common stock of Parent, no par value (the “Parent Shares” and any such Parent Shares delivered to the Specified Stockholders, the “Shares”), delivered to the Specified Stockholders as part of the consideration for the Mergers and any Parent Shares received in respect of the Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction; provided that any such Shares shall cease to be Registrable Securities upon the earliest of (i) when they are sold by the Specified Stockholders pursuant to an effective registration statement under the Securities Act, (ii) when they have been

I-9 sold or disposed of by the Specified Stockholders pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security restricting transfer of such Registrable Security has been removed, and (iii) when they shall have ceased to be outstanding. “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act. “Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Selling Stockholder” has the meaning set forth in Section 1.2(a)(i). ARTICLE III MISCELLANEOUS Section 3.1 Term. This Exhibit will be effective as of the Closing Date and shall terminate on the date when the Specified Stockholders cease to beneficially own any Registrable Securities or with respect to any individual Specified Stockholder, by written notice at any time by such Specified Stockholder to Parent; provided that any such Specified Stockholder shall not sell any Shares during any Blackout Period pending at the time of such termination. Notwithstanding the foregoing, Section 1.5, and Articles II and III shall survive any termination. Section 3.2 Amendments and Waivers. No provision of this Exhibit may be amended or modified unless such amendment or modification is in writing and signed by (a) Parent and (b) any Specified Stockholder(s) and its Affiliates that at the time of such amendment or modification collectively owns at least a majority of the Registrable Securities remaining on the date of such amendment or modification. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. Section 3.3 Entire Agreement. This Exhibit (including the documents and the instruments referred to in this Exhibit), together with the Merger Agreement (including the Disclosure Schedule and Exhibits thereto, and together with the other instruments referred to therein), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among Parent and the Specified Stockholders with respect to the subject matter of this Exhibit. Section 3.4 Specific Performance. The parties hereto agree that monetary damages would not be an adequate remedy in the event that any of the provisions of this Exhibit were not performed in accordance with their specific terms. It is expressly agreed that the parties hereto shall be entitled to seek equitable relief, including injunctive relief and specific performance of the

I-10 terms hereof, this being in addition to any other remedies to which they are entitled at Law or in equity. Section 3.5 No Third Party Beneficiaries. Nothing in this Exhibit shall confer any rights upon any Person other than Parent and the Specified Stockholders, and each such party’s respective heirs, successors and permitted assigns; provided that the Persons indemnified under Section 1.5 are intended third party beneficiaries of Section 1.5.